As filed with the Securities and Exchange Commission on June 7, 2011

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nuveen Long/Short Commodity Total Return Fund

(Exact name of Registrant as specified in its charter)

Delaware	6799	45-2470177
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

333 West Wacker Drive, Suite 3300

Chicago, Illinois 60606

(877) 827-5920

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Gifford R. Zimmerman

Nuveen Commodities Asset Management, LLC

Chief Administrative Officer

333 West Wacker Drive, Suite 3300

Chicago, Illinois 60606

(877) 827-5920

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Donald S. Weiss, Esq. Stacy H. Winick, Esq. K&L Gates LLP 70 West Madison Street Chicago, Illinois 60602 (312) 372-1121

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer (Do not check if a smaller reporting company) ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Units of Beneficial Interest (“Shares”) of Nuveen Long/Short Commodity Total Return Fund	1,000,000 Shares	$25.00	$25,000,000	$2,902.50

(1)	Estimated solely for the purpose of calculating the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

[            ] Shares

Nuveen Long/Short Commodity Total Return Fund

$25.00 per Share

The Nuveen Long/Short Commodity Total Return Fund (the “Fund”) is a commodity pool. The Fund issues shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. The Fund’s investment objective is to generate attractive total returns. The Fund is actively managed and seeks to outperform its benchmark, the Morningstar® Long/Short CommoditySM Index. In pursuing its investment objective, the Fund will invest directly in a diverse portfolio of exchange-traded commodity futures contracts that represent the main commodity sectors and are among the most actively traded futures contracts in the global commodity markets. The Fund also will employ an options strategy that seeks to enhance the Fund’s risk-adjusted total return over time and also to generate option premiums to more efficiently implement its distribution policy. The Fund is unleveraged, and the Fund’s commodity contracts will be fully collateralized with cash equivalents and short-term, high grade debt securities. The Fund anticipates that it will make regular monthly distributions to shareholders commencing approximately 60 days after this initial offering. Nuveen Commodities Asset Management, LLC will be the manager of the Fund. Gresham Investment Management LLC will be responsible for the Fund’s commodity investments. Nuveen Asset Management, LLC, an affiliate of the manager, will be responsible for the Fund’s collateral investments.

Investing in the Fund involves significant risks. See “Risk Factors” starting on page 21.

•	Because the Fund has not commenced business, its shares have no history of public trading, and the Fund does not have any performance history.

•	Fund shares are subject to investment risk, including the possible loss of the entire amount of your investment.

•	Investments in commodities have a high degree of price variability and are subject to rapid and substantial price changes.

•	The Fund may not be able to achieve its investment objective.

It is anticipated that the Fund’s shares will be approved for listing on the NYSE Amex, subject to notice of issuance, under the trading or “ticker” symbol “CTF.”

THE FUND IS NOT A MUTUAL FUND, A CLOSED-END FUND, OR ANY OTHER TYPE OF “INVESTMENT COMPANY” WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together and both contain important information.

	Per Share	Total(3)
Public offering price	$25.000
Underwriting commissions(1)	$1.125
Proceeds, before expenses, to the Fund(2)(3)	$23.875
[(1)	Nuveen Commodities Asset Management, LLC (“NCAM”) (and not the Fund) has agreed to pay from its own assets additional compensation to , and a structuring fee to each of and . See “Underwriting.”]
(2)	After payment of expenses relating to issuance and distribution (other than underwriting commissions), proceeds to the Fund will be $23.825 per share. Nuveen Securities, LLC has agreed to (i) reimburse all organization expenses of the Fund and (ii) pay the amount by which the Fund’s offering costs (other than commissions) exceed $.05 per common share.
(3)	The Fund has granted the underwriters an option to purchase up to additional shares at the public offering price less the underwriting commissions within 30 days from the date of this prospectus, solely to cover overallotments, if any. If such option is exercised in full, the total Public offering price, Underwriting commissions, offering expenses (payable by the Fund) and Proceeds to the Fund will be and [ ], respectively. See “Underwriting.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares to purchasers on or about                     , 2011.

The date of this prospectus is                     , 2011.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 19 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 17-18.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 21-32.

OTHER REGULATORY NOTICES

THE BOOKS AND RECORDS OF THE FUND WILL BE MAINTAINED AT THE OFFICES OF NUVEEN COMMODITIES ASSET MANAGEMENT, LLC, OR ITS ADMINISTRATIVE AGENT AND WILL OTHERWISE BE MAINTAINED IN ACCORDANCE WITH THE RULES OF THE COMMODITY FUTURES TRADING COMMISSION.

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. THE FUND HAS NOT, AND THE UNDERWRITERS HAVE NOT, AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY UPON IT. THE FUND IS NOT, AND THE UNDERWRITERS ARE NOT, MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

THE NUVEEN LONG/SHORT COMMODITY TOTAL RETURN FUND IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MORNINGSTAR, INC. MORNINGSTAR MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE NUVEEN LONG/SHORT COMMODITY TOTAL RETURN FUND OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN COMMODITY FUTURES OR OPTION CONTRACTS GENERALLY OR IN THE NUVEEN LONG/SHORT COMMODITY TOTAL RETURN FUND IN PARTICULAR OR THE ABILITY OF THE MORNINGSTAR® LONG/SHORT COMMODITYSM INDEX TO TRACK GENERAL COMMODITY MARKET PERFORMANCE.

MORNINGSTAR, INC. DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE MORNINGSTAR® LONG/SHORT COMMODITYSM INDEX OR ANY DATA INCLUDED THEREIN AND MORNINGSTAR SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.

i

ii

This prospectus contains information you should consider when making an investment decision about the shares. You should rely only on the information contained or incorporated by reference in this prospectus. None of the Fund, the manager nor the underwriters have authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not, the manager is not, and the underwriters are not making an offer to sell the shares in any jurisdiction where the offer or sale of the shares is not permitted. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus.

The current prospectus for the Fund, which may be updated from time to time pursuant to Securities and Exchange Commission and Commodity Futures Trading Commission requirements, is available at the Fund’s website (http://www.nuveen.com/commodityinvestments) as well as at the Securities and Exchange Commission’s website (http://www.sec.gov).

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PART ONE: DISCLOSURE DOCUMENT

PROSPECTUS SUMMARY

This is only a summary. You should review the more detailed information contained elsewhere in this prospectus, including the Glossary appearing at the end of “Part Two: Statement of Additional Information,” which contains explanations of capitalized or other frequently used terms, to understand the offering fully.

The Fund	Nuveen Long/Short Commodity Total Return Fund (the “Fund”) is a commodity pool. The Fund was organized as a statutory trust under Delaware law on May 25, 2011. The Fund will be operated pursuant to Trust Agreement (“Trust Agreement”), which is described under “Trust Agreement.” The Fund will be managed by Nuveen Commodities Asset Management, LLC (“NCAM” or the “manager”), a limited liability company which is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission (the “CFTC”). The Fund issues shares, which represent units of fractional undivided beneficial interest in, and ownership of, the Fund. After the initial offering, it is anticipated that the shares may be purchased and sold on the NYSE Amex. The principal offices of the Fund and the manager are each located at 333 West Wacker Drive, Suite 3300, Chicago, Illinois 60606. The main telephone number of the Fund and the manager is (312) 917-7700. Information about the Fund also can be obtained by calling (877) 827-5920.

Listing	It is anticipated that the Fund’s shares will be approved for listing on the NYSE Amex, subject to notice of issuance, under the trading or “ticker” symbol “CTF.” Secondary market purchases and sales of shares will be subject to ordinary brokerage commissions and charges.

The Offering	The Fund is offering shares at $25.00 per share through a group of underwriters led by and Nuveen Securities, LLC (“Nuveen”). Certain underwriters participating in this offering or their affiliates, including , have an ownership interest in Nuveen Investments, Inc. (“Nuveen Investments”), the parent company of Nuveen, NCAM and Nuveen Asset Management, LLC (“Nuveen Asset Management” or the “collateral subadvisor”). See “Management of the Fund.” Until the completion of this offering, no Fund shares will be outstanding (other than [ ] shares owned by the manager). The offering price of $25.00 per share was determined on an arbitrary basis by the manager. You must purchase at least 100 shares in this offering. The Fund has given the underwriters an option to purchase up to additional shares to cover orders in excess of shares. See “Underwriting.” The shares are limited liability investments and you may not lose more than the amount that you invest.

Use of Net Proceeds

The Fund will invest the net proceeds of the offering in accordance with the Fund’s investment objective as stated in this prospectus. The Fund initially will invest all of its assets in commodity futures contracts and options on commodity futures contracts, and short-term high grade debt securities constituting collateral assets. It is presently anticipated that the Fund will be able to invest substantially all of its net proceeds in accordance with its investment objective within approximately 30 business days after the completion of the offering.

Who May Want to Invest	You should consider your investment goals, time horizons and risk tolerance before investing in the Fund. An investment in the Fund is not appropriate for all investors and is not intended to be a complete investment program. The Fund is designed as a long-term investment and not as a trading vehicle. This is the first actively managed long/short commodity fund to be listed on any of the exchanges owned by NYSE Euronext.

The Fund may be an appropriate investment for you if you are seeking the potential for:

•	Long/short exposure to commodity futures markets from an actively managed, total return strategy;

•	Regular monthly distributions;

•	Attractive total returns as compared with the Morningstar® Long/Short CommoditySM Index (the “Index”);

•	A fully collateralized and unleveraged commodity investment strategy;

•

Access to tax-advantaged investments in commodity futures and options on commodity futures which generate gains (losses) that are characterized as 60% long-term capital gains (losses) and 40% short-term capital gains (losses);

•	Diversification of an overall investment portfolio;

•	Access to the commodity investment expertise of Gresham Investment Management LLC; and

•	Daily liquidity afforded by listing on the NYSE Amex.

However, keep in mind that you will need to assume the risks associated with an investment in the Fund. See “Risk Factors.”

Investment Objective	The Fund’s investment objective is to generate attractive total returns. The Fund is actively managed and seeks to outperform its benchmark, the Morningstar® Long/Short CommoditySM Index.

In pursuing its investment objective, the Fund will invest directly in a diverse portfolio of exchange-traded commodity futures contracts that represent the main commodity sectors and are among the most actively traded futures contracts in the global commodity markets. The Fund’s integrated options strategy seeks to enhance the Fund’s risk-adjusted total return over time and also to generate option premiums to more efficiently implement its distribution policy.

The Fund cannot assure you that it will achieve its investment objective. The Fund’s risk-adjusted returns over any particular period may be positive or negative. See “Risk Factors” and “The Fund’s Investments.”

Investment Strategy	Commodity Investments. The manager has selected Gresham Investment Management LLC (“Gresham” or the “commodity subadvisor”) to manage the Fund’s commodity investments. The Fund’s investment strategy utilizes the commodity subadvisor’s proprietary Long/Short PLUSSM program and has three elements:

•	An actively managed long/short portfolio of exchange-traded commodity futures contracts;

•	A commodity options portfolio of exchange-traded commodity option contracts; and

•	A collateral portfolio of cash equivalents and short-term, high grade debt securities.

The Long/Short PLUSSM program is an actively managed, fully collateralized, rules-based commodity investment strategy. The Fund will invest in a diverse portfolio of exchange-traded commodity contracts with an aggregate notional value substantially equal to the net assets of the Fund. To provide diversification, the Fund will invest initially in approximately 20 commodities and the rules limit weights for any individual commodity contract. Generally, the program rules are used to determine the specific commodity contracts in which the Fund will invest, the relative weighting for each commodity and whether a position is long or short (and/or flat in the special case of energy contracts). The Fund will not short energy contracts but instead will move to cash (i.e., a flat position) for that contract since the prices of energy contracts are presumed to be extremely sensitive to geopolitical events and not necessarily driven by supply-demand imbalances. The relative balance of the Fund’s long/short exposure may vary significantly over time and at certain times the Fund’s aggregate exposure may be all long, short and/or may include flat energy positions, or various combinations (long, short and flat) thereof.

Upon completing the initial invest-up of the net proceeds of the offering, the Fund expects that the commodity futures contracts, their relative weights and long/short direction will substantially replicate the constituent holdings and weights of the Morningstar ® Long/Short CommoditySM Index (the “Index”). Certain rules that the Fund expects to follow pertaining to eligible commodity contracts, weights, diversification, rebalancing, and annual reconstitution are the same as the Index. (See page 8 for a description of the Index and also pages 35 and 36 for actual weightings of the Index as of April 30, 2011.) Over time, the Fund’s commodity investments managed pursuant to Gresham’s Long/Short PLUSSM program may differ from that of the Index. The manager has entered into a license agreement with Morningstar, Inc. relating to the Index.

The specific commodities and the total number of futures contracts in which the Fund will invest, and the relative weighting of those contracts, will be determined annually by the commodity subadvisor. The selected commodity contracts are expected to remain unchanged until the next annual reconstitution in December. The Fund’s commodity contracts and relative weightings may differ from those in the Morningstar® Long/Short CommoditySM Index. Upon annual reconstitution, the weight of any individual commodity contract will be limited to 10% of the Fund’s net assets to ensure adequate diversification. The commodity subadvisor expects the actual portfolio weights to vary during the year due to market movements. Generally, the Fund expects to invest in short-term commodity contracts with terms of one to three months but may invest in commodity contracts with terms of up to six months. See “The Fund’s Investments—Long/Short Portfolio of Commodity Futures.”

The Fund expects to make commodity investments in the four main commodity sectors in the global commodities markets:

•	energy;

•	agriculture;

•	metals; and

•	livestock.

See “The Fund’s Investments—Commodity Investments—Eligible Contracts on pages 34-35 for a list of individual commodity contracts that the Fund may invest in and the exchanges on which they currently trade.

The Fund’s commodity investments will be fully collateralized and unleveraged. Approximately 25% of the Fund’s net assets will be placed in one or more accounts at Barclays Capital Inc. (“BCI”), the Fund’s clearing broker, and will be held in cash equivalents or short-term, high grade debt securities. The remaining collateral (approximately 75% of the Fund’s assets) will be managed by Nuveen Asset Management, LLC. See “Collateral Portfolio” on page 40.

Long/Short Portfolio of Commodity Futures. The Fund will invest directly in a diverse portfolio of exchange-traded commodity futures contracts that provide long/short exposure to the global commodity markets. By investing long/short, the Fund seeks to generate attractive total returns from positive or negative commodity price changes and positive or negative roll yield. The Fund, (like most commodity futures investors), will replace expiring futures contracts with more distant contracts (i.e., “roll”) to avoid taking physical delivery of a commodity. To maintain exposure to commodity futures over an extended period, before contracts expire, the commodity subadvisor will roll the futures contracts throughout the year into new contracts so as to maintain a fully invested position.

In actively managing the Fund’s long/short portfolio of commodity futures, Gresham seeks to add value compared with the Morningstar® Long/Short CommoditySM Index with the following proprietary investment methods: i) trading contracts in advance of monthly index rolls; ii) individual commodity contract selection; and iii) active implementation. As a result, the roll dates, terms, underlying contracts and contract prices selected by Gresham may vary based upon Gresham’s judgment of the relative value of different contract terms. Gresham’s active management approach is market-driven and opportunistic and is intended to minimize market impact and avoid market congestion during certain days of the trading month.

Gresham employs proprietary methodology in assessing commodity market movements and in determining the Fund’s long/short exposure. Generally, the commodity subadvisor employs momentum based modeling to estimate forward-looking prices and evaluates the return impact of futures contract rolls. To determine the direction of the commodity futures position, either long or short/flat, the commodity subadvisor calculates a roll-adjusted price that accounts for the current spot price and the impact of roll yield. The futures price for a commodity that has positive roll yield (described as “backwardation”) is adjusted up and the price for a commodity that has negative roll yield (described as “contango”) is adjusted down. Gresham may exercise discretion in its long/short decisions and the timing and implementation of the Fund’s investments.

The commodity markets are dynamic and as such the Long/Short PLUSSM program may require frequent adjustments in the Fund’s commodity positions. The commodity subadvisor expects to trade each position no less frequently than once per month. The Fund’s long/short exposure over time may vary significantly and in certain periods the Fund may have all long exposure or all short and/or flat exposure. The Fund’s combined long, short and flat futures exposure will not exceed 100% of the Fund’s net assets.

Integrated Options Strategy. The Fund will employ an options strategy that seeks to enhance the Fund’s risk-adjusted total return over time and also to generate option premiums to more efficiently implement its distribution policy. There can be no assurance that the Fund’s options strategy will be successful. In this prospectus, risk-adjusted total return refers to the income and capital appreciation generated by a portfolio (the combination of which equals its total return) per unit of risk taken, with such risk measured by the volatility of the portfolio’s total returns over a specific period of time. See “The Fund’s Investments” beginning on page 33 for a discussion of risk-adjusted total return.

Pursuant to the options strategy, the Fund may sell exchange-traded commodity call and put options on a continual basis on up to approximately 25% of the notional value of each of its commodity futures contract positions that, in Gresham’s determination, have sufficient option trading volume and liquidity. Initially, the Fund expects to sell commodity options on approximately 15% of the notional value of its commodity futures contract positions. For example, if the Fund has $100 in wheat futures (long or short), then the Fund would have $15 in sold calls and $15 in sold puts on wheat futures with the same exercise price and expiration date. Generally, the Fund expects to sell call and put options which have the same exercise price, expiration date and underlying futures contract. Due to trading and liquidity considerations, Gresham may determine that it is in the best interest of Fund shareholders to sell options on like commodities (for example, gas oil and heating oil are like commodities) and not matched commodity contracts.

If the commodity subadvisor determines the Fund should have long exposure to an individual commodity contract, it will invest long in the commodity futures contract and generally sell call and put options on the same underlying commodity futures contract with the same strike price and expiration date. If the commodity subadvisor determines the Fund should have short exposure to an individual commodity contract, it will short the commodity futures contract and generally sell call and put options on the same underlying commodity futures contract with the same exercise price and expiration date. Gresham may exercise discretion with respect to commodity contract selection.

Due to geopolitical risks, an exception is made for commodities in the energy sector. If the commodity subadvisor determines the Fund should have long exposure to an energy contract, the Fund will only sell call options on that contract. If the commodity subadvisor determines the Fund should have short exposure to an energy contract, the Fund will move to cash (i.e., a flat position) for that contract and will not sell call or put options on that contract.

In most circumstances, the Fund will sell a call option and a put option at the same strike price and expiration date on the same underlying commodity futures contract or like futures contract. The Fund expects to sell covered in-the-money options and uncovered out-of-the-money options. If Gresham is long a commodity futures contract, Gresham expects futures prices to move higher, the sold call option to expire in-the-money and the sold put option to be out-of-the-money and thus expire worthless. If Gresham is short a commodity futures contract, Gresham expects futures prices to move lower, the sold put option to expire in-the-money and the call option to be out-of-the-money and thus expire worthless.

The Fund’s options strategy increases the Fund’s gap risk. In the event of an extreme market change or gap move in the price of a single commodity, the Fund’s options strategy may result in increased exposure to that commodity due to the sale of uncovered options. In such circumstances, the Fund’s exposure to that commodity would increase in proportion to the Fund’s option overwrite and the strike prices of the options sold. See “ Risk Factors—Options Strategy Risks.”

Generally, the Fund expects to sell short-term commodity options with terms of one to three months. Subject to the foregoing limitations, the implementation of the options strategy will be within Gresham’s discretion. Over extended periods of time, the “moneyness” of the commodity options may vary significantly. Upon sale, the commodity options may be “in-the-money”, “at-the-money” or “out-of-the-money”. A call option is said to be “in-the-money” if the exercise price is below current market levels and “out-of-the-money” if the exercise price is above current market levels. Conversely, a put option is said to be “in-the-money” if the exercise price is above the current market levels and “out-of-the-money” if the exercise price is below current market levels.

Since the Fund’s option overwrite is initially expected to be 15%, the Fund retains the ability to benefit from the full capital appreciation potential beyond the strike price on the majority (85% or more) of its long and/or short commodity contracts. An important objective of the Fund’s Long/Short PLUSSM strategy is to retain capital appreciation potential with respect to the major portion of the Fund’s portfolio.

Collateral Portfolio. The Fund’s commodity investments will be fully collateralized and unleveraged. The notional value of the Fund’s commodity exposure is expected to be equal to the market value of the collateral and the Fund does not intend to borrow to increase its investment exposure. The Fund’s commodity investments generally will not require significant outlays of principal. Approximately 25% of the Fund’s assets will be initially committed as “initial” and “variation” margin to secure the futures contract positions. These assets will be placed in one or more commodity futures accounts maintained by the Fund at BCI and will be held in cash or invested in U.S. Treasury bills and other direct or guaranteed debt obligations of the U.S. government maturing within less than one year at the time of investment. The remaining collateral (approximately 75% of the Fund’s assets) will be held in a separate collateral investment account managed by Nuveen Asset Management.

The Fund’s assets held in the Fund’s separate collateral account will be invested in cash equivalents or short-term debt securities with final terms not exceeding one year at the time of investment. These collateral investments shall be rated at all times at the applicable highest short-term or long-term debt or deposit rating or money market fund rating as determined by at least one nationally recognized statistical rating organization (“NRSRO”) or, if unrated, shall be judged by Nuveen Asset Management to be of comparable quality. These collateral investments will consist primarily of direct and guaranteed obligations of the U.S. Government and senior obligations of U.S. Government agencies and may also include, among others, money market funds and bank money market accounts invested in U.S. Government securities as well as repurchase agreements collateralized with U.S. Government securities.

Leverage. The Fund has no current intention to utilize leverage (except for borrowings for temporary or emergency purposes, as explained in more detail under “The Funds Investments” on page 33 and “Investment Policies of the Fund—Borrowings” on page 60). The Fund may not borrow in excess of 5% of its net assets. Borrowings by the Fund could cause tax-exempt investors to recognize unrelated business taxable income with respect to a portion of their income from the Fund. See “Federal Income Tax Considerations—Tax-Exempt Organizations.”

Fund Benchmark	The Morningstar® Long/Short CommoditySM Index is a fully collateralized commodity futures index that uses the momentum rule to determine if each commodity is held long, short, or flat. To qualify for inclusion in the Index, a commodity has futures contracts traded on one of the U.S. exchanges and ranks in the top 95% by the 12-month average of total dollar value of open interest. The inception date of the Index was December 21, 1979 and the launch date was August 1, 2007. The Index currently holds 20 different commodity contracts as of April 30, 2011 (listed on pages 35-36). The Index is reconstituted and rebalanced once annually, on the third Friday of December after the day’s closing index values have been determined. The Index commodity membership and constituent commodity weights are reset at that time. The direction of the long or short positions are adjusted monthly on the third Friday of the month and are effective on the first trading day after the third Friday.

Special Risk Considerations	An investment in the Fund involves special risk considerations, which are summarized below. The Fund may not be able to achieve its investment objective. A more extensive discussion of these risks appears beginning on page 21.

•

The Fund has no history of operations. Therefore, there is no performance history for the Fund to serve as a basis for you to evaluate an investment in the Fund. While the commodity subadvisor has previously managed assets pursuant to Long/Short PLUSSM, it has never employed Long/Short PLUSSM when managing assets for outside clients, such as the Fund.

•	An investment in the Fund’s shares is subject to investment risk, including the possible loss of the entire amount that you invest.

•

Investments in commodity futures and options on commodity futures have a high degree of price variability and are subject to rapid and substantial price changes. These price changes may be magnified by computer-driven algorithmic trading, which is becoming more prevalent in the commodities markets.

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The net asset value of each share will change as fluctuations occur in the market value of the Fund’s portfolio. Investors should be aware that the public trading price of a share may be different from the net asset value of a share. The price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for shares may be related to, but are not identical to, the forces influencing the prices of the Fund’s investments at any point in time.

•	If the Fund experiences more losses than gains during the period you hold shares, you will experience a loss for the period even if the Fund’s historical performance is positive.

•

The Fund’s Long/Short PLUSSM strategy is a total return strategy and is not designed to provide the return of any single commodity or to replicate the performance of long-only commodity market benchmarks. The net asset value returns of the Fund may differ substantially from any single commodity or long-only commodity market benchmarks. Furthermore, the Fund is not expected necessarily to provide a hedge against inflation.

•

Because the Fund expects to have short exposure as well as long exposure, it will face the risks associated with short exposure, including the risk of an unlimited loss on a short position, since the price at which it would need to cover a short position could theoretically increase without limit.

•	There can be no assurance that the Fund’s options strategy will be successful.

•

As the writer of options for which a premium is received, the Fund will forego the right to up to 25% of any capital appreciation in the value of each commodity futures contract in its portfolio that effectively underlies an option. The extent of foregone capital appreciation depends on the value of the commodity futures contract relative to the exercise price of such option and option premium realized.

•

The Fund is subject to gap risk which is the risk that a commodity price will change from one level to another with no trading in between. In the event of an extreme market change or gap move in the price of a single commodity, then the Fund’s exposure to that commodity will increase in proportion to the Fund’s option exposure.

•

The Fund may invest a substantial portion of its net assets in the energy sector. A downturn in the energy sector could have a larger impact on the Fund than on a fund that does not concentrate in the sector.

•

Shares may be adversely affected if the manager makes changes to the Fund in response to changes in the composition and/or valuation of the Morningstar® Long/Short CommoditySM Index. The composition of the Index may change over time as the commodities in the Index are added or replaced. In addition, the Index sponsor may modify the method for determining the composition and weightings of the Index and for calculating its value in order to ensure that the Index represents a measure of the performance over time of the markets for the underlying commodities. Because the Index is serving as a benchmark measure for the Fund, the composition and weighting of their respective portfolios, while not identical, are likely to largely resemble each other. If the Index composition and/or weighting were to change over time, any such changes could adversely impact the ability of the Fund to continue to track the Index.

•

The investment decisions of the commodity subadvisor may be modified, and commodity contract positions held by the Fund may have to be liquidated at disadvantageous times or prices, to avoid exceeding regulatory “position limits” potentially subjecting the Fund to substantial losses.

•	The CFTC is evaluating changes to position limits for certain commodities. Any such future changes could limit the Fund’s ability to implement its investment strategy.

•

The Fund is a new investment product and the value of the Fund’s shares could decrease if unanticipated operational or trading problems occur. Certain new mechanisms and operational procedures involving the trading and composition of the Fund’s portfolio have been developed specifically for this Fund. Accordingly, there may be unanticipated problems or issues with respect to the trading and operational procedures of the Fund that could have a material adverse effect on an investment in the shares.

•	The Fund is subject to numerous conflicts of interest, including those that arise because:

—	the Fund’s commodity subadvisor, commodity brokers and their principals and affiliates may execute trades in commodity futures contracts and options on commodity futures contracts for their own account and accounts of other customers that may compete with orders placed for the Fund; commodity contract positions established for the benefit of the Fund may be aggregated with the positions held by the commodity subadvisor, its principals or affiliates for their own account and the accounts of other customers for the purposes of determining “position limits,” and there can be no assurance that the commodity subadvisor will choose to liquidate the Fund’s positions in a proportionate manner in the event of mandatory liquidation of positions held by the commodity subadvisor (or its principals or affiliates) to comply with position limits or for other reasons;

—	the manager has less of an incentive to replace the collateral subadvisor because it is an affiliate of the manager; and

—

each of the manager and the subadvisors (as defined below) resolve conflicts of interest as they arise based on its judgment and analysis of the particular issue. There are no formal procedures to resolve conflicts of interest and as a result, the manager and/or the subadvisors could resolve a potential conflict in a manner that is not in the best interest of the Fund or its shareholders.

•

Regardless of its investment performance, the Fund will incur fees and expenses, including brokerage commissions and management fees. A management fee will be paid by the Fund even if the Fund experiences a net loss for the full year. To break even from a purchase made in the initial offering, and assuming the Fund’s estimated net proceeds generate annual interest income of 0.10%, the Fund must earn profits other than from interest income of 7.15% at the end of one year.

•

The Fund may need to liquidate some of its investments in order to make distributions, and such liquidation could be at times or on terms different than those the Fund would otherwise select, which could have an adverse effect on the Fund’s results.

•

Unlike other Nuveen Investments-sponsored funds, the Fund is not a mutual fund, a closed-end fund, or any other type of “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”), and is not subject to regulation thereunder nor afforded the protections of the 1940 Act. As such, the Fund does not have a board with the scope of authority mandated to a board under the 1940 Act. Based on the Fund’s investment strategy, its (i) potential for the realization of the greatest gains and (ii) exposure to the largest risk of loss will always be from its commodity investments and options strategy.

•

Shareholders will have no rights to participate in the Fund’s management other than the right in certain circumstances to remove or replace the manager. The Fund will not have individual trustees; and the independent board members of NCAM will have very limited powers (specifically, to serve as the audit and nominating committees[, and to terminate the manager for cause as specified in the Trust Agreement]). The Fund therefore will not have a board with the ability to control the management and operation of the Fund that would be typical of the board of directors of a corporation. Therefore, Fund shareholders will have to rely on the judgment of the manager and the subadvisors to manage the Fund.

•

In the event of deteriorating market conditions or other reasons, Nuveen Investments, NCAM, Nuveen Asset Management and Gresham may need to implement cost reductions in the future which could make the retention of qualified and experienced personnel more difficult and could lead to personnel turnover.

•

The Fund is dependent upon services and resources provided by its manager and collateral subadvisor (NCAM and Nuveen Asset Management, respectively) and therefore their parent, Nuveen Investments. Nuveen Investments, through its own business or the financial support of its affiliates, may not be able to generate sufficient cash flow from operations or ensure that future borrowings will be available in an amount sufficient to pay its indebtedness with scheduled maturities beginning in 2014 or to fund its other liquidity needs. For additional information on NCAM, Nuveen Asset Management and Nuveen Investments, see “Management of the Fund—Manager and Subadvisors—The Manager,” “—Collateral Subadvisor,” and “—Additional Information Related to NCAM, Nuveen Asset Management and Nuveen Investments.”

•

In the event of a loss on your investment, you have no recourse against Morningstar, Inc., the sponsor of the Morningstar® Long/Short CommoditySM Index. The shares are not sponsored, endorsed, sold or promoted by the Index sponsor. The Index sponsor makes no representation or warranty, express or implied, to the owners of shares or any member of the public regarding the advisability of investing in commodity futures or option contracts or in the Fund. The Index sponsor’s only relationship to the manager and the Fund is the licensing of certain trademarks, trade names and other intellectual property of the Index sponsor. The Index is determined and composed by the Index sponsor without regard to the manager or the Fund. The Index sponsor has no obligation or liability in connection with the formation, management, marketing or promotion of shares or the trading of the Fund’s portfolio.

•

The Fund’s shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other governmental agency.

For additional risks, see “Risk Factors.”

Trustee; Fund Audit, Nominating Committees	Wilmington Trust Company, a Delaware banking corporation, is the Delaware Trustee of the Fund, and as such will have very limited duties and liabilities to the Fund. The independent members of NCAM’s board, all of whom will be unaffiliated with the manager, will fulfill those functions required under the NYSE Amex listing standards and certain other functions as set forth in the Trust Agreement. The Trust Agreement vests in the manager all authority (other than the limited duties of the independent members of NCAM’s board to serve as Fund board committees) to operate the business of the Fund and to be responsible for the conduct of the Fund’s commodity affairs.

Manager and Subadvisors	Manager. Nuveen Commodities Asset Management, LLC, a Delaware limited liability company organized on October 31, 2005, is a wholly-owned subsidiary of Nuveen Investments and is the manager and commodity pool operator of the Fund and will be responsible for determining the Fund’s overall investment strategy and its implementation, including:

•	The selection and ongoing monitoring of the subadvisors;

•	Assessment of performance and potential needs to modify strategy or change subadvisors;

•	The determination of the Funds’ administrative policies;

•	The management of the Fund’s business affairs; and

•	The provision of certain clerical, bookkeeping and other administrative services.

The manager is registered with the CFTC as a commodity trading advisor (“CTA”) and a commodity pool operator (“CPO”) and is a member of the National Futures Association (“NFA”). The manager, commodity subadvisor, and collateral subadvisor act in similar capacities for the Nuveen Diversified Commodity Fund which is a Nuveen Investments-sponsored commodity pool traded on the NYSE Amex that completed its initial public offering on September 30, 2010. Neither the Fund nor the manager has established formal procedures to resolve potential conflicts of interest related to managing the investments and operations of the Fund. Shares of other commodity pools are not offered pursuant to this prospectus.

The commodity subadvisor and the collateral subadvisor are sometimes together referred to herein as the “subadvisors.”

Commodity Subadvisor. Gresham Investment Management LLC, the commodity subadvisor, will manage the Fund’s commodity investments. Gresham is a Delaware limited liability company, the successor to Gresham Investment Management, Inc., formed in July 1992. Gresham is registered with the CFTC as a CTA and a CPO and is a member of the NFA. Gresham also is registered with the Securities and Exchange Commission (“SEC”) as an investment adviser. As of March 31, 2011, Gresham had approximately $14.0 billion of client assets under management. Gresham’s senior portfolio management team has extensive investment experience trading commodities and have each been with Gresham and its predecessors for over 13 years.

Beginning in 1987, Dr. Henry Jarecki, the founder of Gresham, and Mr. Jonathan Spencer began managing commodity futures in a proprietary family account. Gresham’s actively managed commodity futures strategies were first offered to outside clients beginning in September 2004. Gresham’s historical performance record (set forth under the caption “Gresham Performance Record”) reflects the use of Tangible Asset Program® (TAP®) and TAP PLUSSM, not Long/Short PLUSSM. Gresham has not previously employed Long/Short PLUSSM for the accounts of clients.

Collateral Subadvisor.    Nuveen Asset Management, the collateral subadvisor, an affiliate of the manager and a subsidiary of Nuveen Investments, will invest the Fund’s collateral in short-term, high grade debt securities. The collateral subadvisor is registered with the SEC as an investment adviser. As of March 31, 2011, Nuveen Asset

Management had approximately $100 billion of assets under management. Founded in 1898, Nuveen Investments and its affiliates had approximately $206 billion of assets under management as of March 31, 2011.

As a result of the acquisition of Nuveen Investments by an investor group led by Madison Dearborn Partners, LLC, a private equity firm based in Chicago, Illinois (“Madison Dearborn”), certain underwriters, their affiliates or employees, including , own, and other underwriters or their affiliates participating in this offering may own, an interest in Nuveen Investments. See “Underwriting.”

Fees. The Fund has agreed to pay the manager an annual fee, payable monthly, in a maximum amount equal to 1.25% of the Fund’s average daily net assets, with lower fee levels for assets that exceed $500 million. The manager has agreed to pay, out of the fee it receives from the Fund, a fee to each of the commodity subadvisor and the collateral subadvisor for subadvisory services at the rates listed on page 48 of this prospectus. For more information on fees and expenses, see “Management of the Fund—Management Fees.”

The address of Nuveen Commodities Asset Management, LLC is 333 West Wacker Drive, Suite 3300, Chicago, Illinois 60606. Its telephone number is (312) 917-7700. Information about the Fund also can be obtained by calling (877) 827-5920.

Distributions	Commencing with the Fund’s first distribution, the Fund intends to make regular monthly distributions to its shareholders (stated in terms of a fixed cents per share distribution rate) based on the past and projected performance of the Fund. Among other factors, the Fund will seek to establish a distribution rate that roughly corresponds to NCAM’s projections of the total return that could reasonably be expected to be generated by the Fund over an extended period of time. Each monthly distribution will not be solely dependent on the amount of income earned or capital gains realized by the Fund, and such distributions may from time to time represent a return of capital and may require that the Fund liquidate investments. As market conditions and portfolio performance may change, the rate of distributions on the shares and the Fund’s distribution policy could change. The Fund reserves the right to change its distribution policy and the basis for establishing the rate of its monthly distributions, or may temporarily suspend or reduce distributions without a change in policy, at any time and may do so without prior notice to shareholders. Any suspension or reduction of distributions will increase the Fund’s assets under management upon which NCAM earns management fees.

Since the Fund expects to be classified as a partnership for tax purposes, shareholders will be allocated their pro-rata share of the Fund’s income, gains, losses, deductions and credits for purposes of computing their tax liability. The Fund anticipates it will make regular monthly distributions intended in part to provide shareholders with cash with which to fund potential tax liabilities on their proportionate share of income and gains earned by the Fund, although there can be no assurance that distributions for any period will correspond to such potential tax liabilities or share of income and gains for such period.

The Fund expects to receive substantially all of its current income and gains from the following sources:

•	Realized and unrealized net capital gains (both short-term and long-term) from commodity futures contracts;

•	Realized and unrealized net capital gains (both short-term and long-term) from the options strategy; and

•	Interest income and/or capital gains received on collateral invested in high quality short-term debt securities, government securities and cash equivalents.

The Fund expects to declare the initial distribution within 45 days, and to pay that distribution approximately 60 days, after the completion of this offering, depending on market conditions. For more information, see “Distributions.”

Transfer Agent, Registrar and Custodian	State Street Bank and Trust Company (“State Street”) will serve as transfer agent and registrar for the Fund’s shares and custodian for the assets of the Fund. BCI, the Fund’s clearing broker, also may serve as custodian for all or a portion of the Fund’s assets.

Break-Even Threshold	Assuming the Fund’s estimated gross offering size is $200,000,000, and assuming the Fund’s estimated net proceeds ($190,600,000) generate annual interest income of 0.10%, an investment of $2,500 must earn profits other than from interest income of $178.75 or 7.15% in order to “break-even” at the end of one year of the Fund’s operations. See “Break-Even Analysis.”

U.S. Federal Income Tax Aspects	Subject to the discussion below in “Federal Income Tax Considerations,” the Fund will be classified as a partnership for U.S. federal income tax purposes. Accordingly, the Fund will not incur U.S. federal income tax liability; rather, each owner of the Fund’s shares will be required to take into account his or her allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. Fund shareholders will receive an Internal Revenue Service (“IRS”) Form 1065, Schedule K-1, which reports their allocable portion of such tax items. The Fund anticipates that shareholders will have access to their Schedule K-1 by the end of the first week of March in the following year.

The Fund will invest primarily in exchange listed futures and options that are tax-advantaged and generally qualify as Section 1256 Contracts which generate gains (losses) that are characterized as 60% long-term capital gains (losses) and 40% short-term capital gains (losses).

Please refer to the “Federal Income Tax Considerations” section below for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of shares.

BREAK-EVEN ANALYSIS

The following “break-even” table indicates the approximate dollar amount and percentage the Fund must earn after one year for investors who purchase shares in the initial offering to offset the costs applicable to an investment of $2,500 (the minimum investment on purchases in the initial offering). In the table below, expenses are based on estimated amounts for the Fund’s first year of operations, and assume the Fund’s estimated gross offering size is $200,000,000 with net proceeds of the offering (after Underwriting Commissions and Offering Expenses borne by the Fund) totaling $190,600,000. Expenses also assume the Fund’s leverage is equal to 0% of net assets. To break even from a purchase made in the initial offering, and assuming the Fund’s portfolio generates annual interest income of 0.10%, the Fund must earn profits other than from interest of 7.15% at the end of one year.

	Initial Offering Purchases(1)
	Dollar Amount	Percentage
Underwriting Commissions	$9,000,000	4.50%
Manager’s Management Fee(2)	$2,382,500	1.19%
Brokerage Commissions and Fees(3)	$1,524,800	0.76%
Transaction Fees(4)	$95,300	0.05%
Offering Expenses(5)	$400,000	0.20%
Operating Expenses(6)	$1,097,755	0.55%

Total Fees	$14,500,355	7.25%
Interest Income(7)	($190,600)	(0.10)%

12 Month Break-Even Value on Estimated Fund Gross Offering Size of $200,000,000	$14,309,755	7.15%

12 Month Break-Even Value on a $2,500 Investment	$178.75

(1)

The expenses in connection with a minimum purchase of the Fund in the initial offering are calculated based on the net proceeds of the Fund ($190,600,000), with the exception of Underwriting Commissions and Offering Expenses, which are calculated based on the estimated gross offering size of $200,000,000. The percentages presented are calculated based on the Fund’s gross offering size. If the Fund’s estimated gross offering size was $100 million or $500 million, the 12 Month Break-Even Value on a $2,500 purchase made in the initial offering would be, respectively, 7.58% and 6.83%. Thus, the amount of profits the Fund must earn in order for investors to break even in the first year of operations is reduced as the assets of the Fund increase.

(2)	The Fund will pay the manager an annual fee, payable monthly, in a maximum amount equal to 1.25% of the Fund’s average daily net assets.

(3)

Brokerage commissions and transaction fees charged in connection with the Fund’s investment activity are estimated at 0.80% of the net proceeds of the offering based on expected trading activity. Brokerage commissions and transaction fees include markup and markdowns on fixed income trades, floor brokerage, NFA, exchange, clearing and give-up fees. The total amount will vary based upon the actual frequency of the Fund’s commodity investments, the specific commodity futures and option contracts purchased (or sold), and the volatility of the commodity futures and options markets.

(4)

Transaction fees on the Fund’s collateral investments will vary based upon the frequency of the Fund’s investments in short-term, high-grade debt securities, the specific investments made, and the volatility of the fixed income markets.

(5)

Nuveen has agreed to pay Offering Expenses of the Fund (other than Underwriting Commissions) that exceed $.05 per share and to pay all organizational expenses of the Fund. Based on an estimated gross offering size of $200,000,000 (8,000,000 shares at a $25 share price), the Fund would pay a maximum of $400,000 of offering expenses and Nuveen would pay all offering expenses in excess of $400,000, which are currently estimated to be $230,000.

(6)

The Fund will pay all of its Operating Expenses, including, but not limited to, index licensing fees, transfer agent fees, custodial fees, fees and expenses of the individual trustees, resident Delaware trustee fees, legal and accounting fees and expenses, tax preparation expenses, filing fees, printing and mailing and duplication costs.

(7)

Interest income for purposes of the break-even analysis currently is estimated to be earned at a rate of 0.10% based on the 3 month U.S. Treasury bill yield as of March 31, 2011. The interest earned on the Fund’s collateral investments in short-term, high grade debt securities may differ from the quoted Treasury bill rate.

See “Fees and Expenses” at page 19.

FEES AND EXPENSES

The Fund will pay fees and expenses that must be offset by investment gains and interest income in order to avoid depletion of the Fund’s net assets. See “Management of the Fund—Management Fees.”

Type of Fee or Expense	Amount
Manager’s Management Fees	The Fund will pay the manager a maximum amount equal to 1.25% of the Fund’s average daily net assets, payable on a monthly basis. The fees paid by the Fund to the manager are subject to various breakpoints, as set forth on page 17. A break point means that if the value of investments held by the Fund achieves a specified level, the Fund will be eligible to pay the manager a reduced fee on the portion of the assets above that level (the “break point”).

Brokerage Commissions and Fees	Brokerage commissions and transaction fees charged in connection with the Fund’s investment activity are estimated at 0.80% of the net proceeds of the offering based on expected trading activity. Brokerage commissions and transaction fees include markup and markdowns on fixed income trades, floor brokerage, NFA, exchange, clearing and give-up fees.

Offering Expenses	The Fund will pay its offering expenses, up to $.05 per share, which include but are not limited to, legal and accounting fees and expenses, printing fees, fees and expenses of the Trustees, and various exchange and regulatory registration fees and expenses. Nuveen has agreed to pay offering expenses of the Fund (other than underwriting commissions) that exceed $.05 per share and to pay all organizational expenses of the Fund. The manager currently estimates that the aggregate amount of such offering expenses will be approximately $230,000.

Operating Expenses	The Fund will pay all of its routine operating, administrative and other ordinary expenses, including, but not limited to, index licensing fees, transfer agent fees, fees and expenses of the Trustees, legal and accounting fees and expenses, tax preparation expenses, filing fees, printing and mailing and duplication costs. The manager currently estimates that the Fund’s routine ongoing expenses will be approximately 0.55% of net assets per year based on the Fund’s estimated size of $200,000,000.

Extraordinary Fees and Expenses	The Fund will pay all of its extraordinary fees and expenses, if any. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

Reports to Shareholders

The manager will furnish you with annual reports as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements certified by an independent registered public accounting firm and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. The Fund’s monthly account statement and its portfolio holdings will be disclosed on its website at http://www.nuveen.com/commodityinvestments on each business day that the NYSE Amex is open for trading. The Fund’s website is publicly available at no charge. This website disclosure of portfolio holdings and the Fund’s net asset value (as of the previous day’s close) will be made daily and will include, as applicable, the name and total value of each commodity investment and the total value of the collateral as represented by cash, cash equivalents and debt securities held in the Fund’s portfolio. The values of the Fund’s portfolio holdings will, in each case, be determined in accordance with the Fund’s valuation policies. Fund shareholders will be provided with appropriate information to permit them (on a timely basis) to file U.S. federal and state income tax returns with respect to their shares. The Fund will file a partnership return with the IRS and will transmit a Schedule K-1 to each shareholder reporting the shareholder’s allocable portion of relevant tax items of the Fund. The Fund anticipates that shareholders will have access to their Schedule K-1 by the end of the first week of March in the following year. See “Federal Income Tax Considerations—U.S. Shareholders—Tax Reporting by the Fund.”

Cautionary Note Regarding Forward-Looking Statements

This prospectus includes forward-looking statements that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. These forward-looking statements are based on information currently available to the manager and subadvisors and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” and elsewhere in this prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Fund to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws or otherwise, the manager and the subadvisors undertake no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this prospectus.

RISK FACTORS

Investing in the Fund’s shares involves a number of significant risks. Before you invest in the Fund’s shares, you should be aware of the various risks, including those described below. You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, including the Fund’s financial statements and the related notes. Additional risks and uncertainties not presently known by the Fund or not presently deemed material by the Fund may also impair the Fund’s operations and performance. If any of the following events occur, the Fund’s performance could be materially and adversely affected. In such case, the Fund’s net asset value and the trading price of the Fund’s shares may decline and you may lose all or part of your investment.

An investment in the Fund involves a high degree of risk. You should not invest in shares unless you can afford to lose all of your investment.

Commodity Investment Strategy Risks

You may lose all of your investment.    An investment in the Fund’s shares is subject to investment risk, including the possible loss of the entire amount that you invest. Your investment in the Fund’s shares represents an indirect investment in the commodity futures contracts owned by the Fund, the prices of which can be volatile, particularly over short time periods. Investments in individual commodity futures contracts historically have had a high degree of price variability and may be subject to rapid and substantial changes. These price changes may be magnified by computer-driven algorithmic trading, which is becoming more prevalent in the commodities markets. The Fund could incur significant losses on its investments in those commodity futures contracts. If the Fund experiences in the aggregate more losses than gains during the period you hold shares, you will experience a loss for the period even if the Fund’s historical performance is positive. Movements in commodity investment prices are outside of the Fund’s control and may not be anticipated by the commodity subadvisor. Price movements may be influenced by, among other things:

•	governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies;

•	weather and climate conditions;

•	changing supply and demand relationships;

•	changes in international balances of payments and trade;

•	U.S. and international rates of inflation;

•	currency devaluations and revaluations;

•	U.S. and international political and economic events;

•	changes in interest and foreign currency/exchange rates;

•	market liquidity; and

•	changes in philosophies and emotions of market participants.

The changing interests of investors, hedgers and speculators in the commodity markets may influence whether futures prices are above or below the expected future spot price.    In order to induce investors or speculators to take the corresponding long side of a futures contract, commodity producers must be willing to sell futures contracts at prices that are below the present value of expected future spot prices. Conversely, if the predominant participants in the futures market are the ultimate purchasers of the underlying commodity futures contracts in order to hedge against a rise in prices, then speculators should only take the short side of the futures contract if the futures price is greater than the present value of the expected future spot price of the commodity. This can have significant implications for the Fund when it is time to reinvest the proceeds from a maturing futures contract into a new futures contract. If the interests of investors, hedgers and speculators in futures markets have shifted such that commodity purchasers are the predominant participants in the market, the Fund will be constrained to reinvest at higher futures prices which could have a negative effect on the Fund’s returns and may cause the Fund to suffer losses on its short positions. Conversely, if commodity sellers are the predominant participants in the market, the Fund will be constrained to reinvest at lower prices which could have a negative effect on the Fund’s return and may cause it to suffer losses on its long positions.

Regulatory developments could significantly and adversely affect the Fund.    Commodity markets are subject to comprehensive statutes, regulations and margin requirements. The Commodity Futures Modernization Act of 2000 created a new multi-tiered structure of exchanges in the U.S. subject to varying degrees of regulation, and rules and interpretations regarding various aspects of this regulatory structure have only recently been finalized. Traditional futures exchanges, which are called designated contract markets, are subject to more streamlined and flexible core principles rather than the prior statutory and regulatory mandates. However, with respect to these traditional futures exchanges, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Any of these actions, if taken, could adversely affect the returns of the Fund by limiting or precluding investment decisions the Fund might otherwise make. The regulation of commodity transactions in the U.S. is a rapidly changing area of law and is subject to ongoing modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse to the Fund.

The regulatory environment has changed.    The CFTC has recently withdrawn relief previously granted to Gresham concerning position limits with respect to certain agricultural commodities (soybeans, corn and wheat) in which Gresham invests. The effect of such withdrawal is that, beginning January 15, 2010, Gresham became subject to the same position limit rules as other investors. Gresham has taken steps to mitigate the potential risks associated with becoming subject to such limits (including expanding the number of exchanges on which it trades). In January 2011, the CFTC proposed rules pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) that would impose position limits on futures and options contracts on certain agricultural and exempt commodities, and on physical commodity swaps that are economically equivalent to such contracts, with the aim of addressing excessive speculation in the markets. Under the proposed rules, position limits would be set on the spot-month, single month and all months across different trading venues for contracts based on the same underlying commodity. The proposed position limits would be established in two phases: the first would be on spot-month contracts based on current exchange limits, while the second would be on non-spot-month contracts based on open interest levels as well as CFTC established limits on spot-months. Under the Dodd-Frank Act, the CFTC must establish such limits, which it has not yet done. If these rules as currently drafted are adopted, the full implementation of the Fund’s investment strategy could be negatively impacted.

Any deflation or unanticipated changes in inflation may negatively affect the expected future spot price of underlying commodities.    Deflation or unanticipated changes in the rate of inflation may result in changes in the future spot price of the underlying commodities that could negatively affect the Fund’s profitability and result in potential losses. In addition, reduced economic growth may lead to reduced demand for the underlying commodities and put downward pressure on the future spot prices, adversely affecting the Fund’s operations and profitability, to the extent the Fund has taken a long position in the affected commodities.

Options Strategy Risks

There can be no assurance that the Fund’s options strategy will be successful.    The Fund will employ an options strategy that seeks to enhance the Fund’s risk-adjusted total return over time and also to generate option premiums to more efficiently implement its distribution policy. The Fund’s use of options, however, may not provide any, or only partial, protection for adverse commodity price changes.

Specific price movements of the commodities or futures contracts underlying an option cannot be accurately predicted. There may be imperfect correlation between the changes in the market value of the futures contracts and the corresponding options contracts held by the Fund. Accordingly, the return performance of the Fund’s commodity futures contracts may not parallel the performance of the commodities that serve as the basis for the options bought or sold by the Fund; this basis risk may reduce the Fund’s overall returns. Investing in options is volatile and requires an accurate assessment of the market and the underlying instrument. Factors such as increased or reduced volatility, limited dollar value traded and timing of placing and executing orders may preclude the Fund from achieving the desired results of the options strategy and could affect the Fund’s ability to generate income and gains and limit losses.

The Fund may forego gains (i.e., capital appreciation above the option exercise price for sold call options) on up to 25% of its long commodity futures contracts as a result of selling commodity call options. The Fund may forego gains on up to 25% of its short commodity futures contracts as a result of selling commodity put options.    The Fund may sell short-term commodity call and put options with terms up to six months on a continual basis on up to approximately 25% of the notional value of each of its commodity futures contract positions that, in Gresham’s determination, have sufficient option trading volume and liquidity. Initially, the Fund expects to sell commodity options on approximately 15% of the notional value of its commodity futures contract positions. Accordingly, the Fund is effectively limiting its potential for gains from price increases on long commodity futures positions and effectively limiting its potential for gains from price declines on short commodity futures positions during the option term on up to 25% of the notional value of its portfolio invested in commodity futures contract positions.

The Fund is subject to gap risk which is the risk that a commodity price will change from one level to another with no trading in between. Usually such movements occur when there are adverse news announcements, which can cause a commodity price to drop substantially from the previous day’s closing price. In the event of an extreme market change or gap move in the price of a single commodity where Gresham is unable to trade, then the Fund’s exposure to that commodity will increase in proportion to the Fund’s option exposure. The Fund’s option strategy could adversely affect the Fund in the event that the price of an individual commodity contract drops substantially.

Risk that the Fund’s Shares May Trade at a Discount to Net Asset Value

There is a risk that the Fund’s shares may trade at prices other than the Fund’s net asset value per share.    The net asset value of each share will change as fluctuations occur in the market value of the Fund’s portfolio. Investors should be aware that the public trading price of a share may be different from the net asset value of a share. The price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for shares may be related to, but are not identical to, the forces influencing the prices of the commodity futures contracts and other instruments held by the Fund at any point in time.

Risks Related to an Exchange Listing

The Exchange may halt trading in the shares which would adversely impact your ability to sell shares.    It is anticipated that the Fund’s shares will be approved for listing on the NYSE Amex, subject to notice of issuance, under the market symbol CTF. Trading in shares may be halted due to market conditions or, in light of the NYSE Amex rules and procedures, for reasons that, in the view of the NYSE Amex, make trading in shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the shares will continue to be met or will remain unchanged.

The lack of an active trading market for shares may result in losses on your investment at the time of disposition of your shares.    Although it is anticipated that the Fund’s shares will be approved for listing on the NYSE Amex, subject to notice of issuance, there can be no guarantee that an active trading market for the shares will develop or be maintained. If you need to sell your shares at a time when no active market for them exists, the price you receive for your shares, assuming that you are able to sell them, likely will be lower than that you would receive if an active market did exist.

Commodity Subadvisor Risks

Gresham will be using a strategy for the Fund that differs from the strategy on which its historical performance record is based.    Gresham’s historical performance record (set forth under the caption “Gresham Performance Record”) reflects the use of TAP® and TAP PLUSSM, not Long/Short PLUSSM . Gresham has not previously employed Long/Short PLUSSM for the accounts of clients and, as a result, its historical performance record is not based on an investment approach that is to be used for the Fund.

Past performance is no assurance of future results.    Any subsequent commodity subadvisor to the Fund may employ a different commodity investment strategy than Gresham. Neither Gresham’s proprietary methodology nor the investment methodology that may be used by any subsequent commodity subadvisors take into account unanticipated world events that may cause losses to the Fund. The addition of the Fund’s account may also substantially increase the total amount of assets Gresham manages which could adversely affect its performance. In any event, past performance does not assure future results.

Descriptions of the commodity subadvisor’s strategies may not be applicable in the future.    The commodity subadvisor or any subsequent commodity subadvisor may make material changes to the investment strategy it uses in investing the Fund’s assets with the consent of the manager, who has the sole authority to authorize any material changes. If this happens, the descriptions in this document would no longer be accurate or useful. The manager does not anticipate that this will occur frequently, if at all. You will be informed of any changes to the commodity subadvisor’s strategy that the manager deems to be material; however, you may not be notified until after a change occurs. Non-material changes may be made by the commodity subadvisor or any subsequent commodity subadvisor without the manager’s consent. These changes may nevertheless affect the Fund’s performance.

Speculative position limits and daily trading limits may reduce profitability and result in substantial losses.    The CFTC and U.S. commodities exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day by regulations referred to as “daily price fluctuation limits” or “daily trading limits.” Once the daily trading limit has been reached in a particular futures contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially disguising substantial losses the Fund may ultimately incur.

Separately, the CFTC and the U.S. commodities exchanges and certain non-U.S. exchanges have established limits referred to as “speculative position limits” or “accountability levels” on the maximum net long or short futures positions that any person may hold or control in contracts traded on such exchanges. All accounts owned or managed by commodity trading advisors, such as the commodity subadvisor, their principals and their affiliates are typically combined for speculative position limit purposes.

The commodity subadvisor may, in the future, reduce the size of positions that would otherwise be taken for the Fund or not trade in certain markets on behalf of the Fund in order to avoid exceeding such limits.

Modification of trades that would otherwise be made by the Fund, if required, could adversely affect the Fund’s operations and profitability, as compared to the Index. In addition, a violation of speculative position limits by the commodity subadvisor could lead to regulatory or self-regulatory action resulting in mandatory liquidation of certain positions held by the commodity subadvisor on behalf of its accounts. There can be no assurance that the commodity subadvisor will liquidate positions held on behalf of all the commodity subadvisor’s accounts, including the commodity subadvisor’s own accounts, in a proportionate manner. In the event the commodity subadvisor chooses to liquidate a disproportionate number of positions held on behalf of the Fund at unfavorable prices, the Fund may incur substantial losses.

Gresham may apply to the CFTC or to the relevant exchange, as appropriate, for relief from certain speculative position limits. If Gresham applies and is unable to obtain such relief, the Fund’s ability to reinvest income in additional commodities contracts and ability to implement its investment strategies may be limited to the extent these activities would cause the Fund to exceed applicable speculative position limits, limiting potential profitability.

Increased competition could adversely affect the Fund.    The commodity subadvisor believes that there has been, over time, an increase in interest in commodity investing. As Gresham’s capital under management increases, an increasing number of traders may attempt to initiate or liquidate substantial positions at or about the same time as the commodity subadvisor, or otherwise alter historical trading patterns or affect the execution of trades, to the detriment of the Fund.

Other Risks of the Fund’s Investment Strategy

Shares may be adversely affected if the manager makes changes to the Fund in response to changes in the composition and/or valuation of the Morningstar® Long/Short CommoditySM Index. The composition of the Index may change over time as the commodities in the Index are added or replaced. In addition, the Index sponsor may modify the method for determining the composition and weightings of the Index and for calculating its value in order to ensure that the Index represents a measure of the performance over time of the markets for the underlying commodities. Because the Index is serving as a benchmark measure for the Fund, the composition and weighting of their respective portfolios, while not identical, are likely to largely resemble each other. If the Index composition and/or weighting were to change over time, any such changes could adversely impact the ability of the Fund to continue to track the Index.

An investment in the Fund may not necessarily diversify an investor’s overall portfolio.    Historically, the investment performance of the Morningstar® Long/Short CommoditySM Index, the benchmark against which the Fund compares its performance, has shown a low or negative correlation to the performance of traditional asset classes such as equities and U.S. bonds. Low correlation means that there is a low statistical relationship between the performance of the Index, on the one hand, and equities and U.S. bonds, on the other hand. Because the historical correlation is low, the Fund cannot be expected to be automatically profitable during unfavorable periods in the stock or bond markets, or vice versa. If, during a particular period of time, the Fund’s performance moves in the same general direction as the other financial markets or the Fund does not perform successfully relative to overall commodity markets, you may obtain little or no diversification benefits during that period from an investment in the Fund’s shares. In such a case, the Fund may have no gains to offset your losses from such other investments, and you may suffer losses on your investment in the Fund at the same time losses on your other investments are increasing. See “Long/Short Commodities Have Historically Demonstrated Low Correlations with Traditional Asset Classes—Exhibit 2” in Part Two of this prospectus.

The concentration of certain commodities in the Morningstar® Long/Short CommoditySM Index may result in greater volatility.    The Morningstar® Long/Short CommoditySM Index is heavily weighted in energy contracts. As a result the Fund may invest a substantial portion of its net assets in the energy sector. A downturn in the energy sector could have a larger impact on the Fund than on a fund that does not concentrate in the energy sector. See Exhibit 1 in Part Two of this prospectus for information relating to the volatility of the Morningstar® Long/Short CommoditySM Index since its inception.

During a period when commodity prices are fairly stable, the absence of “backwardation” in the prices of commodity futures contracts held long by the Fund and the absence of “contango” in the prices of commodity futures contracts held short may cause the price of your shares to decrease.    As the futures contracts in the Index held by the Fund near expiration, they are replaced by contracts that have a later expiration. For example, a contract purchased and held (long or short) in June 2011 may have an expiration date in September 2011. As this contract nears expiration, a long position in the contract may be replaced by selling the September 2011 contract and purchasing a contract expiring in December 2011, or a short position may be replaced by covering or purchasing the September 2011 contract and selling short the December 2011 contract. This process is known as “rolling”. Historically, the prices of some futures contracts (generally those relating to commodities such as crude oil and heating oil, and sugar that are typically consumed immediately rather than stored) have often been higher for contracts with near-term expirations than for contracts with longer-term expirations. This phenomenon is referred to as “backwardation”. Absent other factors, in these circumstances, the sale of a long position in the September 2011 contract would be made at a higher price than the purchase of the December 2011 contract, thereby allowing the Fund to purchase a greater quantity of the December 2011 contract. Conversely, a “contango” market is one in which the price of commodity futures contracts in the near-term months are lower than the price of contracts in the longer-term months due to long-term storage costs and other factors. Commodities that have historically traded in a “contango” market are wheat, corn, gold, natural gas, coffee, lean hogs and soybean oil. Absent other factors, covering a short position in the September 2011 contract by purchasing that contract at a lower price than the price of replacing it with a short position in the December 2011 contract would allow the Fund to sell short a greater quantity of the December 2011 contract. Because the Fund’s strategy is based in part on taking advantage of such “backwardation” and “contango” situations, the absence of “backwardation” or “contango” in certain commodities in which the Fund is long or short could adversely affect the value of the Fund’s portfolio and consequently decrease the value of your shares.

There may be a loss on investments in short-term debt securities.    When the Fund purchases a futures contract, the Fund is required to deposit with its futures commission merchant only a portion of the value of the contract. This deposit is known as “initial margin.” If and when the market moves against the position, the Fund is required to make additional deposits known as “variation margin.” The Fund invests its assets, other than the amount of margin required to be maintained by the Fund, in short-term, high grade debt securities. The value of these high grade debt securities generally moves inversely with movements in interest rates (declining as interest rates rise). The value of these high grade debt securities might also decline if the credit quality of the issuer deteriorates, or if the issuer defaults on its obligations. If the Fund is required to sell short-term debt securities before they mature when the value of the securities has declined, the Fund will realize a loss. This loss may adversely impact the price of the Fund’s shares.

Daily disclosure of portfolio holdings could allow replication of the Fund’s portfolio and could have a negative effect on the Fund’s holdings.    Because the Fund’s total portfolio holdings will be disclosed on a daily basis after market close, other investors may attempt to replicate the Fund’s portfolio or otherwise use the information in a manner that could have a negative effect on the Fund’s individual portfolio holdings and the Fund’s portfolio as a whole.

Certain of the Fund’s investments may become illiquid.    The Fund may not always be able to liquidate its investments at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as a foreign government taking political actions that disrupt the market in its currency or in a major export, can also make it difficult to liquidate a position. Alternatively, limits imposed by futures exchanges or other regulatory organizations, such as speculative position limits and daily price fluctuation limits, may contribute to a lack of liquidity with respect to some commodity investments.

Unexpected market illiquidity may cause losses to investors. The large stated value of the investments that the commodity subadvisor will acquire for the Fund increases the risk of illiquidity by both making its investments more difficult to liquidate at favorable prices and increasing the losses incurred while trying to do so.

The Fund is subject to short risk when it sells short a futures contract or writes a put or call option.    Short sales are transactions in which the Fund initiates a position by selling a futures contract short. A short futures position allows the short seller to profit from declines in the price of the underlying commodity to the extent such declines exceed the transaction costs. In a short sale transaction, the Fund must deliver the underlying commodity at the contract price to a buyer of the contract who stands for delivery under the rules of the exchange that lists the contract or must offset the contract by entering into an opposite and offsetting transaction in the market. Likewise, the writer of a call option is required to deliver the underlying futures contract at the strike price or offset the option by entering into an opposite and offsetting transaction in the market. The price at such time may be higher or lower than the price at which the futures contract was sold short or the strike price of the call option when the option was written. If the underlying price of the futures contract goes down in price between the time that the Fund sells the contract short and offsets the contract, the Fund will realize a gain on the transaction. If the price of the underlying futures contract drops below the strike price of the call option written, the option will expire worthless and the Fund also will realize a gain to the extent of the option premium received. Conversely, if the price of the underlying short futures contract goes up during the period, the Fund will realize a loss on the transaction. If the price of the underlying futures contract is higher than the strike price of a call option written, the option will become in-the-money and the Fund may realize a loss less any premium received for writing the option. A short sale creates the risk of an unlimited loss in that the price of the underlying commodity in a futures contract or the underlying futures contract in a call option written could theoretically increase without limit, thus increasing the cost of covering the short contracts. In circumstances where a market has reached its maximum price limits imposed by the exchange, the short seller may be unable to offset its short position until the next trading day, when prices could expand again in rapid trading.

Investments in futures contracts will expose the Fund to the risk of temporary aberrations or distortions in the commodity markets. The Fund is subject to the risk that temporary aberrations or distortions in the markets (such as war, strikes, geopolitical events and natural disasters) will occur that impact commodity prices and negatively impact the value of the Fund’s long and/or short positions, thereby adversely effecting the value of your shares.

Because the futures contracts have no intrinsic value, the positive performance of your investment is wholly dependent upon an equal and offsetting loss.    Futures trading is a risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. Unlike most alternative investments, an investment in shares of the Fund does not involve acquiring any asset with intrinsic value. Overall stock and bond prices could rise significantly and the economy as a whole prosper while shares of the Fund trade unprofitably. See “General Information—The Commodity Markets” in Part Two of this document for additional information.

Because the Fund may invest a substantial portion of its net assets in the energy sector it is subject to certain risks.    A downturn in the energy sector could have a larger impact on the Fund than on a fund that does not concentrate in the sector. At times, the performance of commodities in the energy sector may lag the performance of other sectors or the broader commodity market. The Fund is subject to the risk that temporary aberrations or distortions in the commodity markets (such as war, strikes, geopolitical events and natural disasters) will adversely effecting the value of your shares. The prices of commodities in the energy sector may be adversely effected by weather and other catastrophic events such as leaks, fires, explosions, damage to facilities and equipment resulting from natural disasters, inadvertent damage to facilities and equipment and terrorist acts.

Risk of Investing in Non-U.S. Markets

Investing in non-U.S. markets will expose the Fund to additional credit and regulatory risk.    Initially, the Fund does not expect to invest in commodity futures contracts and options on commodity futures contracts in non-U.S. markets. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. None of the SEC, CFTC, NFA, or any domestic exchange regulates activities of any foreign boards of trade or exchanges, including the execution, delivery and clearing of transactions, nor has the power to compel enforcement of the rules of a foreign board of trade or exchange or of any applicable non-U.S. laws. Similarly, the rights of market participants, such as the Fund, in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers. As a result, in these markets, the Fund would have less legal and regulatory protection than it does when it invests domestically.

Investing through non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss on investments of the Fund in the affected international markets.

Regulatory and Operating Risks

The Fund is not a regulated investment company.    Unlike other Nuveen Investments-sponsored funds, the Fund is not a mutual fund, a closed-end fund, or any other type of investment company within the meaning of the 1940 Act. Accordingly, you do not have the protections afforded by that statute which, among other things, regulates the relationship between the investment company and its investment adviser and mandates certain authority to be held by the board of directors of an investment company.

The Fund has no operating history.    The Fund is new and has no operating history. Therefore, there is no performance history of the Fund to serve as a basis for you to evaluate an investment in the Fund.

Manager and commodity subadvisor experience.    The manager, commodity subadvisor, and collateral subadvisor act in similar capacities for the Nuveen Diversified Commodity Fund which is a Nuveen Investments-sponsored commodity pool traded on the NYSE Amex that completed its initial public offering on September 30, 2010. Prior to the initial public offering of the Nuveen Diversified Commodity Fund, the manager had not previously operated a commodity pool or selected a commodity trading advisor. The commodity subadvisor has never employed Long/Short PLUSSM when managing assets for clients, like the Fund.

The Fund is a new investment product and the value of the Fund’s shares could decrease if unanticipated operational or trading problems occur.    Certain new mechanisms and operational procedures involving the trading and composition of the Fund’s portfolio have been developed specifically for this Fund. Accordingly, there may be unanticipated problems or issues with respect to the trading and operational procedures of the Fund that could have a material adverse effect on an investment in the shares.

Conflicts of interest could adversely affect the Fund.    There are conflicts of interest in the structure and operation of the Fund. The manager has sole authority to manage the Fund, and its interests may conflict with those of Fund shareholders. In addition, the collateral subadvisor is an affiliate of the manager. Neither the Fund, the manager, nor the subadvisors have established formal procedures to resolve potential conflicts of interest related to managing the investments and operations of the Fund. Each subadvisor may encounter conflicts between the interests of the Fund and its other clients. Each of the manager and the subadvisors resolve conflicts of interest as they arise based on its judgment and analysis of the particular issue. There are no formal procedures to resolve conflicts of interest and as a result, the manager and/or the subadvisors could resolve a potential conflict in a manner that is not in the best interest of the Fund or its shareholders. These conflicts are described in more detail under “Conflicts of Interest.”

Departure of key personnel could adversely affect the Fund.    In managing and directing the Fund’s day-to-day activities and affairs, the manager will rely heavily on Gresham and in particular on Jonathan S. Spencer and Douglas J. Hepworth. If those individuals were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the Fund’s management. In addition, should market conditions deteriorate or for other reasons, Nuveen Investments, NCAM, Nuveen Asset Management and Gresham may need to implement cost reductions in the future which could make the retention of qualified and experienced personnel more difficult and could lead to personnel turnover.

Reliance on affiliates of Nuveen Investments.    The Fund is dependent upon services and resources provided by its manager and collateral subadvisor (NCAM and Nuveen Asset Management, respectively) and therefore their parent, Nuveen Investments. Nuveen Investments, through its own business or the financial support of its affiliates, may not be able to generate sufficient cash flow from operations or ensure that future borrowings will be available in an amount sufficient to pay its indebtedness with scheduled maturities beginning in 2014 or to fund its other liquidity needs. Nuveen Investments’ failure to satisfy the terms of its indebtedness, including covenants therein, generally may have an adverse effect on the financial condition of Nuveen Investments.

The Fund’s Long/Short PLUSSM strategy is not designed to provide the return of any single commodity or to replicate the performance of long-only commodity market benchmarks.    The net asset value returns of the Fund may differ substantially from any single commodity or long-only commodity market benchmarks. Furthermore, the Fund is not expected necessarily to provide a hedge against inflation.

In the event of a loss on your investment, you have no recourse against Morningstar, Inc., the sponsor of the Morningstar® Long/Short CommoditySM Index.    The shares are not sponsored, endorsed, sold or promoted by the Index sponsor. The Index sponsor makes no representation or warranty, express or implied, to the owners of shares or any member of the public regarding the advisability of investing in commodity futures or option contracts or in the Fund. The Index sponsor’s only relationship to the manager and the Fund is the licensing of certain trademarks, trade names and other intellectual property of the Index sponsor. The Index is determined and composed by the Index sponsor without regard to the manager or the Fund. The Index sponsor has no obligation or liability in connection with the formation, management, marketing or promotion of shares or the trading of the Fund’s portfolio.

Shareholders have limited voting rights, and the independent members of NCAM’s board have limited duties and powers, and neither will be able to affect management of the Fund regardless of performance.    Unlike the holder of capital stock in an investment company, Fund shareholders have limited voting rights or other means to control or affect the Fund’s business. In addition, the powers and duties of the independent members of NCAM’s board are very limited. The sole powers of the independent members of NCAM’s board are (i) to terminate for cause the manager of the Fund (which, under the Trust Agreement, will automatically cause the Fund to terminate and be liquidated if at the time there is not a remaining manager and shareholders have not voted to elect a replacement manager), and (ii) to serve as the audit committee and nominating committee of the Fund. The independent members of NCAM’s board, unlike the board of directors of an investment company, will not have the power to cause the Fund to change its investment objective or policies, effect changes to operations, approve the advisory fees of the manager or replace the manager or subadvisors. Rather, the power to determine the Fund’s policies and direct its operations is conferred on the manager. Thus, the Fund shareholders do not benefit from the protection of their interests afforded to registered investment companies under the 1940 Act through the existence of an independent board of directors with extensive powers to control the operations of the company. Therefore, the shareholders to a large extent are dependent on the abilities, judgment and good faith of the manager in exercising its wide-ranging powers over the Fund, limited solely by the implied covenant of good faith and fair dealing applicable to the manager in its relations with the Fund and its shareholders. If the manager voluntarily withdraws or is removed by a vote of shareholders and shareholders have not voted to elect a replacement manager, the Fund will terminate and will liquidate its assets.

The manager may not be removed as manager by Fund shareholders except upon approval by the affirmative vote of the holders of at least 50% of the outstanding shares (excluding shares owned by the manager and its affiliates), subject to the satisfaction of certain conditions. Any removal of the manager by Fund shareholders or by the independent members of NCAM’s board (upon 90 days written notice and under certain limited circumstances) will result in the liquidation of the Fund if at the time there is not a remaining manager unless a successor manager is appointed as provided in the Trust Agreement.

Thus, it is extremely unlikely that Fund shareholders will be able to make any changes in the management of the Fund, even if performance is poor.

Fees and expenses are charged regardless of Fund performance and may result in depletion of assets.    The Fund pays brokerage commissions, over-the-counter dealer spreads, offering expenses, management fees and operating and extraordinary expenses, in all cases regardless of whether the Fund’s activities are profitable. To break even from a purchase made in the initial offering, and assuming the Fund’s estimated net proceeds generate annual interest income of 0.10%, the Fund must earn profits other than from interest income of 7.15% at the end of one year. Consequently, the expenses of the Fund could, over time, result in significant losses to your investment therein, including the loss of all of your investments. You may not achieve profits, significant or otherwise. For a more detailed explanation see “Break-Even Analysis.”

The value of the shares may be adversely affected if the Fund is required to indemnify the independent members of NCAM’s board or the manager.    Under the Trust Agreement, each of the independent members of NCAM’s board and the manager has the right to be indemnified for any liability or expense it incurs absent actual fraud or willful misconduct. That means that the manager may require the assets of the Fund to be sold in order to cover losses or liability suffered by it or by the independent members of NCAM’s board. Any sale of that kind would reduce the net asset value of the Fund and the value of the shares.

The failure or bankruptcy of one of its clearing brokers could result in a substantial loss of Fund assets.    Under CFTC regulations, a clearing broker maintains customers’ assets in a bulk segregated account. If a clearing broker fails to do so, or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of loss of their funds in the event of that clearing broker’s bankruptcy. In that event, the clearing broker’s customers, such as the Fund, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker’s customers. The Fund also may be subject to the risk of the failure of, or delay in performance by, any exchanges and their clearing organizations, if any, on which commodity interest contracts are traded.

The clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business. A clearing broker’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear the Fund’s trades.

An investment in the shares may be adversely affected by competition from other methods of investing in commodities.    The Fund constitutes a new, and thus untested, type of investment methodology. It competes with other financial vehicles, including other commodity pools, hedge funds, traditional debt and equity securities issued by companies in the commodities industry, other securities backed by or linked to such commodities, and direct investments in the underlying commodities or commodity futures contracts. Market and financial conditions, and other conditions beyond the manager’s or commodity subadvisor’s control, may make it more attractive to invest in other financial vehicles or to invest in such commodities directly, which could limit the market for the shares.

The commodity markets have volatility risk.    The commodity markets have experienced periods of extreme volatility. General market uncertainty and consequent repricing risk have led to market imbalances of sellers and buyers, which in turn have resulted in significant reductions in values of a variety of commodities. Similar future market conditions may result in rapid and substantial valuation increases or decreases in the Fund’s holdings. In addition, volatility in the commodity and securities markets may directly and adversely affect the setting of distribution rates on the Fund’s shares.

The offering of shares has not been subject to independent review or review on your behalf.    Shareholders do not have legal counsel representing them in connection with the Fund. Accordingly, a shareholder should consult its legal, tax and financial advisers regarding the desirability of investing in the Fund. As previously noted, you cannot predict the expected results of this Fund from the performance history of other accounts managed by the commodity subadvisor.

Deregistration of the commodity pool operator and subadvisors could disrupt operations.    The manager and the commodity subadvisor are registered commodity pool operators and registered commodity trading advisors. If the CFTC were to terminate, suspend, revoke or not renew the manager’s registrations, the manager would be compelled to withdraw as the Fund’s manager. The shareholders would then determine whether to select a replacement manager or to dissolve the Fund. If the CFTC and/or the SEC were to terminate, suspend, revoke or not renew either of the subadvisor’s registrations, the manager would terminate the management agreement with that subadvisor. The manager could choose to appoint a new subadvisor or terminate the Fund. No action is currently pending or threatened against the manager, the commodity subadvisor or the collateral subadvisor.

The Fund’s distribution policy may change at any time.    Distributions paid by the Fund to its shareholders are derived from the current income and gains from the Fund’s portfolio investments and the options strategy, but to the extent such current income and gains are not sufficient to pay distributions, the Fund’s distributions may represent a return of capital. The total return generated by the Fund’s investments can vary widely over the short term and long term and the Fund may liquidate investments in order to make distributions. The timing and terms of any such liquidation could be disadvantageous to the Fund. The Fund reserves the right to change its distribution policy and the basis for establishing the rate of its monthly distributions, or may temporarily suspend or reduce distributions without a change in policy, at any time and may do so without prior notice to shareholders.

New regulatory developments may increase competition from other exchange-traded commodity funds that could limit the market for, and reduce the liquidity of, the shares.    The CFTC recently adopted rules that, subject to certain conditions, permit the manager (commodity pool operator) of an exchange-traded commodity fund to claim relief from certain requirements relating to the delivery and acknowledgment of commodity pool disclosure documents, delivery of monthly account statements, and the requirement to keep the Fund’s books and records at the commodity pool operator’s main business office. In addition, those rules exempt the independent directors and trustee of an actively managed, exchange-traded commodity pool from having to register as commodity pool operators in their own right, where those persons are required to serve as such only for purposes of composing an audit or other committee under the Sarbanes-Oxley Act of 2002 and exchange listing requirements. These rules may increase the attractiveness of forming exchange-traded commodity funds similar to the Fund, relative to other investment vehicles, including hedge funds, other commodity pools, traditional debt and equity securities issued by companies in the commodities industry and securities backed by or linked to commodities. An increase in the number of such funds facilitated by the new rules could limit the market for, and reduce the liquidity of, the shares and/or make it more difficult for the Fund to implement its strategy.

Tax Risk

Your tax liability may exceed cash distributions.    You will be taxed on your share of the Fund’s taxable income and gain each year, regardless of whether you receive any cash distributions from the Fund. Your share of such income or gain, as well as the tax liability generated by such income or gain, may exceed the distributions you receive from the Fund for the year.

You could owe tax on your share of the Fund’s ordinary income despite overall losses.    Gain or loss on futures contracts and options on futures contracts will generally be taxed as capital gains or losses for U.S. federal income tax purposes. Interest income is ordinary income. In the case of an individual, capital losses can only be used to offset capital gains plus $3,000 ($1,500 in the case of a married taxpayer filing a separate return) of ordinary income each year. Therefore, you may be required to pay tax on your allocable share of the Fund’s ordinary income, even though the Fund incurs overall losses.

Certain Fund expenses may be treated as miscellaneous itemized deductions rather than as deductible ordinary and necessary business expenses.    Certain expenses incurred by the Fund may be treated as miscellaneous itemized deductions for federal income tax purposes, rather than as deductible ordinary and necessary business expenses, with the result that shareholders who are individuals, trusts, or estates may be subject to limitations on the deductibility of their allocable share of such expenses.

Tax-exempt investors may recognize unrelated business taxable income with respect to their investment in the Fund.    Persons that are otherwise exempt from federal tax may be allocated unrelated business taxable income as a result of their investment in the Fund. In particular, for charitable remainder trusts, investment in the Fund may not be appropriate.

Non-U.S. investors may face U.S. tax consequences.    Non-U.S. investors should consult their own tax advisors concerning the applicable foreign as well as the U.S. tax implications of an investment in the Fund. Non-U.S. investors may also be subject to special withholding tax provisions if they fail to furnish the Fund (or another appropriate person) with a timely and properly completed Form W-8BEN or other applicable form.

Changes in the Fund’s tax treatment could adversely affect distributions to shareholders.    Based upon the continued accuracy of the representations of the manager, the Fund believes that under current law and regulations it will be classified as a partnership for federal income tax purposes. However, the Fund has not requested, nor will it request, any ruling from the IRS as to this status. In addition, you cannot be sure that those representations will continue to be accurate. If the IRS were to challenge the federal income tax status of the Fund, such a challenge could result in (i) an audit of each shareholder’s entire tax return and (ii) adjustments to items on that return that are unrelated to the ownership of shares. In addition, each shareholder would bear the cost of any expenses incurred in connection with an examination of its personal tax return.

In addition, the Fund generally could be impacted adversely by changes in tax laws or tax administration, including changes that might treat publicly traded partnerships like the Fund as taxable corporations.

If for any reason the Fund were taxable as a corporation for federal income tax purposes in any taxable year, its income, gains, losses and deductions would be reflected on its own tax return rather than being passed through (proportionately) to shareholders. Its net income would be subject to taxation, reducing cash available for distributions and resulting in distributions being treated as dividends to the extent of current or accumulated earnings and profits. Such a tax reclassification could materially reduce the overall performance and after-tax returns of the Fund, possibly causing a decline in the price of the Fund shares.

Items of income, gain, deduction, loss and credit with respect to Fund shares could be reallocated if the IRS does not accept the conventions used by the Fund in allocating Fund tax items.    U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to widely held partnerships. The Fund will apply certain conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to Fund shareholders in a manner that reflects shareholders’ share of Fund items, but these conventions may not be in full technical compliance with applicable tax requirements. It is possible that the IRS will successfully assert that the conventions used by the Fund to allocate income to the shareholders do not satisfy the technical requirements of the U.S. tax law and could require that items of income, gain, deduction, loss or credit be reallocated in a manner that adversely affects you.

The current treatment of long-term capital gains under current U.S. federal income tax law may be adversely affected in the future.    Under current law, long-term capital gains are taxed to non-corporate investors at a maximum U.S. federal income tax rate of 15% through December 31, 2012. Absent further legislation, after December 31, 2012, the tax rate for non-corporate investors on long-term capital gains will increase to 20%. The treatment of long-term capital gains can be adversely affected by future changes in tax laws at any time.

Prospective shareholders are strongly urged to consult their own tax advisors and counsel with respect to the possible tax consequences to them of an investment in any shares. The tax consequences may differ in respect of different shareholders.

THE FUND’S INVESTMENTS

Investment Objective

The Fund’s investment objective is to generate attractive total returns. The Fund is actively managed and seeks to outperform its benchmark, the Morningstar® Long/Short CommoditySM Index (previously defined as the “Index”).

In pursuing its investment objective, the Fund will invest directly in a diverse portfolio of exchange-traded commodity futures contracts that represent the main commodity sectors and are among the most actively traded futures contracts in the global commodity markets. As discussed below, the Fund’s commodity subadvisor will use various rules to determine the commodity contracts in which the Fund will invest, their respective weightings and whether the futures positions in each commodity are held long, short or flat (in the special case of energy contracts). The Fund’s commodity investments will be fully collateralized and unleveraged. The Fund also will employ an integrated options strategy that seeks to enhance the Fund’s risk-adjusted total return over time and also to generate option premiums to more efficiently implement its distribution policy. Risk-adjusted total return refers to the income and capital appreciation generated by a portfolio (the combination of which equals its total return) per unit of risk taken, with such risk measured by the volatility of the portfolio’s total returns over a specific period of time. The Fund cannot assure you that it will achieve its investment objective. The Fund’s risk-adjusted return over any particular period may be positive or negative. During temporary defensive periods or during adverse market circumstances, the Fund may deviate from its investment policies and objective.

Commodity Investments

General.    The Fund’s investment strategy utilizes the Long/Short PLUSSM program and has three elements:

•	An actively managed long/short portfolio of exchange-traded commodity futures contracts;

•	A commodity options portfolio of exchange-traded commodity option contracts; and

•	A collateral portfolio of cash equivalents and short-term, high grade debt securities.

Long/Short PlusSM Program.    The Long/Short PLUSSM program is an actively managed, fully collateralized, rules-based commodity investment strategy. “Fully collateralized” means that the Fund will maintain as collateral high grade debt securities in an aggregate amount corresponding to the full notional value of its commodity investments. “Long/short” means that the Fund’s commodity futures contracts may be invested on both a long basis, seeking to profit from potential increases in commodity prices, and a short basis, seeking to profit from declines in commodity prices. “Rules-based” means that the Fund will manage its commodity investments consistent with program rules which specify minimum liquidity requirements for commodity contract investing and other parameters such as eligible commodity contracts, contract term, commodity weightings and annual and interim rebalancing of individual commodities and the long/short portfolio. The Fund will invest in a diverse portfolio of exchange-traded commodity contracts with an aggregate notional value substantially equal to the net assets of the Fund. To provide diversification, the Fund will invest initially in approximately 20 commodities and the rules limit weights for any individual commodity contract. To accommodate dynamic changes in the global commodities markets, the rules establish the timing for potential rebalancing and annual reconstitution of the commodity futures portfolio. Generally, the program rules are used to determine the specific commodity contracts in which the Fund will invest, the relative weighting for each commodity and whether a position is long or short (and/or flat in the special case of energy contracts).

The Fund will not short energy contracts but instead will move to cash (i.e., a flat position) for that contract since the prices of energy contracts are presumed to be extremely sensitive to geopolitical events and not necessarily driven by supply-demand imbalances. The relative balance of the Fund’s long/short exposure may vary significantly over time and at certain times the Fund’s aggregate exposure may be all long, all short and/or may include flat energy positions, or various combinations (long, short and flat) thereof.

Upon completing the initial invest-up of the net proceeds of the offering, the Fund expects that the commodity futures contracts, their relative weights and long/short direction will substantially replicate the constituent holdings and weights of the Morningstar ® Long/Short CommoditySM Index. Certain rules that the Fund expects to follow pertaining to eligible portfolio holdings, weights, diversification, rebalancing, and annual reconstitution are the same as the Index. (See page 8 for a description of the Index and also pages 35 and 36 for actual weightings of the Index as of April 30, 2011.) Over time, the Fund’s commodity investments managed pursuant to Gresham’s Long/Short PLUSSM program may differ from that of the Index. The Manager has entered into a license agreement with Morningstar, Inc. relating to the Index.

The specific commodities and total number of futures contracts in which the Fund will invest, and the relative weighting of those contracts, will be determined annually by the commodity subadvisor. The selected commodity contracts are expected to remain unchanged until the next annual reconstitution in December. The Fund’s commodity contracts and relative weightings may differ from those in the Morningstar® Long/Short CommoditySM Index. Upon annual reconstitution, the weight of any individual commodity contract will be limited to 10% of the Fund’s net assets to ensure adequate diversification. The commodity subadvisor expects the actual portfolio weights to vary during the year due to market movements and may in certain circumstances be rebalanced. Generally, the Fund expects to invest in short-term commodity contracts with terms of one to three months, but may invest in commodity contracts with terms of up to six months.

The Fund expects to make commodity investments in the four main commodity sectors in the global commodities markets:

•	energy;

•	agriculture;

•	metals; and

•	livestock.

Eligible Contracts.    If commodity futures contracts and options on futures contracts invested in by the Fund are listed on multiple exchanges, the Fund will, under normal circumstances, invest in those commodity contracts that are listed on the exchange with the greatest dollar volume traded in those contracts. Listed below are the main categories of eligible commodity contracts. Each commodity may have several different types of individual commodity contracts (e.g., hard winter wheat and soft red wheat). Gresham has discretion over commodity contract selection and may choose from the available contract types.

Group	Commodity	Primary Exchange
Energy	Coal	New York Mercantile Exchange
	Crude Oil	New York Mercantile Exchange/Intercontinental Exchange
	Ethanol	New York Mercantile Exchange/Chicago Board of Trade
	Gas Oil	Intercontinental Exchange
	Gasoline	New York Mercantile Exchange
	Heating Oil	New York Mercantile Exchange
	Natural Gas	New York Mercantile Exchange
	Propane	New York Mercantile Exchange

Group	Commodity	Primary Exchange

Agriculture	Butter	Chicago Mercantile Exchange
	Cocoa	New York Board of Trade
	Coffee	New York Board of Trade
	Corn	Chicago Board of Trade
	Cotton	New York Board of Trade
	Diamonium Phosphate	Chicago Mercantile Exchange
	Lumber	Chicago Mercantile Exchange
	Milk	Chicago Mercantile Exchange
	Oats	Chicago Board of Trade
	Orange Juice	New York Board of Trade
	Pulp	New York Board of Trade/Chicago Mercantile Exchange
	Rice	Chicago Board of Trade
	Soybean Meal	Chicago Board of Trade
	Soybean Oil	Chicago Board of Trade
	Soybeans	Chicago Board of Trade
	Sugar	New York Board of Trade
	Urea	Chicago Mercantile Exchange
	Urea Ammonium Nitrate	Chicago Mercantile Exchange
	Wheat	Chicago Board of Trade/Kansas City Board of Trade

Metals	Aluminum	New York Mercantile Exchange
	Copper	New York Commodities Exchange
	Gold	New York Commodities Exchange
	Palladium	New York Mercantile Exchange
	Platinum	New York Mercantile Exchange
	Silver	New York Commodities Exchange

Livestock	Broilers	Chicago Mercantile Exchange
	Feeder Cattle	Chicago Mercantile Exchange
	Hogs	Chicago Mercantile Exchange
	Live Cattle	Chicago Mercantile Exchange
	Pork Bellies	Chicago Mercantile Exchange

Current Index Holdings. The actual weightings of the Morningstar® Long/Short CommoditySM Index as of April 30, 2011 are as follows:

Long Commodity Futures Exposure		95.09%
Short/Flat Commodity Futures Exposure		4.91%

Commodity	Exposure	Weight
Energy
Crude Oil WTI	Long	10.37%
Crude Oil Brent	Long	8.72%
Gas-Oil-Petroleum	Long	6.77%
Heating Oil #2 / Fuel Oil	Long	5.74%
Gasoline Blendstock	Long	5.69%
Natural Gas Henry Hub	Flat	4.91%

Long Energy Exposure		37.30%
Flat Energy Exposure		4.91%

Commodity	Exposure	Weight

Agriculture
Corn	Long	5.36%
Soybeans	Long	4.45%
Coffee ‘C’ /Colombian	Long	4.35%
Cotton / 1-1/16”	Long	3.81%
Wheat / No. 2 Soft Red	Long	3.52%
Wheat / No. 2 Hard Winter	Long	3.43%
Soybean Oil	Long	3.43%
Soybean Meal	Long	3.22%
Sugar #11	Long	2.96%

Long Agriculture Exposure		34.53%

Livestock
Cattle Live	Long	3.68%
Hogs Lean	Long	2.98%

Long Livestock Exposure		6.66%

Metals
Gold	Long	7.21%
Silver	Long	5.90%
Copper High Grade	Long	3.50%

Long Metals Exposure		16.61%

The Fund also may invest in other commodity contracts that are presently, or may hereafter become, the subject of commodity futures trading. Except for certain limitations described herein, there are no restrictions or limitations on the specific commodity contracts in which the Fund may invest.

Options Strategy.    The Fund will employ an options strategy that seeks to enhance the Fund’s risk-adjusted total return over time and also to generate option premiums to more efficiently implement its distribution policy. Pursuant to the options strategy, the Fund, at Gresham’s discretion, may sell exchange-traded commodity call and put options on a continual basis on up to 25% of the notional value of each of its commodity futures contract positions. By utilizing this options strategy, the Fund believes that it may favorably reduce the potential volatility of returns from its commodity investment strategy and thereby generate an attractive risk-adjusted return. The Fund cannot assure you that it will achieve its investment objective. The Fund’s risk-adjusted return over any particular period may be positive or negative.

Comparisons of risk-adjusted total returns can be evaluated by means of a Sharpe ratio comparison. The Sharpe ratio is a statistical measure of the risk-adjusted return of a portfolio or strategy. The Sharpe ratio is equal to the excess return divided by the standard deviation (which is a measure of return volatility) which represents the return gained per unit of risk taken. The Sharpe ratio is most helpful when comparing strategies or indices with both different returns and different levels of risk. A higher Sharpe ratio is associated with superior risk-adjusted return performance, even though the investment with the higher Sharpe ratio may have lower absolute return than the comparative investment.

There are no provisions in the Trust Agreement or otherwise that limit the ability of the Fund to change its investment strategy (including the types of products in which the Fund may invest). The Fund has no current intention to utilize leverage (other than for borrowings for temporary or emergency purposes). Situations where the Fund might exercise this limited borrowing ability for temporary or emergency purposes may include, for example, events beyond the Fund’s control that temporarily limit or prevent the Fund from accessing its funds or investments through normal channels (such as a result of power outage affecting an entity holding Fund assets). The Fund may not borrow in excess of 5% of its net assets.

Long/Short Portfolio of Commodity Futures

The Fund will invest directly in a diverse portfolio of exchange-traded commodity futures contracts that provide long/short exposure to the global commodity markets. By investing long/short, the Fund seeks to generate attractive total returns from positive or negative commodity price changes and positive or negative roll yield. The Fund, (like most commodity futures investors), will replace expiring futures contracts with more distant contracts (i.e., “roll”) to avoid taking physical delivery of a commodity. To maintain exposure to commodity futures over an extended period, before contracts expire, the commodity subadvisor will roll the futures contracts throughout the year into new contracts so as to maintain a fully invested position.

In actively managing the Fund’s long/short portfolio of commodity futures, Gresham seeks to add value compared with the Morningstar® Long/Short CommoditySM Index with the following proprietary investment methods: i) trading contracts in advance of monthly index rolls; ii) individual commodity contract selection; and iii) active implementation. As a result, the roll dates, terms, underlying contracts and contract prices selected by Gresham may vary based upon Gresham’s judgment of the relative value of different contract terms. Gresham’s active management approach is market-driven and opportunistic and is intended to minimize market impact and avoid market congestion during certain days of the trading month.

Gresham employs proprietary methodology in assessing commodity market movements and in determining the Fund’s long/short exposure. Generally, the commodity subadvisor employs momentum based modeling to estimate forward-looking prices and evaluates the return impact of futures contract rolls (previously defined as “roll yield”). To determine the direction of the commodity futures position, either long or short/flat, the commodity subadvisor calculates a roll-adjusted price that accounts for the current spot price and the impact of roll yield. The current futures price for a commodity that has positive roll yield (described as “backwardation”) is adjusted up and the price for a commodity that has negative roll yield (described as “contango”) is adjusted down. See the discussion of those terms on page 97 in Part Two of this prospectus. Generally, if a commodity’s roll-adjusted price exceeds its 12-month moving average, the Fund expects to be long the commodity futures contract. Conversely, if the roll-adjusted price is below its 12-month moving average, the Fund expects to be short the commodity futures contract. Gresham may exercise discretion in its long/short decisions and the timing and implementation of the Fund’s investments.

The commodity markets are dynamic and as such the Long/Short PLUSSM program may require frequent adjustments in the Fund’s commodity positions. The commodity subadvisor expects to trade each position no less frequently than once per month. The Fund’s long/short exposure over time may vary significantly and in certain periods the Fund may have all long exposure or all short and/or flat exposure. The Fund’s combined long, short and flat futures exposure will not exceed 100% of the Fund’s net assets. The Morningstar® Long/Short CommoditySM Index has 95.09% long exposure and 4.91% short/flat exposure as of April 30, 2011.

The price of a futures contract is generally higher or lower than the spot price of the underlying commodity when there is significant time to expiration of the contract due to storage costs and supply and demand imbalances. As a futures contract nears expiration, the futures price will converge to the spot price. When commodities are in “backwardation”, the futures price converges up toward a higher spot price (assuming the spot price remains constant) and long commodity futures investors will earn positive roll yield. When commodities are in “contango”, the futures price converges down toward a lower spot price (assuming the spot price remains constant) and long commodity futures investors will have a negative roll yield. The opposite is true for short commodity futures investors: a negative roll yield occurs when commodities are in backwardation and a positive roll yield occurs when commodities are in contango. In a backwardated market, the roll results in the sale of the expiring futures contract and the purchase of a more distant contract at a lower futures price than the spot price. In a contango market, the roll results in the sale of the expiring contract and the purchase of a more distant contract at a higher futures price.

By investing both long and short, Gresham seeks to optimize the potential for profit and reduce the potential for loss in both backwardated and contango commodity futures markets.

Because the nature of the Fund’s investments in commodity futures contracts will not require significant outlays of principal, less than 25% of the Fund’s net assets will be committed to establishing those positions. See “—Collateral Portfolio.”

Initially, the Fund expects that substantially all of the commodity futures and options contracts acquired to facilitate implementing the investment strategy will be exchange listed and that generally they will qualify as “Section 1256 Contracts” for tax purposes. See “Federal Income Tax Considerations.”

Integrated Options Strategy

General.    The Fund will employ an options strategy that seeks to enhance the Fund’s risk-adjusted total return over time and also to generate option premiums to more efficiently implement its distribution policy. There can be no assurance that the Fund’s options strategy will be successful. The Fund’s risk-adjusted returns over any particular period may be positive or negative.

Pursuant to the options strategy, the Fund may sell exchange-traded commodity call and put options on a continual basis on up to approximately 25% of the notional value of each of its commodity futures contract positions that, in Gresham’s determination, have sufficient option trading volume and liquidity. Initially, the Fund expects to sell commodity options on approximately 15% of the notional value of its commodity futures contract positions. For example, if the Fund has $100 in wheat futures (long or short), then the Fund would have $15 in sold calls and $15 in sold puts on wheat futures with the same exercise price and expiration date. Generally, the Fund expects to sell call and put options which have the same exercise price, expiration date and underlying futures contract. Due to trading and liquidity considerations, Gresham may determine that it is in the best interest of Fund shareholders to sell options on like commodities (for example, gas oil and heating oil are like commodities) and not matched commodity contracts.

If Gresham determines the Fund should have long exposure to an individual commodity contract, it will invest long in the commodity futures contract and generally sell call and put options on the same underlying commodity futures contract with the same strike price and expiration date. If Gresham determines the Fund should have short exposure to an individual commodity contract, it will short the commodity futures contract and generally sell call and put options on the same underlying commodity futures contract with the same exercise price and expiration date. Gresham may exercise discretion with respect to commodity contract selection.

Due to geo-political risk, an exception is made for commodities in the energy sector. If Gresham determines the Fund should have long exposure to an energy contract, the Fund will only sell call options on that contract. If Gresham determines the Fund should have short exposure to an energy contract, the Fund will move to cash (i.e., a flat position) for that contract and will not sell call or put options on that contract.

In most circumstances, the Fund will sell a call option and a put option at the same strike price and expiration date on the same underlying commodity futures contract or like futures contract. The Fund expects to sell covered in-the-money options and uncovered out-of-the-money options. If Gresham is long a commodity futures contract, Gresham expects futures prices to move higher, the sold call option to expire in-the-money and the sold put option to be out-of-the-money and thus expire worthless. If Gresham is short a commodity futures contract, Gresham expects futures prices to move lower, the sold put option to expire in-the-the money and the call option to be out-of-the-money and thus expire worthless.

The Fund’s options strategy increases the Fund’s gap risk. In the event of an extreme market change or gap move in the price of a single commodity, the Fund’s options strategy may result in increased exposure to that commodity due to the sale of uncovered options. In such circumstances, the Fund’s exposure to that commodity would increase in proportion to the Fund’s option overwrite and the strike prices of the options sold. See “Options Strategy Risks.”

Generally, the Fund expects to sell short-term commodity options with terms of one to three months. Subject to the foregoing limitations, the implementation of the options strategy will be within Gresham’s discretion. Over extended periods of time, the “moneyness” of the commodity options may vary significantly. Upon sale, the commodity options may be “in-the-money”, “at-the-money” or “out-of-the-money”. A call option is said to be “in-the-money” if the exercise price is below current market levels and “out-of-the-money” if the exercise price is above current market levels. Conversely, a put option is said to be “in-the-money” if the exercise price is above the current market levels and “out-of-the-money” if the exercise price is below current market levels.

Since the Fund’s option overwrite is initially expected to be 15%, the Fund retains the ability to benefit from the full capital appreciation potential beyond the strike price on the majority (85% or more) of its long and/or short commodity contracts. An important objective of the Fund’s Long/Short PLUSSM program is to retain capital appreciation potential with respect to the major portion of the Fund’s portfolio.

A call option gives its owner (buyer) the right but not the obligation to buy the underlying futures contract at a particular price, known as the strike price, at anytime between the purchase date and the expiration date of the option. The person who sells the call option to the buyer is thus required to fulfill the contractual obligation (by selling the underlying futures contract to the buyer at the strike price) should the call option be exercised. A put option gives its owner (buyer) the right but not the obligation to sell the underlying futures contract at the strike price, at anytime between the purchase date and the expiration date of the option. The person who sells the put option to the buyer is thus required to fulfill the contractual obligation (by buying the underlying futures contract from the seller at the strike price) should the put option be exercised.

The Fund will sell commodity options that are U.S. exchange-traded and that are typically “American-style” (exerciseable at any time prior to expiration). The Fund also may sell commodity options that are non-U.S. exchange traded and that are typically “European-style” (exerciseable only at the time of expiration). The Fund’s risk-adjusted return over any particular period may be positive or negative.

Effect of Options Strategy on Fund Returns in Different Markets.    The impact of the options strategy on the Fund’s total returns in varying market environments is described below.

Long Exposure.    If the commodity subadvisor determines the Fund should have long exposure to an individual commodity contract, it will invest long in the commodity futures contract and sell call and put options on the same underlying commodity futures contract with the same strike price and expiration date.

An exception is made for commodities in the energy sector since prices of those contracts are extremely sensitive to geopolitical events and not necessarily driven by supply-demand imbalances. If the commodity subadvisor determines the Fund should have long exposure to an energy contract, the Fund will only sell call options on that contract.

In up markets where commodity prices increase, the portion of the Fund on which call options have been sold will forego potential appreciation in the value of the underlying contracts to the extent the price of those contracts exceeds the exercise price of call options sold plus the premium collected by selling the options. In such up markets, the put options sold by the Fund will expire worthless.

In flat or sideways markets, the portion of the Fund on which call and put options have been sold will generate current gains from the option premium collected by selling the options.

In down markets where commodity prices decrease, the Fund will experience declines in value of its long futures position and its short put position to the extent that the amount of the decline in the value exceeds the premium collected from the options sold by the Fund. In such down markets the call options sold by the Fund will expire worthless.

Regardless of the price performance of the long commodity futures position, the Fund will retain the net option premiums received by the Fund.

Short Exposure.    If the commodity subadvisor determines the Fund should have short exposure to an individual commodity contract, it will short the commodity futures contract and sell call and put options on the same underlying commodity futures contract with the same strike price and expiration date. As mentioned above, an exception is made for commodities in the energy sector so if the commodity subadvisor determines the Fund should have short exposure to an energy contract, the Fund will move to cash (i.e., a flat position) for that contract and will not sell call or put options on that contract.

In down markets where commodity prices decrease, the portion of the Fund on which put options have been sold will forego potential appreciation in the value of the underlying futures contracts to the extent that the price of those contracts exceeds the exercise price of put options sold plus the premium collected by selling the options. In such markets, the call options sold by the Fund will expire worthless.

In flat or sideways markets, the portion of the Fund on which call and put options have been sold will generate current gains from the option premium collected by selling the options.

In up markets where commodity prices increase, the Fund will experience declines in value of its short futures position and its short call position to the extent that the amount of the decline in the value of the underlying contracts exceeds the premium collected from the options sold by the Fund. In such up markets, the put options sold by the Fund will expire worthless.

Regardless of the price performance of the short commodity futures position, the Fund will retain the net option premiums received by the Fund.

Collateral Portfolio

The Fund’s commodity investments will be fully collateralized and unleveraged. The notional value of the Fund’s commodity exposure is expected to be equal to the market value of the collateral and the Fund does not intend to borrow to increase its investment exposure. The Fund’s commodity investments generally will not require significant outlays of principal. Approximately 25% of the Fund’s assets will be initially committed as “initial” and “variation” margin to secure the futures contract positions. These assets will be placed in one or more commodity futures accounts maintained by the Fund at BCI and will be held in cash or invested in U.S. Treasury bills and other direct or guaranteed debt obligations of the U.S. government maturing within less than one year at the time of investment. The remaining collateral (approximately 75% of the Fund’s assets) will be held in a separate collateral investment account managed by Nuveen Asset Management.

The Fund’s assets held in the Fund’s separate collateral account will be invested in cash equivalents or short-term debt securities with final terms not exceeding one year at the time of investment. These collateral investments shall be rated at all times at the applicable highest short-term or long-term debt or deposit rating or money market fund rating as determined by at least one NRSRO or, if unrated, shall be judged by Nuveen Asset Management to be of comparable quality. These collateral investments will consist primarily of direct and guaranteed obligations of the U.S. Government and senior obligations of U.S. Government agencies and may also include, among others, money market funds and bank money market accounts invested in U.S. Government securities as well as repurchase agreements collateralized with U.S. Government securities.

Leverage

The Fund has no current intention to utilize leverage (except for borrowings for temporary or emergency purposes. The Fund may not borrow in excess of 5% of its net assets. Borrowings by the Fund could cause tax-exempt investors to recognize unrelated business taxable income with respect to a portion of their income from the Fund. See “Federal Income Tax Considerations – Tax-Exempt Organizations.”

MANAGEMENT OF THE FUND

The Fund

The Fund is a Delaware statutory trust organized on May 25, 2011. The Fund maintains its main business office at 333 West Wacker Drive, Suite 3300, Chicago, Illinois 60606. The Fund is a commodity pool. It operates pursuant to the terms of the Trust Agreement, described under “Trust Agreement,” which grants full management control to the manager.

Trustee; Fund Audit and Nominating Committee

Wilmington Trust Company (the “Delaware Trustee”), a Delaware banking corporation, is the Delaware Trustee of the Fund. The Delaware Trustee’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The Delaware Trustee is unaffiliated with the manager. The Delaware Trustee’s duties and liabilities with respect to the offering of the shares and the Fund’s management are limited to its express obligations under the Trust Agreement. In particular, the Delaware Trustee will accept service of legal process on the Fund in the State of Delaware and will make certain filings as required under the Delaware Statutory Trust Act, as amended (the “Delaware Statutory Trust Act”). The rights and duties of the Delaware Trustee, independent members of NCAM’s board, the manager and the shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the Trust Agreement. Except for the limited duties described herein and in the Trust Agreement, that are exercised by the Delaware Trustee and the independent members of NCAM’s board, all duties and responsibilities to manage the business and affairs of the Fund are vested in the manager, pursuant to the Trust Agreement and Delaware Statutory Trust Act.

The independent members of NCAM’s board, all of whom will be unaffiliated with the manager, will make up the audit committee and nominating committee of the Fund and will meet the independent director requirements established by the NYSE Amex and the Sarbanes-Oxley Act of 2002, as amended. Each of the independent members of NCAM’s board will receive an annual fee of [$                ].

The persons listed below have been appointed by the manager as independent members of NCAM’s board. The names of the independent members of NCAM’s board, their principal occupations and other affiliations during the past five years, and other directorships they hold are set forth below. The information listed below for each of the independent members of NCAM’s board includes the experiences, qualifications, attributes and skills that led to the conclusion, as of the date of this document, that each of the independent members of NCAM’s board should serve as such.

[INFORMATION ON INDEPENDENT MEMBERS OF NCAM’S BOARD TO BE ADDED BY AMENDMENT]

The independent members of NCAM’s board have the right under limited circumstances to terminate the manager of the Fund only for cause. “Cause” consists of a statutory disqualification of the manager under Sections 8a(2) or 8a(3) of the Commodity Exchange Act, as amended (“CEA”), suspension or revocation of the manager’s CPO or CTA registrations or the bankruptcy, insolvency or receivership of the manager. See “Trust Agreement—Authority of Independent Members of NCAM’s Board.” The audit committee will be responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged by the Fund. The nominating committee will be responsible for appointing independent members of NCAM’s board in the event of any vacancy caused by death, resignation or removal and determining their compensation. In addition to the responsibilities mandated by the NYSE Amex, the independent members of NCAM’s board will have the limited authority and responsibilities as set forth under “Trust Agreement—Authority of the Independent Members of NCAM’s Board.”

Manager and Subadvisors

The Manager.    Nuveen Commodities Asset Management, LLC is the manager of the Fund, and will be responsible for determining the Fund’s overall investment strategy and its implementation, including:

•	the selection and ongoing monitoring of:

•	the commodity subadvisor, which will invest the Fund’s assets in commodity contracts; and

•	the collateral subadvisor, which will invest the Fund’s collateral in short-term, high grade debt securities;

•	assessment of performance and potential needs to modify strategy or change subadvisors;

•	the determination of the Fund’s administrative policies;

•	the management of the Fund’s business affairs; and

•	the provision of certain clerical, bookkeeping and other administrative services for the Fund.

The manager may change, or temporarily deviate from, the Fund’s investment strategy and the manner in which the strategy is implemented if the manager determines that it is in the best interests of Fund shareholders to do so based on existing market conditions or otherwise. For instance, the manager could change or deviate from the Fund’s investment strategy or the manner in which it is implemented if, among other things, the manager determined to replace Gresham (in which case the Fund would no longer employ Long/Short PLUSSM because Long/Short PLUSSM is proprietary to Gresham), the commodity option markets experienced a lack of volatility or liquidity so that it was no longer in the best interest of the Fund and its shareholders for the Fund to employ the options strategy, or unforeseen circumstances arose that necessitated a change in the Fund’s strategy or its implementation. In addition, the manager has the rights and obligations with respect to the Fund as described under “Trust Agreement” starting on page 75.

For more information, including, the past performance of the manager, see “NCAM Performance Record” on pages 50 through 51.

The manager is a wholly-owned subsidiary of Nuveen Investments, a Delaware corporation. Founded in 1898, Nuveen Investments and its affiliates had approximately $206 billion of assets under management as of March 31, 2011. Nuveen Investments is a listed principal of the manager.

The manager will own          shares of the Fund. None of the subadvisors or any principal of the manager or the subadvisors will have any ownership interest in the Fund.

The manager is registered with the CFTC as a CTA (effective date of registration January 4, 2006) and as a CPO (effective date of registration January 4, 2006) and is a member of the NFA. Except to the extent carried out by the manager’s independent audit committee, the manager has complete responsibility to ensure that the Fund complies with all obligations under the CEA. The manager acts in a similar capacity for the Nuveen Diversified Commodity Fund which is a Nuveen Investments-sponsored commodity pool traded on the NYSE Amex that completed its initial public offering on September 30, 2010.

Gifford R. Zimmerman (age 54), Chief Administrative Officer and Chief Compliance Officer of NCAM since August 2006, is the principal executive officer of NCAM and supervises its overall business activities. He also is responsible for adopting and implementing a compliance program and internal controls to ensure NCAM’s compliance with applicable regulatory requirements. Mr. Zimmerman has been with Nuveen since May 1988. He is a Managing Director (since January 2002), Assistant Secretary and Associate General Counsel of Nuveen. Prior thereto, Mr. Zimmerman was a Vice President and Assistant General Counsel of Nuveen. Mr. Zimmerman also serves as a Managing Director (since May 2002), Co-General Counsel (since January 2011) and Assistant Secretary of Nuveen Fund Advisors, Inc. and Managing Director (since 2004) and Assistant

Secretary of Nuveen Investments, Inc. and Nuveen Asset Management (since January 2011). Mr. Zimmerman’s duties for all four of these entities have included serving since January 1997 as the manager of the sub-unit of the Nuveen Legal Department that handles legal aspects of the Nuveen Fund family, as well as participating in the oversight of Fund operations, in Fund governance matters, and in product development activities. Mr. Zimmerman is a Chartered Financial Analyst charterholder. Mr. Zimmerman was listed as a principal and registered as an associated person of the manager on August 30, 2006.

William Adams IV (age 55) is Managing Director of NCAM since April 2010. He is the head of product development, managing product design and development of financial products that provide exposure to commodities and monitoring trends that indicate the need for new commodity products and services. Mr. Adams is also Executive Vice President, Global Structured Products of Nuveen since December 1999 where he has been responsible for Nuveen’s closed-end fund business including the development and launch of new closed-end funds, and he is Co-President of Nuveen Fund Advisors, Inc. since January 2011. Prior thereto, Mr. Adams was Managing Director of Structured Investments effective September 1997 where he headed Nuveen’s closed-end fund and unit investment trust business units, and Vice President and Manager of Corporate Marketing effective August 1994 where he was responsible for the distribution of Nuveen’s investment products, including overseeing all sales and marketing activities. Mr. Adams was listed as a principal and registered as an associated person of the manager on May 7, 2010 and July 13, 2010, respectively.

Carl M. Katerndahl (age 47) is Managing Director of NCAM since May 2010. Mr. Katerndahl is the head of sales, identifying potential customers and financial intermediaries for distribution of NCAM’s commodity products and services. Mr. Katerndahl has also been Executive Vice President, Co-Head of Distribution for Nuveen since December 2007, where he has been responsible for all sales and client service, including key accounts for the firm. Mr. Katerndahl was Managing Director and Head of the Private Client Group for Nuveen since July 2002. Prior thereto, Mr. Katerndahl was a Managing Director and Head of Sales for NWQ, a registered investment adviser acquired by Nuveen in August 2002. Mr. Katerndahl was listed as a principal and registered as an associated person of the manager on June 18, 2010 and July 13, 2010, respectively.

Stephen D. Foy (age 56) is Chief Financial Officer of the manager since February 2010. Mr. Foy supervises the records and accounting systems of NCAM and the preparation of the Fund’s financial reports. Mr. Foy, a certified public accountant, is a Senior Vice President (since May 2010) and Funds Controller (since May 1998) of Nuveen. In his capacity as Funds Controller, Mr. Foy is responsible for overseeing the relationships and operations of the third party fund accountant and custodian for each of the registered investment companies sponsored by Nuveen. In addition, Mr. Foy is responsible for managing the fund administration activities of the funds including shareholder reporting and periodic regulatory filings, preparation of tax returns and performance of tax compliance, preparation of the fund expense budgets and maintenance of accrued expenses. Mr. Foy is also responsible for oversight of the accounting, custody and administration services provided by third parties to certain collective trusts and investment partnerships. Mr. Foy is responsible for maintaining the relationships with the independent accountants and the audit committee of the Boards of Directors/Trustees of the Nuveen family of funds. He is also a Vice President (since May 2005) of Nuveen Fund Advisors, Inc. Mr. Foy was listed as a principal of the manager on May 19, 2010.

Commodity Subadvisor.    The manager has selected Gresham to manage the Fund’s commodity investments. Gresham is a Delaware limited liability company, the successor to Gresham Investment Management, Inc. formed in July 1992. Gresham maintains its main business office at 67 Irving Place, 12th Floor, New York, NY 10003. Gresham is registered with the CFTC as a CTA (effective date of registration August 17, 1994) and as a CPO (effective date of registration August 17, 1994) and is a member of the NFA. Gresham also is registered with the SEC as an investment adviser. Gresham’s sole business activity is to render commodity investment advisory services and manage assets on behalf of its clients and in doing so it administers several commodity investment programs. Gresham has not previously employed Long/Short PLUSSM for the accounts of clients.

Gresham’s principals are Commodity Investment Fund LLC, The GIMI Trust II, Jonathan S. Spencer, Douglas J. Hepworth, Robert Reeves and Dr. Henry G. Jarecki. Jonathan S. Spencer, Douglas J. Hepworth, Randy Migdal and Susan Wager serve as the Fund’s portfolio managers with respect to the Fund’s commodity investments. Mr. Spencer and Mr. Hepworth are trading principals.

Jonathan Spencer (age 47), the President of Gresham since August 1995, has been listed with the CFTC as a principal and associated person of Gresham since August 17, 1994. Mr. Spencer supervises the overall trading and portfolio management of the Fund and all other [investment] accounts. Mr. Spencer is responsible for Gresham’s day-to-day operational and administrative matters, and he has managed Gresham’s commodity investment portfolio since the inception of the Tangible Asset Program® (TAP® ) in 1987. In December 1986, Mr. Spencer began working for The Falconwood Corporation, a family office that is affiliated with Gresham and that manages investments and affairs for the Jarecki family, and is currently a portfolio manager and an Executive Vice President of that office. Since June 1999, Mr. Spencer served as President of Enhanced Index Management, LLC, a Delaware limited liability company formed in March 1999 (“EIM”). EIM was formed to offer money management services, but has never actively engaged in that business. Additionally, Mr. Spencer was the President of KPQ Futures, a futures commission merchant, from September 1991 to July 1995, and Executive Vice President of Windham Futures Corporation (“Windham”) (formerly Brody, White & Company, Inc.), a futures commission merchant, from August 1995 to August 1996. Mr. Spencer received a Bachelor of Science Degree in Management Information Systems from the State University of New York at Buffalo in 1986.

Douglas Hepworth (age 51) has been Executive Vice President of Gresham since January 2004. He has been listed with the CFTC as a principal (since February 24, 2004) and associated person (since March 4, 2004) of Gresham. Mr. Hepworth will coordinate the combination of the Fund’s futures and options strategy and is a portfolio manager of the Fund. Mr. Hepworth is the Director of Research for Gresham and a member of the Investment Policy Committee for TAP®. Mr. Hepworth re-joined The Falconwood Corporation in April 2000 as Director of Research and currently holds that title. He had previously worked for The Falconwood Corporation from June 1993 until June 1995. From August 1995 to March 2000, Mr. Hepworth was employed by a multi-strategy hedge fund based in New York, as a trader and developer. Mr. Hepworth received his BA from Columbia College in 1982. He earned his Chartered Financial Analyst (CFA) charter in 1994.

Robert Reeves (age 59) is the Chief Financial Officer for Gresham, having held that position since July 2009. He has been listed as a principal of Gresham since August 31, 2009. Mr. Reeves will supervise the reconciliation of all accounts at the Fund’s futures commission merchant. Before joining Gresham, Mr. Reeves had served since December 2002 as the Chief Financial Officer at FIMAT USA (now known as Newedge USA), a broker-dealer and futures commission merchant subsidiary of Société Générale. Mr. Reeves graduated from Fairfield University with a Bachelor of Science in Accounting and is a certified public accountant.

Susan Wager (age 45) is Managing Director and Senior Trader for Gresham, having held that position since March 2005. Ms. Wager is the portfolio manager for the Fund’s options strategy. Ms. Wager is also responsible for the management and proprietary trading of Gresham’s option strategies including Long/Short PLUSSM . From March 2004 to March 2005, Ms. Wager was a Risk Management and Business Analyst for Millennium Partners, a hedge fund. Her responsibilities included detailed work with risk management and trading and alert systems, and she had extensive interaction with traders, risk management, operations and technology departments. From March 2002 to March 2004, Ms. Wager was an Equity Research Assistant with Citigroup Smith Barney/Bear Stearns, and was responsible for sales force, institutional client and company interaction and service. Ms. Wager was a Commodity Options Trader from December 1998 to January 2001 at Fimat USA, Inc., a futures commission merchant, and conceptualized, implemented and coordinated all trading strategies while functioning as a market maker in COMEX exchange traded options. She also monitored and managed portfolio risks with regard to hedge, volatility and switch exposures. From November 1987 to November 1998, Ms. Wager held various positions at the Mocatta Corporation and the Falconwood Corporation/Brody White, including, Commodity Options Trader (conceptualized, implemented and coordinated all trading strategies while functioning as a market maker in NYMEX/COMEX exchange traded options), Arbitrage and Product Trader

(quoted and traded precious metal spot, forwards, futures, EFPs, investor products and options), and Loan Financing Specialist (worked in precious metals loan financing program).

Randy Migdal (age 39) is Managing Director and Head Trader for Gresham, having held that position since June 2006. Mr. Migdal is the portfolio manager for accounts employing Gresham’s Near Term Active Implementation strategy including TAP. From January 2003 to June 2006, Mr. Migdal was seconded to the Lehman Brothers Investment Management Division. His responsibilities included managing both the TAP® portfolio and the Risk Dispersing Portfolio, a long-only commodity futures asset allocation portfolio consisting of treasury bonds/notes, foreign stocks, domestic stocks, precious metals, tangible commodities and foreign currencies. Mr. Migdal also coordinated focus groups to assess managed futures opportunities for Lehman Brothers’ clients. He worked closely with senior management of the Lehman Brothers Investment Management Division to create a commodity fund-of-funds product to deliver to the retail and institutional community. From July 1995 to January 2003, Mr. Migdal was the Supervisor of Proprietary Trading for Gresham’s affiliate, The Falconwood Corporation, where his responsibilities included executing all trading activity for TAP® as well as a dynamic hedging portfolio designed to counteract or enhance assigned asset allocation positions as necessitated by current market conditions.

Henry Jarecki (age 78) has been the Chairman of Gresham since March 1994 as well as the head of the Investment Policy Committee for TAP® . He has been listed as a principal of Gresham since March 12, 2002. Dr. Jarecki is known in the precious metals business for his work with Mocatta & Goldsmid, bullion dealers to the Bank of England since 1671, and with Mocatta Metals Inc., a company he founded and later sold to Standard Chartered Bank. Dr. Jarecki was Chairman of Mocatta Metals Inc. from September 1973 to May 1989. Mocatta Metals Inc. was owner of Mocatta Trade Corporation, a futures commission merchant, from May 1979 to July 1986. In addition, Dr. Jarecki’s career has included senior management positions at international commodity futures trading and brokerage firms, Brody White & Co., Inc. and Brody White (UK) Ltd. (where he served as Chairman of both firms from May 1971 to August 1995), until their sale to the FIMAT arm of Societe Generale. Dr. Jarecki was the Chairman of MovieFone, Inc. from May 1994 until its sale to America Online in May 1999. Dr. Jarecki was a Director of the NFA from December 1979 to January 1993 and served as a Director of the Commodity Exchange, Inc. from December 1970 to January 2002, the Chicago Board of Trade from December 1970 to January 1996, and the Futures Industry Association from December 1979 to January 1985. Dr. Jarecki has been an officer of The Falconwood Corporation (formerly known as The Mocatta Corporation) since he founded it in September 1976, and is the Chairman of that company. Dr. Jarecki was the Chairman of the Board of Windham from August 1995 until December 2001. Trusts for the benefit of Dr. Jarecki and his family were partners in Fixed Plus Assets Management, LP, an asset management firm, from July 1992 until December 2005. Dr. Jarecki was also a minority shareholder in Advanced Computer Strategies, Inc., a company formed to act as general partner of a commodity pool operator, from August 1991 to July 1992. He is a graduate of the University of Heidelberg and is a practicing physician.

For more information, including, the past performance of Gresham, see “Gresham Performance Record” on pages 52 through 56.

Gresham Investment Philosophy and Process.    Gresham will pursue the Fund’s investment objective by utilizing an actively-managed, fully collateralized, long/short, rules-based commodity investment strategy (referred to as Long/Short PLUSSM ). Gresham believes that commodities are often under-represented in the investment portfolios of individuals, and that long/short commodity strategies may potentially add significant diversification benefits to an investor’s portfolio that is otherwise composed primarily of U.S. equities and U.S. bonds. See “Long/Short Commodities Have Historically Provided Portfolio Diversification Benefits—Exhibit 3” in Part Two of this prospectus.

Gresham’s Long/Short PLUSSM strategy aims to maximize both sources of excess return—price change and roll yield—and therefore produce better performance than a long-only commodity strategy over time. Commodity returns are driven by unpredictable, commodity specific events such as bad weather, geopolitical tensions, and other unpredictable outside forces that can cause supply shocks. As a result, price movements of individual commodities may vary widely over time. The Fund’s Long/Short PLUSSM strategy pays particular attention to, and seeks to profit from, either upward or downward price movements of individual commodities. Long-only strategies generally do not capture the returns available from shorting futures when there is downward price pressure or a positively sloped futures price curve. Furthermore, long-only strategies generate negative roll yields when markets are in contango (when distant delivery prices exceed near delivery prices) and thus can have negative returns when commodity prices are rising. Long-short commodity futures strategies are designed as an alternative way of providing investment exposure to commodities and are intended to generate an uncorrelated source of total returns with the goal of helping diversify an investor’s overall portfolio.

The Fund will invest directly in a diverse portfolio of exchange-traded commodity futures contracts that provide long and/or short exposure to the global commodity markets. To maintain exposure to commodity futures over an extended period, before contracts expire, the commodity subadvisor will roll the futures contracts throughout the year into new contracts so as to maintain a fully invested position. By investing long and/or short, the Fund seeks to generate attractive total returns from positive or negative commodity price changes and positive or negative roll yield. Since inventory conditions in some commodities are slow to adjust due to the time it takes to increase their production, backwardation or contango could persist for a period of time, causing investors to consistently experience positive or negative roll yield.

In actively managing the Fund’s long/short portfolio of commodity futures, Gresham seeks to add value compared with the Morningstar® Long/Short CommoditySM Index with the following proprietary investment methods: i) trading contracts in advance of monthly index rolls; ii) individual commodity contract selection; and iii) active implementation. Gresham believes that the relative performance of strategies that invest in exchange-traded commodity futures contracts may be enhanced through active implementation. As a result, the roll dates, terms, underlying contracts and contract prices selected by Gresham may vary based upon Gresham’s judgment of the relative value of different contract terms. Gresham’s active management approach is market-driven and opportunistic and is intended to minimize market impact and avoid market congestion during certain days of the trading month.

Commodity indices publish and employ transparent futures rolling conventions. Leading commodity market benchmarks including the Dow Jones-UBS Commodity Index® (“DJ-UBSCI”) and the S&P GSCI® Commodity Index (“GSCI”) track hypothetical investments in a basket of commodity futures contracts in which expiring contracts are rolled forward to the next set of corresponding nearby commodity futures contracts. Both commodity indices have futures rolling conventions with rolls implemented on a fixed schedule from the fifth through ninth business days of every month. Such index transparency, combined with high turnover, may result in these business days being particularly inopportune days to trade. When passively managed commodity funds linked to commodity indices roll their futures contracts, imbalances of supply and demand may create market opportunities for active managers. Gresham is not restricted to rolling its commodity contracts on predetermined business days. Gresham may elect to roll contracts on dates other than those on which the indices generally roll to seek to benefit from more attractive pricing on those alternative dates. If Gresham rolls contracts on the same day as the indices, it may trade intra-day based on its assessment of liquidity levels and price activity in the market.

To make commodities futures investing comparable to typical unleveraged positions in equities and bonds, the futures need to be fully collateralized (typically, futures contracts have margin requirements that are 10% or less of the face value of the contract). In a fully collateralized futures purchase, the total return on commodity futures is composed of the price, roll, and collateral return. The price return reflects the movement in the spot price of the commodities; roll return measures the returns from investing in nearby futures contracts and rolling them over into the next nearby contract shortly prior to their expiration; and the portion of the collateral posted with the futures commission merchant as margin will return the 90-Day Treasury Bill rate. The balance of the collateral is managed by the collateral subadvisor for additional income through short-term, high grade debt securities having maturities of up to one year.

Collateral Subadvisor.    The manager has selected Nuveen Asset Management to invest the Fund’s collateral in short-term, high grade debt securities. Nuveen Asset Management, 333 West Wacker Drive, Suite 3300, Chicago, Illinois, 60606, a registered investment adviser, is a subsidiary of Nuveen Investments. Founded in 1898, Nuveen Investments and its affiliates had approximately $206 billion in assets under management as of March 31, 2011, of which approximately $100 billion was managed by Nuveen Asset Management. The Fund’s collateral will be invested in short-term, high grade debt securities, including obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities, and corporate obligations. Such securities are common investments for Nuveen Asset Management in several of its investment strategies.

Mr. Douglas M. Baker (age 38) is a Senior Vice President and Portfolio Manager for Nuveen Asset Management. Mr. Baker serves as the Fund’s portfolio manager with respect to the Fund’s collateral investments managed by Nuveen Asset Management. In addition, Mr. Baker manages the derivative overlay program for Nuveen Asset Management which includes, among other things, negotiating derivatives documentation, constructing derivative strategies for Nuveen Asset Management portfolio managers, and executing exchange-traded and over-the-counter derivative-related trades. Mr. Baker joined Nuveen Asset Management in March 2006 as a Vice President and Derivatives Analyst. Mr. Baker’s responsibilities include portfolio management duties for the Nuveen Diversified Commodity Fund, the Nuveen Preferred Securities Fund, as well as separately managed account strategies. Prior to joining Nuveen Asset Management, Mr. Baker spent three years at Lehman Brothers in institutional fixed income and derivatives sales, and prior thereto, he spent approximately five years at Bank of America in corporate and commercial banking. Mr. Baker earned his BS in finance with honors from the University of Illinois and his MBA in finance and economics with honors from the University of Chicago Graduate School of Business.

Nuveen Asset Management Investment Strategy and Process.    The collateral subadvisor will invest the Fund’s collateral not otherwise held in a margin account by the commodity broker using a short-term, near-cash, fixed-income strategy. The collateral subadvisor will emphasize current income, liquidity and preservation of capital. As a result, the Fund anticipates that it will maintain significant collateral that will be invested in short-term debt securities with maturities up to one year that, at the time of investment, are of high grade quality, including obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities and corporate obligations. A debt instrument is considered of high grade quality if it is rated AA or better by at least one of the NRSROs that rate such instrument (even if rated lower by another), or it is unrated by any NRSRO but judged to be of comparable quality by Nuveen Asset Management.

Management Fees

The Fund has agreed to pay an annual fee based on its average daily net assets, for the services and facilities provided by the manager, payable on a monthly basis, according to the following schedule:

Average Daily Net Assets	Management Fee
Up to $500 million	1.250%
$500 million to $1 billion	1.225%
$1 billion to $1.5 billion	1.200%
$1.5 billion to $2 billion	1.175%
$2 billion and over	1.150%

Pursuant to an agreement among the manager, the Fund and the commodity subadvisor, the commodity subadvisor will receive from the manager a fee based on the Fund’s average daily net assets, payable on a monthly basis as follows.

Average Daily Net Assets	Management Fee
Up to $500 million	%
$500 million to $1 billion	%
$1 billion to $1.5 billion	%
$1.5 billion to $2 billion	%
$2 billion and over	%

Pursuant to an agreement among the manager, the Fund and the collateral subadvisor, the collateral subadvisor will receive from the manager a fee based on the Fund’s average daily net assets, payable on a monthly basis as follows:

Average Daily Net Assets	Management Fee
Up to $500 million	%
$500 million to $1 billion	%
$1 billion to $1.5 billion	%
$1.5 billion to $2 billion	%
$2 billion and over	%

“Average daily net assets” means the total assets of the Fund, minus the sum of its accrued liabilities.

In addition to the fee of the manager, the Fund pays all other costs and expenses of its operations, including custody fees, transfer agent expenses, legal fees, expenses of independent auditors, expenses of preparing, printing and distributing shareholder reports, notices, proxy statements, reports to governmental agencies, and taxes, if any.

The agreements with each of the subadvisors may be terminated at any time, without penalty, by either the manager or a subadvisor upon 120 days written notice. Also, the agreement with the commodity subadvisor can be terminated by the commodity subadvisor in certain circumstances on 90 days notice. Each of the agreements provides that the subadvisor will not be liable to the Fund in connection with the performance of its duties, and the Fund will indemnify the subadvisor for losses and costs arising out of its status as a subadvisor to the Fund if the subadvisor acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of the Fund, except, in each case, for a loss resulting from the subadvisor’s willful misfeasance, bad faith or gross negligence or reckless disregard of its duties and obligations under the agreement. The subadvisor will indemnify the Fund and the manager for losses and costs attributable to such willful misfeasance, bad faith or gross negligence or reckless disregard.

If the manager determines it is in the best interests of shareholders to select additional CTAs or replace a subadvisor, the manager will consider certain information with respect to each new CTA, including the following:

•	general information including the identity of its affiliates and key personnel;

•	investment strategy and risk management of the CTA;

•	the CTA’s financial condition;

•	relevant performance history and the quality of services provided;

•	fees and expenses; and

•	capacity to take on new business.

None of the foregoing agreements, or any extensions or replacements of such agreements, are subject to the approval of the Fund’s Trustees or shareholders. As a result, the manager may amend, extend or replace any such agreement in its sole discretion, and therefore may increase the fees of the manager and either subadvisor without any Trustee or shareholder approval.

Regulatory and Litigation

Nuveen Fund Advisors, Inc. (formerly known as Nuveen Asset Management1), the direct parent of Nuveen Asset Management, has been named as a defendant in a consolidated amended putative shareholder derivative action complaint captioned Martin Safier, et al . v. Nuveen Asset Management, et al. which was filed in the Circuit Court of Cook County, Illinois, Chancery Division on February 18, 2011 (the “Complaint”). The Complaint was filed on behalf of purported common shareholders of a number of Nuveen Investments-sponsored closed-end investment companies (“CEFs”) and also names as defendants current and former officers and a trustee of each of the CEFs (collectively, the “Defendants”). The filing of the Complaint followed the receipt of demand letters by most of the CEFs that contained allegations that the Defendants, among others, had breached their fiduciary duties by favoring the interests of holders of the CEF’s auction rate preferred securities (“ARPS”) over those of its common shareholders in connection with each CEF’s ARPS refinancing and/or redemption activities, and demanded that each CEF take action to remedy those alleged breaches. In response to the demand letters, each CEF’s Board of Trustees established a Demand Committee of certain of its disinterested and independent members to investigate the claims. The Demand Committee retained independent counsel to assist it in conducting its investigation. Based upon its investigation, the Demand Committee found that it was not in the best interests of each CEF or its shareholders to take the actions suggested in the demand letters, and recommended that the full Board reject the demands made in the demand letters. After reviewing the findings and recommendation of the Demand Committee, the full Board of each CEF unanimously adopted the Demand Committee’s recommendation. The Complaint contains the same basic allegations contained in the demand letters. Nuveen Fund Advisors, Inc. believes that the Complaint is without merit, and intends to defend vigorously against these charges.

In March 2011, four additional CEFs each received a demand letter from a law firm on behalf of purported holders of the funds’ common shares. Each letter contains substantially the same allegations stated in the demand letters described above. In response to these demand letters, the previously formed Demand Committee, with the assistance of independent counsel, conducted an investigation in the same manner described above. Based on its investigation, the Demand Committee found that it was not in the best interest of each fund or its shareholders to take the actions suggested in the demand letters, and recommended that the full Board reject the demands made in the demand letters. After reviewing the findings and recommendation of the Demand Committee, the full Board of each fund unanimously adopted the Demand Committee’s recommendation.

[1]	As of January 1, 2011, the business formerly known as Nuveen Asset Management changed its name to Nuveen Fund Advisors, Inc. and formed a new wholly-owned subsidiary, Nuveen Asset Management, LLC, which is the Fund’s collateral subadvisor. In connection with this restructuring, the investment personnel of Nuveen Asset Management became employees of Nuveen Asset Management, LLC, and Nuveen Asset Management, LLC became the collateral subadvisor of the Fund. NCAM’s appointment of Nuveen Asset Management, LLC as the collateral subadvisor of the Fund has not resulted in any material changes in the nature or level of investment advisory services or administrative services provided to the Fund.

NCAM PERFORMANCE RECORD

The performance capsule and rates of return table below reflect performance of the Nuveen Diversified Commodity Fund (“CFD”), the sole fund for which the manager has previously served as commodity pool operator, from CFD’s initial public offering on September 27, 2010 through April 30, 2011. CFD is traded on the NYSE Amex and invests in a diversified portfolio of commodity futures and forward contracts on a long-only basis pursuant to Gresham’s Tangible Asset Program (“TAP®”) with an integrated program of writing commodity call options.

Performance Capsule for the Nuveen Diversified Commodity Fund

Data as of April 30, 2011

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of CPO:	Nuveen Commodities Asset Management, LLC
Name of Commodity Subadvisor:	Gresham Investment Management LLC
Name of Collateral Subadvisor:	Nuveen Asset Management, LLC
Name of Commodity Pool:	Nuveen Diversified Commodity Fund
Type of Pool:	Publicly Offered
Inception of Trading:	September 30, 2010
Initial Aggregate Gross Capital Contributions(1):	$231.7 million
Current Net Asset Value:	$265.7 million
Largest Monthly Draw-Down(2),(4):	-4.72% (September 2010)
Worst Peak-to-Valley Draw-Down(3),(4):	-4.72% (September 2010)

Notes to the Performance Capsule:

(1)

Initial aggregate gross capital contributions represent offering proceeds from CFD’s initial public offering before deduction of underwriting discounts and offering expenses, and reflect initial issuance of 8,550,000 shares as well as the issuance of an additional 716,000 shares pursuant to the underwriters’ over-allotment option.

(2)

Largest monthly draw-down represents CFD’s largest negative monthly return on net asset value for any calendar month since its initial public offering. The amount shown represents the period from CFD’s September 27, 2010 initial public offering through September 30, 2010.

(3)

Peak-to-valley draw-down represents CFD’s largest cumulative compounded negative monthly return on net asset value over any period of successive negative monthly returns on net asset value. Amount shown represents the period from CFD’s September 27, 2010 initial public offering through CFD’s September 30, 2010 inception of portfolio trading activities.

(4)	The draw down also reflects the underwriting discounts and commissions charged to CFD in September 2010 in connection with the initial public offering.

Rates of Return(1)

Performance Data for the Nuveen Diversified Commodity Fund

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	2010	2011
Jan		1.89%
Feb		2.12%
Mar		2.31%
Apr		2.84%

	2010		2011
May
Jun
Jul
Aug
Sep	-4.72	%(2),(3)
Oct	3.76%
Nov	0.71%
Dec	9.29%
Year-to-Date	8.80	%(1),(3)	9.46	%(1)

(1)

Rates of return represent monthly CFD total returns on net asset value, assuming reinvestment of distributions. The 2010 CFD Year-to-Date return represents the cumulative compounded monthly total return on net asset value for the period since CFD’s initial public offering on September 27, 2010. The 2011 CFD Year-to-Date return represents the cumulative compounded monthly total return on net asset value for the period from January 1, 2011 to April 30, 2011.

(2)

Return reflects decline in CFD’s net asset value between CFD’s initial public offering on September 27, 2010 and CFD’s September 30, 2010 inception of portfolio trading activities due to the effect of underwriting discounts and commissions and offering expenses.

(3)	Return reflects the inclusion of underwriting discounts and commissions and offering expenses incurred in connection with the initial offering.

GRESHAM PERFORMANCE RECORD

Before the formation of Gresham, Dr. Jarecki and Mr. Spencer directed one proprietary account, a family trust, from January 1987 through the present. Gresham was formed in 1994 to continue the management of this account. Gresham began managing other client accounts in September 2004 and continues to manage client accounts, including client accounts managed pursuant to several strategies unrelated to the Fund, TAP PLUSSM and TAP®. TAP® is an actively managed, fully collateralized, long-only, rules-based commodity investment strategy. TAP® is designed to maintain consistent, fully collateralized exposure to commodities as an asset class. TAP PLUSSM integrates Gresham’s TAP® strategy with a program of writing commodity call options designed to enhance risk-adjusted total return of the Fund’s commodity investments. TAP PLUSSM is also actively managed, fully collateralized, long-only and rules-based. The performance capsules and rates of return tables on the following pages reflect actual performance of CFD and Gresham’s client accounts traded pursuant to TAP PLUSSM and TAP® . Gresham’s only account traded pursuant to TAP PLUSSM is CFD. The performance capsules and rates of return tables for TAP PLUSSM are shown from CFD’s initial public offering on September 27, 2010 through April 30, 2011. The performance capsule for TAP® is shown from its inception date of September 2, 2004 through April 30, 2011. CFTC rules require the performance table for TAP® to present returns for at least the most recent five calendar years and year to date.

Certain agreed-upon procedures were applied to the performance capsules and rates of return tables for TAP PLUSSM and TAP® by independent accountants, Michael J. Liccar & Co., CPAs (“Liccar”) of Chicago, Illinois. The procedures applied to the capsules were performed on a test basis and included the following: testing the mathematical accuracy of the capsules and their supporting schedules; testing the adequacy of the overall format and disclosures contained in the capsules; and the application of certain detailed testing of client performance to supporting documentation which, to a large extent, was arranged to be obtained directly from the respective clearing brokers, depositories and fund administrators of the client accounts. The scope of Liccar’s work was limited to the procedures noted in their report and did not include all procedures considered necessary under U.S. generally accepted auditing standards for the purpose of expressing an opinion on the capsules and the related notes.

The results set forth in the accompanying performance records may not be representative of the results that may be achieved by Gresham in the future, in part because past results are not necessarily indicative of future results. Additionally, the risk assumed and, consequently, the potential for profit experienced by a particular account at different times, and by different accounts at the same time, vary significantly according to market conditions and other factors described under the heading “Conflicts of Interest.”

Future investment performance also may be affected by the increasing amount of funds managed by the commodity subadvisor. For example, in certain commodity investments the commodity subadvisor may be unable to acquire positions as large as its strategy might otherwise dictate, because the sizes of these positions are limited by legal regulations. Also, “skid” or “slippage” (the difference between ideal and actual trade execution prices, and the transaction cost resulting therefrom) may increase with the execution of larger orders. Finally, fewer commodity investments may be sufficiently liquid to trade, reducing diversification and opportunities to profit.

FOR ALL OF THE ABOVE REASONS, NO INVESTOR SHOULD EXPECT THE SAME PERFORMANCE AS THAT OF ANY OTHER ACCOUNT TRADED PREVIOUSLY, SIMULTANEOUSLY OR SUBSEQUENTLY BY GRESHAM, ITS PRINCIPALS, OR THE COMPOSITE PRESENTED HEREIN, AS PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Performance Capsule for the Gresham Investment Management LLC TAP PLUSSM Account

Data as of April 30, 2011

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of CTA:	Gresham Investment Management LLC
Name of Trading Program:	Tangible Asset Program PLUS (TAP PLUSSM)
Inception of Trading by CTA:	January 1, 1994
Inception of Trading in Offered Program:	September 30, 2010
Number of Accounts Currently Traded Pursuant to the Program as of 04/30/2011:	1
Total Client Assets(1),(2) Under Management, All Programs:
Actual	$14,745,266,030
Nominal	$14,745,266,030
Total Client Assets(1),(2) Traded Pursuant to TAP PLUSSM as of 04/30/2011:
Actual	$265,652,113
Nominal	$265,652,113
Largest Monthly Draw-Down(3)(5):	-0.22% (September 2010)
Worst Peak-to-Valley Draw-Down(4)(5):	-0.22% (September 2010)
Number of Profitable Accounts that are Open:	1
Number of Profitable Accounts that are Closed:	0
Range of Returns Experienced by Profitable Open Accounts(5):	25.02% to 25.02%
Returns Experienced by Profitable Closed Accounts:	N/A
Number of Losing Accounts that are Open:	0
Number of Losing Accounts that are Closed:	0
Range of Returns Experienced by Losing Open Accounts:	N/A
Range of Returns Experienced by Losing Closed Accounts:	N/A

Notes to the Performance Capsule:

(1)	This table shows the performance of the Nuveen Diversified Commodity Fund Account, the only account managed by Gresham as of April 30, 2011, pursuant to the TAP PLUSSM program.

(2)

Client assets represent assets in margin accounts on deposit with the respective futures commission merchant and excess cash collateral controlled by the commodity subadvisor but committed to the trading program, regardless of the quantity of equity used to control the commodity investments.

(3)

Largest monthly draw-down represents the largest loss experienced by an account in the trading program in any calendar month expressed as a percentage of beginning net asset value. The term “draw-down” losses represents the experience by the trading program over a specified period.

(4)

Peak-to-valley draw-down represents the greatest cumulative percentage decline in month end net asset value due to losses sustained by the trading program during any period in which the initial month end net asset value is not equaled or exceeded by a subsequent month end net asset value and represents the percentage decline between the portfolio’s highest value during a particular time frame and its lowest subsequent value during the same time frame (excluding the effects of subsequent additions or withdrawals).

(5)

These amounts differ from the similar amounts reported in the performance capsule for CFD on page 50 primarily because the underwriting discounts and commissions from CFD’s initial public offering are taken into account in calculating CFD’s performance, but are not required to be reflected in determining the performance of Gresham as CTA of the TAP PLUSSM account.

Rates of Return(1) (Net)

Performance Data for the Gresham Investment Management LLC TAP PLUSSM Account

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	2010	2011
Jan		1.91%
Feb		2.13%
Mar		2.28%
Apr		2.84%
May
Jun
Jul
Aug
Sep	-0.22%
Oct	4.00%
Nov	0.70%
Dec	9.28%
Year-to-Date	14.19%	9.48%

(1)

Rates of return are net of all fees and expenses. Fees and expenses include commissions and fees, administration fees, legal fees, audit fees and management fees. However, these rates of return, unlike those of CFD shown on page 50 and 51, do not take into account the underwriting discounts and commissions. Monthly rate of return is determined using the Time-Weighted Method. This method makes adjustments upward to the beginning net asset value for the time during a month that an additional contribution was available and downward for the time during a month that a withdrawal was unavailable. For instance, if the beginning net asset value was $1,000,000 and an additional $500,000 was contributed on the 15th of the month, and $300,000 was withdrawn on the 20th of the month, the beginning net asset value would be adjusted upward by $250,000 for the contribution and downward by $100,000 for the withdrawal. Therefore, the beginning net asset value on which performance is calculated would be $1,150,000. Performance is computed by dividing net performance by the adjusted beginning net asset value. The Time-Weighted Method is not used in measuring CFD performance (as shown on page 50 and 51), which instead is measured based on the daily compounded equity method which utilizes the net change in daily net value per share. Year-to-Date rates of return are presented below each year’s monthly rates of return and represent the cumulative compounded rate of return for each year or portion thereof. It is computed by applying successively the respective monthly rates of return contained in the respective year on a compounded basis and assumes a continuous investment throughout the year. The differences in the rates of return shown above for TAP PLUSSM and on page 50 and 51 for CFD are primarily attributable to the differing treatment of underwriting discounts and commissions, and to a lesser extent the different measurement methodologies, each as described above.

Composite Performance Capsule for Gresham Investment Management LLC Tangible Asset Program (TAP®)

Data as of April 30, 2011

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of CTA:	Gresham Investment Management LLC
Name of Trading Program:	Tangible Asset Program (TAP®)
Inception of Trading by CTA:	January 1, 1994
Inception of Trading in Offered Program:	September 2, 2004
Number of Accounts Currently Traded Pursuant to the Program as of 04/30/2011:	10
Total Client Assets(1),(2) Under Management, All Programs:
Actual	$14,745,266,030
Nominal	$14,745,266,030
Total Client Assets(1),(2) Traded Pursuant to TAP® as of 04/30/2011:
Actual	$5,570,828,159
Nominal	$5,570,828,159
Largest Monthly Draw-Down(3):	-24.50% (October 2008)
Worst Peak-to-Valley Draw-Down(4):	-57.72% from June 2008 - February 2009
Number of Profitable Accounts that are Open:	9
Number of Profitable Accounts that are Closed:	2
Range of Returns Experienced by Profitable Open Accounts:	98.59% to 21.92%
Returns Experienced by Profitable Closed Accounts:	33.02% to 10.70%
Number of Losing Accounts that are Open:	1
Number of Losing Accounts that are Closed:	3
Range of Returns Experienced by Losing Open Accounts:	-9.82% to -9.82%
Range of Returns experienced by Losing Closed Accounts:	-38.72% to -26.04%

Notes to the Performance Capsule:

(1)

Assets under management do not include assets owned by Dr. Henry Jarecki. The composite performance capsule does not include a family office account beneficially owned by Dr. Jarecki, one of the principals of the commodity subadvisor, that was managed by Mr. Spencer pursuant to TAP®.

(2)

Client assets represent assets in margin accounts on deposit with the respective futures commission merchants and excess cash collateral controlled by the commodity subadvisor but committed to the trading program, regardless of the quantity of equity used to control the commodity investments.

(3)

Largest monthly draw-down represents the largest loss experienced by an account in the trading program in any calendar month expressed as a percentage of beginning net asset value. The term “draw-down” losses represents the experience by the trading program over a specified period.

(4)

Peak-to-valley draw-down represents the greatest cumulative percentage decline in month end net asset value due to losses sustained by the trading program during any period in which the initial month end net asset value is not equaled or exceeded by a subsequent month end net asset value and represents the percentage decline between the portfolio’s highest value during a particular time frame and its lowest subsequent value during the same time frame (excluding the effects of subsequent additions or withdrawals).

Rates of Return(1) (Net)

Performance Data for Gresham Investment Management LLC Tangible Asset Program (TAP®)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	2005	2006	2007	2008	2009	2010	2011
Jan	4.31%	2.83%	-0.41%	2.70%	-5.64%	-6.61%	2.07%
Feb	6.54%	-6.70%	4.60%	10.97%	-4.42%	3.71%	2.97%
Mar	3.41%	1.72%	2.43%	-3.90%	4.85%	1.11%	2.31%
Apr	-5.46%	6.85%	2.42%	3.97%	1.34%	2.63%	3.55%
May	-0.49%	1.59%	-1.31%	3.81%	14.07%	-9.02%
Jun	2.01%	0.17%	0.90%	7.99%	-0.94%	0.29%
Jul	4.36%	3.58%	4.23%	-9.97%	4.01%	6.49%
Aug	6.86%	-4.15%	-3.63%	-7.27%	0.26%	-1.73%
Sep	2.64%	-6.65%	7.28%	-12.58%	-0.41%	8.02%
Oct	-4.05%	1.92%	4.46%	-24.50%	4.91%	4.71%
Nov	0.57%	4.05%	-3.26%	-10.37%	4.19%	0.32%
Dec	3.30%	-5.39%	3.57%	-5.09%	1.07%	10.61%
Year	25.84%	-1.33%	22.73%	-40.16%	24.24%	20.45%	11.35%

(1)

Rates of return are net of all fees and expenses. Fees and expenses include commissions and fees, administration fees, legal fees, audit fees and management fees. Monthly rate of return is determined using the Time-Weighted Method. This method makes adjustments upward to the beginning net asset value for the time during a month that an additional contribution was available and downward for the time during a month that a withdrawal was unavailable. For instance, if the beginning net asset value was $1,000,000 and an additional $500,000 was contributed on the 15th of the month, and $300,000 was withdrawn on the 20th of the month, the beginning net asset value would be adjusted upward by $250,000 for the contribution and downward by $100,000 for the withdrawal. Therefore, the beginning net asset value on which performance is calculated would be $1,150,000. Performance is computed by dividing net performance by the adjusted beginning net asset value. Annual rates of return are presented below each year’s monthly rate of return and represent the cumulative compounded rate of return for each year or portion thereof. It is computed by applying successively the respective monthly rates of return contained in the respective year on a compounded basis and assumes a continuous investment throughout the year.

THE COMMODITY BROKER

BCI will serve as the Fund’s clearing broker to execute and clear the Fund’s futures and equity transactions and provide other brokerage-related services. BCI is a registered securities broker-dealer and futures commission merchant. BCI is wholly owned by Barclays Bank PLC, which is authorized and regulated by the UK Financial Services Authority. BCI is headquartered at 745 7th Ave., New York, NY, 10019.

BCI is involved in a number of judicial and arbitration matters arising in connection with the conduct of its business. BCI’s management believes, based on currently available information, that the results of such proceedings will not have a significant adverse effect on BCI’s financial condition.

On September 15, 2009, motions were filed in the United States Bankruptcy Court for the Southern District of New York (“the Court”) by Lehman Brothers Holdings Inc. (“LBHI”), the Securities Investor Protection Act Trustee for Lehman Brothers Inc. (“the Trustee”) and the Official Committee of Unsecured Creditors of Lehman Brothers Holdings Inc. (“the Committee”). All three motions challenge certain aspects of the transaction pursuant to which BCI and other Barclays’ companies acquired most of the assets of Lehman Brothers Inc. (“LBI”) in September 2008 and the Court order approving such sale. The claimants seek an order voiding the transfer of certain assets to BCI; requiring BCI to return to the LBI estate alleged excess value BCI received, and declaring that BCI is not entitled to certain assets that it claims pursuant to the sale documents and order approving the sale. On November 16, 2009, LBHI, the Trustee and the Committee filed separate complaints in the Court asserting claims against BCI based on the same underlying allegations as the pending motions and seeking relief similar to that which is requested in the motions. On January 29, 2010, BCI filed its response to the motions. Barclays considers that the motions and claims against BCI are without merit and BCI is vigorously defending its position. On January 29, 2010, BCI also filed a motion seeking delivery of certain assets that LBHI and LBI have failed to deliver as required by the sale documents and the court order approving the sale.

Approximately $3,993 million of the assets acquired as part of the acquisition had not been received by December 31, 2010, approximately $3,030 million of which were recognized as part of the accounting for the acquisition and are included in the balance sheet of Barclays Bank PLC (“BBPLC”) as at December 31, 2010. This includes approximately $1,622 million of assets sold to BBPLC by BCI. This results in an effective provision of $963 million against the uncertainty inherent in the litigation.

On February 22, 2011, the Court issued its Opinion in relation to these matters. The Opinion calls for the parties to submit proposed Orders that will implement the Opinion and anticipates additional proceedings to resolve differences between the parties regarding the final Order(s) that should be entered. Any such Order(s) should clarify the precise impact of the Opinion, and may include specific guidance regarding the treatment of specific types of assets. Any final Order(s) may be the subject of further proceedings or appeals by one or more of the parties.

Barclays has considered the Opinion and the decisions contained therein and its possible actions with respect thereto. If the Opinion were to be unaffected by future proceedings, Barclays estimates that the maximum possible loss for Barclays, based on its worst case reading of the Opinion, would be approximately $3,955 million, after taking into account the effective provision of $963 million. Approximately $2,062 million of the $3,955 million maximum possible loss relates to exchange-traded derivative margin assets already received by BCI, which BCI would have to return to the Trustee if the Opinion were to be unaffected by future proceedings. The remaining $1,893 million of the maximum potential loss relates to assets not yet received by BBPLC. Any such loss, however, is not considered probable and Barclays is satisfied with the current level of provision.

Neither BCI nor any affiliate, officer, director or employee thereof have passed on the merits of this prospectus or offering, or give any guarantee as to the performance or any other aspect of the Fund.

CONFLICTS OF INTEREST

Conflicts Relating to the Manager

There are present and potential future conflicts of interest in the Fund’s structure and operation you should consider before you purchase shares. The manager will use this notice of conflicts as a defense against any claim or in any proceeding.

Nuveen Asset Management, the collateral subadvisor, is an affiliate of the manager. As a result of this affiliation, the fee paid by the manager to the collateral subadvisor has not been established by “arm’s-length” negotiation, and the manager has less of an incentive to replace the collateral subadvisor.

The manager has sole current authority to manage the investments and operations of the Fund, and may act to create a conflict with shareholders’ best interests. The manager has not established formal procedures to resolve potential conflicts of interest resulting from, or that may result from, its sole authority to manage the investments and operations of the Fund. These potential conflicts may adversely affect both shareholders of the Fund and the manager. For instance, although the manager intends to cause the Fund to make monthly distributions to shareholders, it has the discretion to withhold distributions, which could have the effect of increasing its management fees. Your lack of voting control and the provisions of the Trust Agreement mean that you will have almost no ability to influence matters such as amendment of the Trust Agreement, change in the Fund’s basic investment policy, the expenses incurred by the Fund, or the sale or distribution of the Fund’s assets.

Conflicts Relating to the Commodity Subadvisor

Situations may arise where the Fund could be disadvantaged because of activities conducted by the commodity subadvisor for other clients or for the commodity subadvisor, its principals, affiliates or employees. Such situations may be based on, among other factors, legal restrictions on the combined size of commodity positions (commonly referred to as “position limits”) that may be taken for all accounts managed by the commodity subadvisor and its principals; the difficulty of liquidating an investment for more than one account where the market cannot absorb the sale of the combined positions; or the determination that a particular investment is warranted only if hedged with an option and there is limited availability of such options. It is possible that investment decisions of the commodity subadvisor may be modified and that positions held by the Fund may have to be liquidated to avoid exceeding such position limits potentially resulting in substantial loss. See “Speculative Position Limits” on page 100 of this prospectus. Instances also may arise where the commodity subadvisor determines that an investment opportunity is suitable for more than one account but the market is too illiquid to enable each such client to participate to the extent advisable. In the above situations, or in other situations in which conflicts arise, the commodity subadvisor will endeavor to allocate investment opportunities fairly.

The commodity subadvisor in the future may engage in substantial trading for its own account or manage accounts that pay higher advisory fees than the Fund, which may provide the commodity subadvisor with a financial incentive to favor such other accounts over the Fund. In addition, the commodity subadvisor may enter into trades on behalf of some clients which are different from, or opposite to, trades for other clients. Accordingly, other accounts of the commodity subadvisor may compete with the Fund for appropriate investment opportunities and the performance in some clients’ accounts may be materially different than the performance in other clients’ accounts or in the commodity subadvisor’s own account.

Commodity contract orders for a client account may, but are not required to, be combined with orders for other accounts managed by the commodity subadvisor, including other client accounts and proprietary accounts. When orders are combined and it is not possible to receive the same execution price, the commodity subadvisor utilizes average pricing when allocating executed orders among accounts where possible, and a client account will be charged or credited with the average price. The effect of the average price may operate on some occasions to the disadvantage of the Fund. Where it is not possible to use average pricing, the commodity subadvisor will allocate executed orders in accordance with a systematic methodology that is designed to assure equitable treatment of all accounts over time. The effect of using this methodology may on some occasions disadvantage the Fund. Alternatively, if the commodity subadvisor chooses to liquidate positions held on behalf of the Fund to an extent greater than other accounts under the commodity subadvisor’s management, the result to the Fund would be further reduction in the potential for profit and/or more substantial losses should the exit of the positions be at unfavorable prices.

Conflicts Relating to the Manager and the Commodity Subadvisor

The manager and the commodity subadvisor, respectively, intend to operate other domestic and foreign commodity pools in the future. The manager and the commodity subadvisor and their principals therefore may be subject to conflicting demands in respect of their obligations to accounts managed and commodity pools operated by them. The manager and the commodity subadvisor and their principals will endeavor to treat each commodity pool and managed account fairly and will not intentionally favor one account or commodity pool over any other.

Principals, affiliates, and employees of the manager and the commodity subadvisor may trade for their own accounts. This could involve a conflict of interest in that such trades may be different from, or opposite to, those of clients. It is possible that the proprietary positions taken by the manager or commodity subadvisor’s principals, affiliates, and employees may not be held for the same period of time or may be in different markets than positions taken by the commodity subadvisor on behalf of one or more clients’ accounts. Accordingly, no assurance is given that the proprietary investment results of the principals, affiliates, and employees of the manager or commodity subadvisor will be the same as the performance in any client’s account. Furthermore, the commodity subadvisor’s principals, affiliates and employees may express views that are inconsistent with, or contrary to, the trading strategies undertaken on behalf of one or more clients. The records of the proprietary accounts of the principals, affiliates, and employees of the manager and the commodity subadvisor will not be available for review or inspection by clients. It is the commodity subadvisor’s fiduciary responsibility, however, to trade all client accounts in the best interests of the clients. Although principals, affiliates, and employees of the manager or commodity subadvisor may trade for their own account, they will not be permitted to take positions recommended for client accounts ahead of, or on a more favorable basis than, client accounts. However, as stated, situations may arise where the Fund could be disadvantaged because of such investment activity. Because each client’s fee arrangement may be different, a potential conflict may arise in the allocation of the commodity subadvisor’s time and resources among clients paying differing fees.

Gresham maintains internal policies and procedures relating to personal investment activities of its principals, affiliates and employees. The policies and procedures provide that these individuals may not take the same positions as are recommended for client accounts prior to, or on a more favorable basis than, client accounts on a given trading day. Moreover, Gresham requires that transactions in an implementation strategy for its principals, affiliates and employees be effected, to the extent practicable, contemporaneously with any transactions for the same contracts that are being effected in the same implementation strategy by Gresham for any of its advisory clients. Any other transactions by Gresham’s principals, affiliates of employees taking the same positions in the same contracts on the same day as are being traded for clients must be effected at the close of the markets. There is a limited exception to this rule permitting trades generated electronically by predetermined programs to be effected at times dictated by such programs.

The Commodity Broker

Participants in the futures market typically maintain relationships with two types of commodity brokers: executing brokers and clearing brokers. The executing broker is the one who executes the transactions on the exchange, and the clearing broker is the one who clears the transactions and maintains custody of the customer’s funds deposited as margin and its positions. The Fund intends to use BCI as its clearing broker and the executing broker on various commodity transactions by the Fund. The Fund may also place orders with different executing brokers. The executing broker may act as an executing broker for its own account, accounts of affiliates or accounts in which it or one of its affiliates has a financial interest. The compensation received by the executing broker from such accounts may be more or less than the compensation received for brokerage and dealer services provided to the Fund. In addition, various accounts traded through the executing broker (and over which its personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Fund or may compete with the Fund for the same positions. The executing broker may have a conflict of interest in its execution of trades for the Fund and for other customers. The commodity subadvisor will, however, not retain any executing broker for the Fund which the commodity subadvisor has reason to believe would knowingly or deliberately favor any proprietary account or other customer account over the Fund with respect to the execution of commodity interest positions.

The executing broker will benefit from executing orders for other clients, whereas the Fund may be harmed to the extent that the executing broker has fewer resources to allocate to the Fund’s accounts due to the existence of such other clients.

Certain officers or employees of the commodity brokers may be members of U.S. commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Fund.

INVESTMENT POLICIES OF THE FUND

Liquidity

The Fund invests only in commodity futures contracts that are traded in sufficient volume to permit, in the manager’s opinion, ease of taking and liquidating positions in these financial interests. Sufficient volume includes only those futures contracts that trade at least 300,000 contracts per year.

Borrowings

The Fund does not intend to utilize leverage. However, the Fund may borrow for temporary or emergency purposes in an amount up to 5% of the value of the Fund’s net assets should the need arise. Such short-term borrowings would mature in less than 60 days from the date of borrowing. Any temporary or emergency borrowings would be used to provide the Fund with added potential flexibility in managing its liquidity needs. Situations where the Fund might exercise this limited borrowing ability for temporary or emergency purposes may include, for example, events beyond the Fund’s control that temporarily limit or prevent the Fund from accessing its funds or investments through normal channels (such as a result of power outage affecting an entity holding Fund assets).

Portfolio Restrictions

Commodity Call and Put Options. The Fund expects to sell call and put options on commodity futures contracts, subject to the following restrictions. The Fund may only:

•	sell exchange-traded commodity call and put options with respect to its underlying commodity futures contracts; and

•	enter into closing sale or purchase transactions with respect to exchange-traded commodity put or call options.

General.    No single commodity contract position in the portfolio will exceed 20% of the Fund’s net assets. Generally, single commodity contract positions are not expected to exceed 10% of the Fund’s net assets.

Margin Requirements

Original or initial margin is the minimum amount of funds that must be deposited by the Fund with the commodity broker to initiate and maintain an open position in futures contracts. Maintenance margin is the amount (generally less than the original margin) to which an account may decline before additional margin must be delivered. Additional margin that must be delivered is called “variation” margin. A margin deposit is like a cash performance bond. It helps assure the performance of the futures contracts purchased or sold by the Fund. Futures contracts are customarily bought and sold on margin that represents a very small percentage (ranging upward from less than 2%) of the aggregate purchase or sales price of the contract. Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than are customary in other forms of investment or speculation. The amount of margin required in connection with a particular futures contract is set by the exchange on which the contract is traded and may be modified by the exchange during the term of the contract.

Brokerage firms, such as the Fund’s clearing brokers, carrying accounts in commodity contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy to further protect themselves. The clearing brokers may require the Fund to make margin deposits equal to exchange minimum levels for all commodity contracts. This level of margin required may be altered in the clearing brokers’ discretion.

When the Fund sells an option, on the other hand, the Fund is required to deposit margin in an amount determined by the margin requirements established for the underlying interest and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the writing of options, although adjusted to reflect the probability that “out-of-the-money” options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to spreads and conversions, which are complex investment strategies in which a trader acquires a mixture of options positions and futures positions in the underlying interest.

Margin requirements are computed each day by the Fund’s clearing broker. When the market value of a particular open commodity position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a reasonable time, which may be a period of less than 24 hours, the broker may close out the position. With respect to the Fund’s investing, the Fund (and not its investors personally) is subject to margin calls.

DESCRIPTION OF FUND SHARES

Fund Shares

The shares represent units of fractional undivided beneficial interest in and ownership of the Fund. The manager shall have the power and authority, without shareholder approval, to cause the Fund to issue shares from time to time as it deems necessary or desirable, including shares to be issued to the manager or its affiliates. The number of shares authorized shall be unlimited, and the shares so authorized may be represented in part by fractional shares, calculated to four decimal places. No shareholder shall have any preemptive rights with respect to additional shares determined to be issued by the manager. From time to time, the manager may cause the Fund to divide or combine the shares into a greater or lesser number without thereby changing the proportionate beneficial interests. The manager may cause the Fund to issue shares for such consideration and on such terms as it may determine (or for no consideration if pursuant to a share dividend or split-up), all without action or approval of the shareholders. All shares when so issued on the terms determined by the manager shall be fully paid and non-assessable. Every shareholder, by virtue of having purchased or otherwise acquired a share and receiving the benefits of the Trust Agreement, shall be deemed to have expressly consented and agreed to be bound by the terms of the Trust Agreement. For a description of the rights and privileges of shareholders under the Trust Agreement, see “Trust Agreement.”

Transfer Agent, Registrar and Custodian

State Street will serve as the Fund’s transfer, shareholder services and distribution paying agent. The Fund will be responsible for the transfer agency fees in the amount of .04% of the Fund’s total assets per year.

State Street will also serve as the Fund’s custodian. The custodian performs custodial, fund accounting and portfolio accounting services. BCI, the Fund’s clearing broker, also may serve as custodian for all or a portion of the Fund’s assets.

All fees charged by the transfer agent for transfers and withdrawals of shares are borne by the Fund, except that fees similar to those customarily paid by shareholders for surety bond premiums to replace lost or stolen certificates, taxes or other governmental charges, special charges for services requested by a shareholder and other similar fees or charges are borne by the affected shareholder. There is no charge to shareholders for disbursements of Fund distributions of available cash. The Fund will indemnify the transfer agent and its agents from certain liabilities.

The transfer agent may at any time resign, by notice to the Fund, or be removed by the Fund. Such resignation or removal will become effective upon the appointment by the manager of a successor transfer agent and registrar and its acceptance of such appointment. If no successor has been appointed and has accepted such appointment within 30 days after notice of such resignation or removal, the manager is authorized to act as the transfer agent and registrar until a successor is appointed.

Limited Voting Rights

NCAM manages the Fund’s day-to-day operations and strategic direction. Except as described under “Trust Agreement—Withdrawal of the Manager,” neither the independent members of NCAM’s board nor the shareholders will have any right to elect or remove the manager.

Transfer of Shares

After completion of this offering, shares will trade on the NYSE Amex under the ticker symbol “CTF.” Shares can be bought and sold throughout the trading day like other publicly traded securities. When buying or selling shares through a broker, most investors will incur customary brokerage commissions and charges.

DISTRIBUTIONS

Commencing with the Fund’s first distribution, the Fund intends to make regular monthly distributions to its shareholders (stated in terms of a fixed cents per share distribution rate) based on the past and projected performance of the Fund. The Fund expects to declare its initial distribution within 45 days, and to pay that distribution approximately 60 days, after the completion of this offering, depending on market conditions. The Fund expects to have invested the proceeds of this offering prior to that time, and does not expect to use the proceeds of this offering to make distributions. Among other factors, the Fund will seek to establish a distribution rate that roughly corresponds to NCAM’s projections of the total return that could reasonably be expected to be generated by the Fund over an extended period of time. Each monthly distribution will not be solely dependent on the amount of income earned or capital gains realized by the Fund, and such distributions may from time to time represent a return of capital and may require the Fund to liquidate assets. NCAM, in making such projections, may consider long-term historical returns and a variety of other factors. The Fund’s ability to make distributions will depend on a number of factors, including, most importantly, the long-term total returns generated by the Fund’s commodity investments and the gains generated through the Fund’s options strategy. As market conditions and portfolio performance change, the rate of distributions on the shares and the Fund’s distribution policy could change. The Fund expects to receive substantially all of its current income and gains from the following sources:

•	realized and unrealized net capital gains (both short-term and long-term) from commodity futures contracts;

•	realized and unrealized net capital gains (both short-term and long-term) from the options strategy; and

•	interest income and/or capital gains received on collateral invested in high quality short-term debt securities, government securities and cash equivalents.

Because the Fund expects to be classified as a partnership for tax purposes, shareholders will be allocated their pro-rata share of the Fund’s income, gains, losses, deductions and credits for purposes of computing their tax liability. The Fund anticipates it will make regular monthly distributions intended in part to provide shareholders with cash with which to fund potential tax liabilities on their proportionate share of income and gains earned by the Fund, although there can be no assurance that distributions for any period will correspond to such potential tax liabilities or share of income and gains for such period.

The Fund’s actual financial performance will likely vary significantly from month-to-month and from year-to-year, and there may be periods, perhaps of extended durations of up to several years, when the distribution rate will exceed the Fund’s actual total returns. The Fund’s projected or actual distribution rate is not a prediction of what the Fund’s actual total returns will be over any specific future period. In addition, the Fund does not intend to borrow to obtain the cash necessary to make its distributions, although the Fund does have the ability to borrow in an amount not to exceed 5% of the Fund’s net assets, and such borrowings could be used for distributions. Under normal business conditions, the Fund expects to have sufficient liquidity to pay all monthly and supplemental distributions, without using such borrowing. In the event that the Fund’s distribution rate exceeds its actual returns, the Fund may be required to liquidate investments in order to make such a distribution at times or at prices that it would not otherwise do so and that may be disadvantageous to the Fund and its shareholders. As portfolio and market conditions change, the rate of distributions on the shares and the Fund’s distribution policy could change. The Fund reserves the right to change its distribution policy and the basis for establishing the rate of its monthly distributions, or may temporarily suspend or reduce distributions without a change in policy, at any time and may do so without prior notice to shareholders.

To permit the Fund to maintain a more stable monthly distribution, the Fund may initially distribute less than the entire amount of net realized capital gains and interest income earned in a particular period. Any such undistributed amount would be available to supplement future distributions. As a result, the distributions paid by the Fund for any particular monthly period may be more or less than the amount of net realized capital gains and interest income actually earned by the Fund during the period. Such undistributed amounts of realized capital gains and interest income will be included in the Fund’s net asset value and, correspondingly, distributions from such undistributed amounts will be deducted from the Fund’s net asset value.

To the extent that the total return of the Fund’s overall strategy exceeds the distribution rate for an extended period, the Fund may be in a position to increase the distribution rate or distribute supplemental amounts to shareholders. Conversely, if the total return of the Fund’s overall strategy is less than the distribution rate for an extended period of time, the Fund will effectively be drawing upon its net asset value to meet payments prescribed by its distribution policy. The Fund will pay fees and expenses that must be offset by investment gains and interest income in order to avoid depletion of the Fund’s assets. Due to such fees and expenses, distributions paid by the Fund over time are likely to be less than the amount of net realized capital gains and interest income actually earned by the Fund.

For U.S. federal income tax purposes, a shareholder’s share of the Fund’s income, gain, loss, deduction and other items will be equal to such shareholder’s proportionate interest in the items allocated by the Fund, regardless of the amount of cash distributed. See “Federal Income Tax Considerations—U.S. Shareholders—Allocation of the Fund’s Profits and Losses.” In general, the Fund’s taxable income and losses will be determined monthly and will be allocated to the holders of Fund shares in proportion to the number of shares owned by each of them as of the close of the last trading day of the preceding month. See “Federal Income Tax Considerations—U.S. Shareholders—Monthly Allocation Convention.” Depending on the amount of distributions and on the allocations of tax items to shareholders, it is possible you may recognize taxable income without a corresponding receipt of cash. See “Federal Income Tax Considerations—U.S. Shareholders—Treatment of Fund Income.”

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by the Fund will be taxable to a shareholder only to the extent such distributions exceed the Fund shareholder’s tax basis in the shares. See “Federal Income Tax Considerations—U.S. Shareholders—Tax Basis in Fund Shares.” Any cash distributions in excess of a shareholder’s tax basis generally will be considered to be gain from the sale or exchange of those shares. See “Federal Income Tax Considerations—U.S. Shareholders—Disposition of Shares.”

The Fund will file a partnership return with the IRS and will transmit a Schedule K-1 to each shareholder reporting the shareholder’s allocable portion of each of the Fund’s tax items. The Fund anticipates that shareholders will have access to their Schedule K-1 by the end of the first week of March in the following year. See “Federal Income Tax Considerations—U.S. Shareholders—Tax Reporting by the Fund.”

NET ASSET VALUE

Net asset value per share is computed by dividing the value of all assets of the Fund (including any accrued interest and dividends), less all liabilities (including accrued expenses and distributions declared but unpaid), by the total number of shares outstanding. Under the Fund’s intended operational procedures, the Fund’s net asset value will be calculated after the close of the NYSE Amex each day. The Fund does not expect that the NYSE Amex will publish an intra-day indicative value of the Fund and the shares. However, the Fund will publish its net asset value on its website on a daily basis, and the net asset value as of the end of each reporting period will be included in the Fund’s periodic reports.

The values of the Fund’s exchange-traded commodity futures contracts and options on commodity futures contracts are valued at the settlement price determined by the principal exchange on which they are traded. Market quotes for the Fund’s exchange-traded commodity futures contracts and options on commodity futures contracts may not be readily available if a contract cannot be liquidated due to the operation of daily limits or, due to extraordinary circumstances, the exchanges or markets on which the investments are traded do not open for trading the entire day and no other market prices are available. In addition, events may occur after the close of the relevant market, but prior to the determination of the Fund’s net asset value, that materially affect the values of the Fund’s investments. In such circumstances, the Fund may use an independent pricing service to value such investments. The manager will review the values as determined by the independent pricing service and discuss those valuations with the pricing service if appropriate based on pricing oversight guidelines established by the manager that it believes are consistent with industry standards.

In the event the Fund uses an independent pricing service to value any of its commodity futures contracts, and options on commodity futures contracts, the pricing service typically will value such commodity futures contracts, and options on futures contracts using a wide range of market data and other information and analysis, including reference to transactions in other comparable investments if available. The procedures of any independent pricing service provider will be reviewed by the manager on a periodic basis.

Generally, readily marketable securities traded in the OTC market are valued at the mean of the current bid and asked prices as reported by FINRA/NASDAQ Trade Reporting Facility ™ , the Pink OTC Markets, Inc. or such other comparable source as NCAM deems appropriate to reflect their fair market value. However, certain fixed-income securities may be valued on the basis of prices provided by a pricing service when such prices are believed to reflect the fair market value of such securities. The prices provided by a pricing service take into account institutional size trading in similar groups of securities and any developments related to specific securities. Where securities are traded on more than one exchange and also over-the-counter, the securities will generally be valued using the quotations that NCAM believes reflect most closely the value of such securities. In addition, if it is determined that market prices for a security are unavailable or inappropriate, NCAM, or its designee, may determine the fair value for the security.

USE OF NET PROCEEDS

The Fund will invest the net proceeds of the offering in accordance with the Fund’s investment objective as stated in this prospectus. The Fund initially will invest all of its assets in commodity futures contracts and options on commodity futures contracts, and short-term high grade debt securities constituting collateral assets. The manager has sole authority to determine the percentage of assets that will be:

•	held on deposit with the commodity broker or other custodian,

•	used for other investments, and

•	held in bank accounts to pay current obligations and as reserves.

The commodity subadvisor and the collateral subadvisor expect to deposit a portion of the Fund’s net assets with the commodity broker or other custodian as initial margin for investments. It is presently anticipated that the Fund will be able to invest substantially all of its net proceeds in accordance with its investment objective within approximately 30 business days after the completion of the offering. Pending such investment, it is anticipated that the proceeds will be invested in cash and obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities.

The Fund uses only short-term securities to satisfy margin requirements. The manager expects that all entities that will hold or invest the Fund’s assets will be based in the U.S. and will be subject to U.S. regulations.

Approximately 25% of the Fund’s assets will initially be committed as margin for commodity futures contracts (approximately half of which will be initial margin and the other half of which will be held to meet variation margin). All of the margin will be held at BCI in an interest-bearing cash account or invested in obligations, selected by the commodity subadvisor, issued or guaranteed by the U.S. government, its agencies or instrumentalities. The notional value of the Fund’s commodity contract positions at the time of investment will not exceed 100% of the liquidation value of the Fund’s assets. However, the percentage of assets committed as margin may be substantially more, or less, than 25% of the Fund’s assets. All interest income is used for the Fund’s benefit.

The clearing broker, government agency or any commodity exchange on which the Fund trades could increase margins applicable to the Fund to hold futures or options positions at any time.

UNDERWRITING

Subject to the terms and conditions stated in the underwriting agreement dated             , 2011, each underwriter named below for which     and Nuveen Securities, LLC, are acting as representatives, has severally agreed to purchase, and the Fund has agreed to sell to such underwriter, the number of shares set forth opposite the name of such underwriter.

Underwriter	Number of Shares
Nuveen Securities, LLC

Total

[                    ] are acting as co-managing underwriters. The underwriting agreement provides that the obligations of the underwriters to purchase the shares in this offering are subject to approval of certain legal matters by counsel and to certain other conditions. The underwriters are obligated to purchase all the shares sold under the underwriting agreement if any of the shares are purchased. In the underwriting agreement, the Fund and NCAM have agreed to indemnify the underwriters against certain liabilities, including liabilities arising under the Securities Act, or to contribute payments the underwriters may be required to make for any of those liabilities.

Commissions and Discounts

The underwriters propose to initially offer some of the shares directly to the public at the public offering price set forth on the cover page of this prospectus and some of the shares to certain dealers at the public offering price less a concession not in excess of $[            ] per share. The underwriting commissions investors in the Fund will pay of $1.125 per share is equal to 4.5% of the initial offering price. After the initial public offering, the public offering price, concession and discount may be changed. Investors must pay for any shares purchased on or before [            ], 2011.

The following table shows the public offering price, underwriting commissions and proceeds, before expenses, to the Fund. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

	Per Share	Without Option	With Option
Public offering price	$25.000
Underwriting commissions	$1.125
Proceeds, before expenses, to Fund	$23.875

The offering expenses are estimated at $630,000 and are payable by the Fund in an amount of $400,000, or $.05 per share ($[            ] if the overallotment option is exercised in full). Offering expenses paid by the Fund may include reimbursement to Nuveen or its affiliates for expenses incurred in connection with the offering. Nuveen has agreed reimburse all organizational expenses and to pay offering expenses of the Fund (other than underwriting commissions) that exceed $.05 per share.

Overallotment Option

The Fund has granted the underwriters an option to purchase up to      additional shares at the public offering price, less the underwriting commissions, within 30 days from the date of this prospectus solely to cover any overallotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the preceding table.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is complete, SEC rules may limit underwriters and selling group members from bidding for and purchasing the Fund’s shares. However, the representatives may engage in transactions that stabilize the price of the Fund’s shares, such as bids or purchases to peg, fix or maintain that price.

If the underwriters create a short position in our shares in connection with the offering (i.e., if they sell more shares than are listed on the cover of this prospectus), the representatives may reduce that short position by purchasing shares in the open market. The representatives may also elect to reduce any short position by exercising all or part of the overallotment option described above. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of shares sold in this offering for their account may be reclaimed by the syndicate if such shares are repurchased by the syndicate in stabilizing or covering transactions. Purchases of our shares to stabilize the price of the shares or to reduce a short position may cause the price of our shares to be higher than it might be in the absence of such purchases.

Neither the Fund nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares. In addition, neither the Fund nor any of the underwriters makes any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The Fund has agreed not to offer or sell any additional shares for a period of 180 days after the date of the underwriting agreement without the prior written consent of the underwriters, except for the sale of the shares to the underwriters pursuant to the underwriting agreement.

The shares will be sold to ensure that the NYSE Amex distribution standards (i.e., round lots, public shares and aggregate market value) will be met.

Other Information

In connection with the acquisition of Nuveen Investments by an investor group led by Madison Dearborn in November 2007, certain underwriters, their affiliates or employees, including             , acquired, and other underwriters that may acquire shares in this offering or their affiliates acquired, an ownership interest in Nuveen Investments.

In connection with an inquiry by FINRA into the activities of Nuveen, a registered broker-dealer affiliate of Nuveen Asset Management that is involved in the offering of the Fund’s shares, in marketing and distributing preferred shares of certain closed-end funds managed by Nuveen Fund Advisors, FINRA staff members had previously notified Nuveen that they had made a preliminary determination to recommend that disciplinary action be brought against Nuveen. A letter of acceptance, waiver and consent was publicly issued by FINRA on May 23, 2011, including findings by the FINRA staff that certain closed-end fund preferred share marketing materials provided by Nuveen were false and misleading from 2006 to 2008, and of failures by Nuveen relating to its supervisory system with respect to the marketing of such preferred shares. Nuveen neither admitted nor denied these findings, and agreed, among other things, to pay a fine of $3 million in connection with the settlement of this matter.

Other Relationships

[NCAM (and not the Fund) has agreed to pay from its own assets additional compensation to                 , a structuring fee to each of              and             .

In addition, the sum total of all compensation to the Underwriters in connection with this offering of shares will not exceed in the aggregate             % of the total price to the public of the shares sold in this offering.

Certain of the underwriters also have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with affiliates of the Fund, including the parent company of Nuveen Asset Management, Nuveen Investments.

The Fund anticipates that             and other underwriters may from time to time act as brokers in connection with the execution of its portfolio transactions, and after they have ceased to be underwriters, the Fund anticipates that underwriters other than             may from time to time act as dealers in connection with the execution of portfolio transactions.

The principal business address of . The principal place of business of Nuveen Securities, LLC is 333 West Wacker Drive, Suite 3300, Chicago, Illinois 60606. Nuveen, one of the representatives of the underwriters, is an affiliate of the manager and the collateral subadvisor.

EMPLOYEE BENEFIT PLAN CONSIDERATIONS

General

This section highlights certain considerations that arise under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Internal Revenue Code of 1986, as amended (the “Code”), which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Fund. “Employee benefit plans” and “plans” are referred to below as “Plans,” and fiduciaries with investment discretion are referred to below as “Plan Fiduciaries.” Plans include, for example, corporate pension and profit sharing plans, 401(k) plans, “simplified employee pension plans,” Keogh plans for self-employed persons and IRAs.

Special Investment Consideration

Each Plan Fiduciary must consider the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that the investment is prudent for the Plan, that the investments of the Plan are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the terms of the Plan.

The Fund Should Not Be Deemed to Hold “Plan Assets”

A regulation issued under ERISA (the “ERISA Regulation”) contains rules for determining when an investment by a Plan in an equity interest of a statutory trust will result in the underlying assets of the trust being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of a statutory trust will not be plan assets of a Plan that purchases an equity interest in the trust if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”). If the underlying assets of a trust are considered to be assets of any Plan for purposes of ERISA or Section 4975 of the Code, the operations of such trust may be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

The Publicly-Offered Security Exception applies if the equity interest is a security that is:

(1) “freely transferable” (determined based on the applicable facts and circumstances);

(2) part of a class of securities that is “widely held” (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

(3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The manager believes that the conditions described above will be satisfied with respect to the shares. Therefore, the shares should constitute “publicly-offered securities” and the Fund’s underlying assets should not be considered to constitute plan assets of any Plan that purchases shares.

Ineligible Purchasers

In general, shares may not be purchased with the assets of a Plan if the manager, the commodity broker, the subadvisors or any of their affiliates or employees either:

(1) exercise any discretionary authority or discretionary control respecting management of the Plan;

(2) exercise any authority or control respecting management or disposition of the assets of the Plan;

(3) render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan;

(4) have any authority or responsibility to render investment advice with respect to any moneys or other property of the Plan; or

(5) have any discretionary authority or discretionary responsibility in the administration of the Plan.

SELECTED FINANCIAL DATA

[TO BE ADDED BY AMENDMENT]

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Market Perspectives

The Fund is new and does not have any operating history. The opportunities and challenges that the Fund expects to face are described briefly below.

Impact of Current Commodity Market Conditions.    Significant increases in commodity prices at the end of 2010 and beginning of 2011 resulted from the beginnings of a global economic recovery which has increased demand for most commodities. Despite significant volatility, commodity prices have moved higher in 2011 with the S&P GSCI returning 16.49% and the DJ-UBSCI 8.06% year-to-date as of April 30, 2011. Individual commodity markets have faced conflicting influences of short-term headline risk and longer-term fundamental [uncertainty?]. The Fund believes the twin price drivers were unrest in the Middle East/North Africa region and the massive earthquake in Japan. For example, so far in 2011 the commodity markets have experienced, among other things, a silver spike, $100 plus crude oil prices, unprecedented volatility in agricultural commodities, gold’s run to a price above $1,500 an ounce, and huge spreads between the prices of WTI crude oil and Brent crude oil.

The global financial crisis of 2008 and 2009 negatively impacted certain commodities, such as energy and metals, more than agricultural commodities used for food, such as livestock and wheat, due to demand inelasticity for the latter. As the global economy began to recover in 2011, these same energy and metals commodities have led the way in terms of price appreciation due to increased demand. Year-to-date for the period ended April 30, 2011, the commodity marketplace has seen significant positive price appreciation in the following commodities: heating oil, crude oil, unleaded gas, corn, silver, gold, aluminum, cotton and coffee. For the same period, copper, soybean meal, and sugar have experienced significant price declines.

General Market Outlook.    The Fund’s commodity market outlook for its Long/Short PLUSSM strategy is based on beliefs that a long/short strategy which aims to maximize both sources of excess return—price change and roll yield—will produce better performance than a long-only commodity strategy over time. Commodity returns are driven by unpredictable, commodity specific events such as bad weather, geopolitical tensions, and other unpredictable outside forces that can cause supply shocks. As a result, price movements of individual commodities may vary widely over time. The Fund’s Long/Short PLUSSM strategy pays particular attention to, and seeks to profit from, either upward or downward price movements of individual commodities. Long-only strategies generally do not capture the returns available from shorting futures when there is downward price pressure or a positively sloped futures price curve. Long-only strategies generate negative roll yields when markets are in contango (when distant delivery prices exceed near delivery prices) and thus can have negative returns when commodity prices are rising.

In the long-run, if supply exceeds demand, then inventories will increase until there is enough downward pressure on the spot price to bring the market back into equilibrium. Conversely, when there is excess demand, inventories will be drawn down, causing a shortage. In this case, upward spot price pressure will be necessary to bring the market back into equilibrium. Due to production and storage limitations, it can take a significant time period for commodity inventories to be adjusted through price changes. In the short-run, if there are inadequate inventories for a commodity, only its price can respond to adjust supply and demand, since new supplies of physical commodities cannot be immediately mined, grown, and/or drilled. When there are supply/demand imbalances in a commodity market, the commodity’s price trend may be persistent and the Fund can use its momentum rule to make profitable investment decisions. For example, based on recent momentum trends, the Morningstar® Long/Short CommoditySM Index as of April 30, 2011 is flat natural gas. Natural Gas has record high inventories in the producing region (TX, LA, OK) and the natural gas market remains heavily short-biased.

Near-Term Outlook.    In the near-term, the commodity markets are faced with challenging macro-level scenarios as high oil prices bring concerns about inflation. As the end of the government’s “quantitative easing”

policy approaches in June, Gresham will be closely monitoring the macro-landscape to see whether risk capital flows shift as active stimulus fades. Recent increases in commodity demand have pushed prices higher signaling the need for increased supply in certain commodities. While certain commodities may be negatively impacted by such new supply, in the near-term the Fund expects to maintain an overall long bias. The Fund expects emerging markets to make a significant contribution to global growth where increased personal wealth, large foreign exchange reserves and growing populations help impact domestic demand for commodities. The Fund believes that commodity prices will appreciate in the near-term with increased government spending, higher inflation and a lower-valued U.S. dollar.

Potential Impact of Recent CFTC Regulatory Changes.    The CFTC has withdrawn relief previously granted to Gresham concerning position limits with respect to certain agricultural commodities (soybeans, corn and wheat) in which Gresham invests under TAP®. The effect of such withdrawal is that, beginning January 15, 2010, Gresham became subject to the same position limit rules as other investors. Gresham has taken steps to mitigate the potential risks associated with becoming subject to such limits (including expanding the number of exchanges on which it trades). In January 2011, the CFTC proposed rules pursuant to the Dodd-Frank Act that would impose position limits on futures and options contracts on certain agricultural and exempt commodities and on physical commodity swaps that are economically equivalent to such contracts, with the aim of addressing excessive speculation in the markets. Under the proposed rules, position limits would be set on the spot-month, single-month and all-months across different trading venues for contracts based on the same underlying commodity. The proposed position limits would be established in two phases: the first would be on spot-month contracts based on current exchange limits, while the second would be on non-spot-month contracts based on open interest levels as well as CFTC established limits on spot-months. Under the Dodd-Frank Act, the CFTC must establish such limits, which it has not yet done. If these rules are adopted, the full implementation of the Fund’s investment strategy could be negatively impacted.

Critical Accounting Policies

The Fund’s critical accounting policies are as follows:

Preparation of the financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Fund’s application of these policies involves judgments and actual results may differ from the estimates used.

The Fund expects to hold a significant portion of its assets in options, futures contracts, and high quality debt instruments, all of which will be recorded on a trade date basis and at fair value in the financial statements, with changes in fair value reported in the Statement of Operations as changes in unrealized appreciation (depreciation).

The use of fair value to measure financial instruments, with related unrealized appreciation or depreciation recognized in earnings in each period, is fundamental to the Fund’s financial statements. The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Generally, commodity futures contracts and options on commodity futures contracts traded on an exchange will be valued at the final settlement price or official closing price as determined by the principal exchange on which the instruments are traded as supplied by independent pricing services. OTC commodity futures contracts and options on commodity futures contracts not traded on an exchange will be valued, in order of hierarchy, by independent pricing services, price quotations obtained from counterparty broker-dealers, or through fair valuation methodologies as determined by the manager.

Market quotations for exchange-traded commodity futures contracts and options on commodity futures contracts may not be readily available as a result of significant events, which can include, but are not limited to: trading halts or suspensions, market disruptions, or the absence of market makers willing to make a market in such instruments. In addition, events may occur after the close of the market, but prior to the determination of the Fund’s net asset value, that may affect the values of the Fund’s investments. In such circumstances, the manager will determine a fair valuation for such investments that in its opinion is reflective of fair market value.

Realized gains (losses) and changes in unrealized appreciation (depreciation) on open positions will be determined on a specific identification basis and recognized in the Statement of Operations in the period in which the contract is closed or the changes occur, respectively.

Interest income, which reflects the amortization of premiums and includes accretion of discount for financial reporting purposes, will be recorded on an accrual basis. Interest income also will reflect paydown gains and losses, if any.

Liquidity and Capital Resources

As of the date of this prospectus, the Fund has not begun investment activities. To date its only transactions have been preparation of this offering and a capital contribution of [$20,055] to the Fund by the manager. Once the Fund begins investment activities, the Fund will implement its strategy by taking long and/or short positions in commodity futures contracts with a portion of the Fund’s assets, writing put and call options pursuant to Long/Short PLUSSM and by investing the remaining assets of the Fund as collateral in cash equivalents, Treasury bills and other short term, high grade debt securities. The initial margin required to support a strategy based upon Long/ShortPLUSSM currently does not exceed 12.5% of the Fund’s portfolio’s assets. The Fund expects it will post 25% (approximately two times the required initial margin) of its assets in a margin account with the clearing broker; the remaining 75% of its assets will be held by the Fund in a separate collateral pool and managed by the collateral subadvisor. The Fund believes the higher allocation to initial margin will provide a significant buffer to accommodate variations in the required margin posting that may result from market volatility, potential gains and losses on the contracts, and changes in margin rules, and will minimize the frequency of cash transfers from the Fund’s other collateral pool to meet variation margin requirements. Periodically, or whenever necessary because of changes in market conditions or margin rules, the Fund will true-up, or rebalance, the margin deposit held by the clearing broker so as to maintain approximately two times the required initial margin.

The Fund’s investments in commodity futures contracts and options on commodity futures contracts may be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, commodity exchanges limit fluctuations in certain commodity futures contract prices during a single day by regulations referred to as “daily limits.” During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the futures contract can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent the Fund from promptly liquidating its commodity futures positions.

Since the Fund will invest in commodity futures contracts, its capital will be at risk due to changes in the value of these contracts (market risk) and may be at risk due to the inability of the clearing house or counterparties to perform under the terms of the contracts (credit risk).

Market Risk

Investing in commodity futures contracts will involve the Fund entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The market risk associated with the Fund’s commitments to purchase commodities will be limited to the gross or face amount of the contracts held.

The Fund’s exposure to market risk may be influenced by a number of factors including changes in international balances of payments and trade, currency devaluations and revaluations, changes in interest and foreign currency exchange rates, price volatility of commodity futures contracts and market liquidity. The inherent uncertainty of the Fund’s investments as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors’ capital.

Credit Risk

The Fund may be exposed to credit risk from its investments in commodity futures contracts and options on commodity futures contracts resulting from the clearing house associated with a particular exchange failing to meet its obligations to the Fund. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance of one of their members, which should significantly reduce this credit risk. In cases where the clearing house is not backed by the clearing members ( i.e., as in some foreign exchanges), it may be backed by a consortium of banks or other financial institutions. There can be no assurance that any counterparty, clearing member or clearing house will meet its obligations to the Fund.

The Fund’s investment strategy will attempt to minimize these market risks and the commodity subadvisor will attempt to minimize the credit risks, by requiring the Fund to abide by various investment limitations and policies, which will include limiting margin accounts, investing only in liquid markets and permitting the use of stop-loss provisions. The commodity subadvisor will implement procedures which will include, but will not be limited to:

•	employing the options strategy to limit directional risk (although there is no guarantee that the Fund’s options strategy will be successful);

•	executing and clearing trades only with counterparties the commodity subadvisor believes are creditworthy counterparties;

•	limiting the amount of margin or premium required for any one commodity or all commodities combined; and

•	generally limiting transactions to contracts which will be traded in sufficient volume to permit the taking and liquidating of positions.

The commodity broker, when acting as the Fund’s futures commission merchant in accepting orders for the purchase or sale of domestic futures contracts, will be required by CFTC regulations to separately account for and segregate as belonging to the Fund, all assets of the Fund relating to domestic futures investment. The commodity broker will not be allowed to commingle such assets with other assets of the commodity broker. In addition, CFTC regulations also will require the commodity broker when acting as the Fund’s futures commission merchant to hold in a separate account assets of the Fund related to foreign futures investment and not commingle such assets with others assets of the commodity broker.

Off-Balance Sheet Arrangements and Contractual Obligations

The Fund does not expect to utilize special purpose entities to facilitate off-balance sheet financing arrangements and has no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Fund. While the Fund’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on the Fund’s financial position.

The Fund’s contractual obligations are with the manager, the subadvisors, the custodian, the transfer agent, commodity brokers and, to the extent that the Fund enters into OTC transactions, dealers. Management fee payments made to the manager are calculated as a percentage of the Fund’s assets. Commission payments to the commodity broker are on a contract-by-contract, or round-turn basis. The manager cannot anticipate the amount of payments that will be required under these arrangements for future periods as net asset values are not known until a future date. Additionally, these agreements may be terminated by either party for various reasons.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

The Depository Trust Company (“DTC”) will act as securities depository for the shares. The shares will be issued as fully-registered securities registered in the name of Cede & Co (DTC’s partnership nominee). One fully-registered share certificate will be issued for the shares, in the aggregate principal amount of such issue, and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

Purchases of shares under the DTC system must be made by or through Direct Participants, which will receive a credit for the shares on DTC’s records. The ownership interest of each shareholder is in turn to be recorded on the Direct and Indirect Participants’ records. Shareholders are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the shareholder entered into the transaction. Transfers of ownership interests in the shares are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of shareholders. Shareholders will not receive certificates representing their ownership interests in shares.

To facilitate subsequent transfers, all shares deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of shares with DTC and their registration in the name of Cede & Co. do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the shares; DTC’s records reflect only the identity of the Direct Participants to whose accounts such shares are credited, which may or may not be the shareholders. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to shareholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption proceeds, distributions, and dividend payments on the shares will be made to Cede & Co. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the Fund, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to shareholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, or the Fund, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. is the responsibility of the Fund. Disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the shareholders will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the shares at any time by giving reasonable notice to the Fund. Under such circumstances, in the event that a successor depository is not obtained, share certificates are required to be printed and delivered.

The Fund may decide to discontinue use of the system of book-entry-only transfers through DTC. If a successor to DTC shall be employed as securities depository, the Fund and the manager shall establish procedures acceptable to such successor pursuant to the Trust Agreement.

TRUST AGREEMENT

The following summary describes in brief the material terms of the Trust Agreement, including the respective responsibilities of the Delaware Trustee, and the manager, as well as the duties of the independent members of NCAM’s board, with respect to the Fund and certain matters with respect to the shares and the operation of the Fund. Prospective investors should carefully review the Trust Agreement filed as an exhibit to the registration statement of which this prospectus is a part and consult with their own advisors concerning the implications to such prospective subscribers of investing in a Delaware statutory trust. Each shareholder, by virtue of having purchased or otherwise acquired a share, shall be deemed to have expressly consented to and agreed to be bound by the terms of the Trust Agreement. Capitalized terms used in this section and not otherwise defined shall have the meanings assigned to them under the Trust Agreement.

Authority of the Delaware Trustee

The Delaware Trustee serves as the trustee of the Fund located in the State of Delaware. The Delaware Trustee will accept service of legal process on the Fund in the State of Delaware and will make certain filings as required under the Delaware Statutory Trust Act. The Delaware Trustee does not owe any other duties to the Fund, the individual Trustees, the manager or the shareholders. The Delaware Trustee is permitted to resign upon at least 60 days notice to the Fund and the manager, provided that any such resignation will not be effective until a successor Delaware Trustee is appointed by the manager or the Delaware Court of Chancery. The Trust Agreement provides that the Delaware Trustee is compensated by the manager or an affiliate of the manager (including the Fund), and is indemnified by the Fund against any expenses it incurs relating to or arising out of the Fund’s formation, operation or termination, or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses are held by a court of competent jurisdiction in a final, non-appealable proceeding to have resulted from the Delaware Trustee’s actual fraud or willful misconduct. The manager has the discretion to replace the Delaware Trustee. Neither the Delaware Trustee, either in its capacity as Delaware Trustee or in its individual capacity, nor any director, officer or controlling person of the Delaware Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the shares. The Delaware Trustee’s liability in connection with the issuance and sale of the shares is limited solely to the express obligations of the Delaware Trustee set forth in the Trust Agreement. The Delaware Trustee has no duty to supervise or monitor the manager’s performance, nor does the Delaware Trustee have any liability for the manager’s acts or omissions.

Authority of the Independent Members of NCAM’s Board

The independent members of NCAM’s board, all of whom are unaffiliated with the manager, do not have any duties (including fiduciary duties) or responsibilities to manage the Fund, all of which the Trust Agreement vests in the manager, except those functions required under the listing standards of the NYSE Amex. Consequently, the independent members of NCAM’s board do not have the sorts of wide-ranging duties and powers as the board of directors of an investment company. The Trust Agreement provides that the independent members of NCAM’s board will be indemnified by the Fund against liabilities arising out of the performance of their duties pursuant to the Trust Agreement, except to the extent that any such liabilities result from actual fraud or willful misconduct by one of the independent members of NCAM’s board. The Fund also expects to provide Directors’ and Officers’ Insurance coverage to the independent members of NCAM’s board.

The independent members of NCAM’s board together serve as the audit committee and nominating committee of the Fund, in accordance with the listing standards of the NYSE Amex and the applicable committee charter. They also have the authority to remove any of the independent members of NCAM’s board who either ceases to be an “independent director” pursuant to the listing standards or is subject to statutory disqualification under Sections 8a(2) or 8a(3) of the CEA. The independent members of NCAM’s board may appoint other independent members of NCAM’s board in the event of any vacancy caused by death, resignation or removal.

In addition, the independent members of NCAM’s board have the authority under certain limited circumstances to remove the manager without penalty, upon 60 days prior written notice, only for cause. “Cause” consists of a statutory disqualification of the manager under Sections 8a(2) or 8a(3) of the CEA, suspension or revocation of the manager’s CPO or CTA registrations or the bankruptcy, insolvency, receivership or similar bankruptcy event with respect to the manager. If the manager is removed by the independent members of NCAM’s board, if at the time there is no remaining manager, shareholders holding shares representing at least a majority (over 50%) of the issued and outstanding shares (not including shares held by the manager or its affiliates) may vote to elect a successor manager who must be duly licensed and qualified to carry on the Fund’s business.

Information concerning the independent members of NCAM’s board, [            ,             and             ], is set forth under “Management of the Fund—Independent Members of NCAM’s Board” on pages [41] of this prospectus.

Authority of the Manager

The manager is generally authorized by the Trust Agreement to perform all acts deemed necessary, proper, convenient or advisable to carry out the purposes of the Fund and to conduct the business of the Fund pursuant to the Trust Agreement. In addition to the powers described elsewhere in this prospectus, the manager has the authority to:

•	enter into, execute, deliver and maintain, and to cause the Fund to perform its obligations under, contracts, agreements and any or all other documents;

•

establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on the Fund’s behalf with appropriate banking and savings institutions, brokers and dealers and futures commission merchants, and execute and/or accept any instrument or agreement incidental to the Fund’s business;

•	deposit, withdraw, pay, retain and distribute the property and cash held by the Fund;

•	redeem, purchase or otherwise acquire any outstanding share;

•	admit, in the manager’s sole discretion, affiliates or non-affiliates of the manager as additional managers pursuant to the provisions of the Trust Agreement, and

•

exercise as the power of attorney to take certain actions, including the execution and filing of documents, on the Fund’s behalf in accordance with the Trust Agreement. In addition, upon acquisition of the Fund’s shares, each shareholder will be deemed to have executed and delivered to the manager a power of attorney with respect to the execution and filing of Fund documents, including filings required by any law of any state or other jurisdiction or government agency or amendments to the Trust Agreement.

The Trust Agreement limits the authority of the manager as follows:

•

The manager may not cause the Fund to borrow money from or loan money to itself or any shareholder except in connection with the repayment by a shareholder of any taxes paid on its behalf by the Fund pursuant to the terms of the Trust Agreement.

•

The manager may not cause the Fund to create, incur, assume or permit to exist any lien, mortgage, pledge, conditional sales or other title retention agreement, encumbrance or other charge or security interest in respect of the Fund’s assets, except for tax liens not delinquent or being contested in good faith, deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws or under unemployment insurance, deposits or pledges to secure contracts, surety or appeal bonds or other ordinary business obligations, mechanics or other like liens arising in the ordinary course of business or being contested in good faith, liens arising under ERISA, and deposits, security interests or liens to secure, mortgage, or collateralize investments made by the Fund in accordance with its investment objective.

•	The manager may not cause the Fund to be treated as an association taxable as a corporation for U.S. Federal income tax purposes.

•

The manager may not cause the Fund to borrow or enter into a financing arrangement that, when aggregated with all then outstanding borrowings and financings of the Fund, is in excess of 5% of the net assets of the Fund (calculated as of the initial effective date of such borrowing or arrangement, regardless of any extensions or modifications thereof).

Withdrawal and Removal of the Manager

The manager may withdraw from the Fund voluntarily upon 90 days’ prior written notice to shareholders (which may be effected via a press release or posting to the Fund’s website) and the Delaware Trustee. Unless there is a remaining manager at the time of the manager’s withdrawal, shareholders holding shares representing at least a majority (over 50%) of the outstanding shares (not including shares held by the manager or its affiliates) may vote to elect a successor manager who must be duly licensed and qualified to carry on the Fund’s business.

As described above under “—Authority of the Independent Members of NCAM’s Board,” the manager may be removed by the independent directors of NCAM’s board under certain circumstances. In addition, the manager may be removed upon 90 days prior written notice if such removal is approved by shareholders holding more than 50% of the shares (excluding for this purpose shares held by the manager and its affiliates). The manager retains the authority to admit a non-affiliate additional manager during this 90-day period, subject to the approval of shareholders (excluding the manager and its affiliates) holding more than 50% of the shares.

Shareholder Meetings

To the extent required by the NYSE Amex, meetings of the shareholders shall be called by the manager at least annually. In addition, upon the written request of shareholders holding at least 20% of the shares of the Fund (not including shares held by the manager or its affiliates), the manager will call a meeting of the shareholders. Notice of such meeting shall be given within 30 days after receipt of such request, and the meeting shall be held not less than 30 and not more than 60 days after the date of mailing of such notice. The manager may also call a meeting upon not less than 30 and not more than 60 days notice prior to the meeting. Any such notice shall be accompanied by a description of the proposed action to be taken at the meeting, which shall be held at a reasonable time and place. Each shareholder shall be entitled to one vote per share on each matter submitted to a vote of shareholders.

Indemnification of the Manager

The Trust Agreement provides that the manager and any of its affiliates performing services on the Fund’s behalf and acting within the scope of the manager’s authority will be indemnified by the Fund (including without limitation indemnification against negligence, gross negligence or breach of duty) from and against any losses, judgments, liabilities, expenses (including reasonable legal fees and expenses) and amounts paid in settlement of any claims and demands whatsoever sustained by it in connection with its activities for the Fund, except to the extent that such liability or loss results from actual fraud or willful misconduct by the manager. However, indemnification arising out of an alleged violation of Federal and state securities laws is limited as discussed below under “—Provisions of Law.”

Expenses incurred by the manager in defending a threatened or pending civil, administrative or criminal action, suit or proceeding shall be paid by the Fund in advance provided that the manager undertakes to repay such amounts upon a determination that the manager is not entitled to indemnification by a court of competent jurisdiction in a final, non-appealable proceeding.

In addition, the Trust Agreement provides that in the event the Fund is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any shareholder’s obligations or liabilities unrelated to Fund business, the shareholder shall indemnify, defend, hold harmless and reimburse the Fund for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

Manager Expenses

Pursuant to an investment management agreement between the Fund and the manager, the Fund has agreed to pay an annual management fee for the services and facilities provided by the manager. The manager shall be reimbursed by the Fund for all amounts advanced by the manager on behalf of the Fund for which payment the Fund is responsible, including, but not limited to, transfer agent fees, fees and expenses of the Trustees, legal and accounting fees and expenses, tax preparation expenses, filing fees, printing and mailing and duplication costs.

Limited Liability

A number of states do not have “statutory trust” statutes such as that under which the Fund has been formed in the State of Delaware. It is possible that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such a state. To protect shareholders against any loss of limited liability, the Trust Agreement provides that every written note, bond, contract, instrument, certificate or undertaking issued or executed by the manager on behalf of the Fund shall give notice that it was executed on behalf of the Fund and is not binding on any shareholder personally. Furthermore, the Fund will indemnify its shareholders against any liability that such shareholders might incur solely because of their status as shareholders (excluding certain tax liabilities).

The shares are limited liability investments and investors may not lose more than the amount that they invest. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Trust Agreement. In addition, although the manager is not aware of this provision ever having been invoked in the case of any public futures fund, shareholders agree in the Trust Agreement that they are liable and will indemnify the Fund for any loss, liability, damage, cost and expense incurred by the Fund, including attorneys’ and accountants’ fees as a result of:

•	obligations or liabilities of any shareholder (excluding the manager and its affiliates) unrelated to the Fund’s business, or

•	any taxes required to be paid by the Fund with respect to shareholders’ allocable share of income.

The foregoing repayment of distributions and indemnity provisions (other than the provision for shareholders’ liability for taxes imposed upon the Fund with respect to shareholders’ allocable share of income) are commonplace in statutory trusts and limited partnerships.

Expenses

See “Fees and Expenses” and “Management of the Fund—Management Fees.”

The Manager’s Duties and Remedies

Shareholders have legal rights under Delaware law and applicable Federal and State commodity and securities laws. However, as permitted under the Delaware Statutory Trust Act, the Trust Agreement provides that neither the manager nor its affiliates will have any duties (including fiduciary duties) to the Fund, the independent members of NCAM’s board, the shareholders or any other person, other than the implied contractual covenant of good faith and fair dealing. In addition, the Trust Agreement eliminates any liability by the manager or its affiliates for breach of contract or breach of duties (including fiduciary duties) to the Fund, the individual Trustees, the shareholders or any other person, other than liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. Thus, in all dealings affecting the Fund, the manager has a duty to act in a manner consistent with the implied contractual covenant of good faith and fair dealing.

If the manager exercises good faith and fair dealing, it will not be liable merely because you lost money or the manager otherwise did not meet the Fund’s investment objective. Additionally, there are substantial and inherent conflicts of interest in the Fund’s structure.

In the event that you come to believe that the manager has violated its duties, you may have the right to seek relief individually or on behalf of the Fund in a derivative action under applicable laws, including the laws of Delaware and the Federal commodity laws, to recover damages from or require an accounting by the manager. In addition to certain conditions set forth in the Trust Agreement that must be satisfied in connection with any such derivative action, the Trust Agreement provides that no shareholder may maintain a derivative action on behalf of the Fund unless holders of at least 20% of the outstanding shares join in bringing such action. You also have the right, subject to applicable contractual, procedural and jurisdictional requirements, to bring class actions in a Federal court to enforce your rights and the rights of the other shareholders under Federal and State securities laws and the rules and regulations under those laws. Losses suffered by you as a result of a breach of the securities laws related to your purchase of shares may be recovered from the manager should the breach of those laws have been caused by the manager. Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against the manager, as a registered commodity pool operator and commodity trading advisor, and the commodity broker, as a registered futures commission merchant, as well as those of their respective employees who are required to be registered under the CEA and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA for violations of that statute. Investors in commodities and in commodity pools may, therefore, invoke the protections provided thereunder.

The responsibility of the manager to you and other shareholders is a changing area of the law. If you have questions concerning the responsibilities of the manager, you should consult your legal counsel. The authority, duty and liability of the manager with respect to the operation of the Fund are governed by the Trust Agreement and the Delaware Statutory Trust Act.

Provisions of Law

Provisions of Federal and State Securities Laws. This offering is subject to Federal and State securities laws. If any indemnification of the individual Trustees or the manager or any person acting as broker or dealer for the Fund arises out of an alleged violation of such laws, it is subject to the following legal conditions.

No indemnification may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of Federal or State securities laws unless: there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including litigation costs), or such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including litigation costs), or a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made.

Provisions of the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the individual Trustees or the manager or any person acting as broker or dealer to the Fund, the SEC believes that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Termination Events

The Fund will dissolve at any time upon the happening of any of the following events:

•

The filing of a certificate of cancellation of the manager’s certificate of formation, the expiration of 90 days after the date of notice to the manager of cancellation without a reinstatement of its certificate of formation, or the removal or voluntary withdrawal of the manager without the appointment of a successor pursuant to Section 4.10, 5.2(e) or 8.3(c) of the Trust Agreement, unless (i) at the time there is at least one remaining manager and that remaining manager carries on the business of the Fund or (ii) if the manager is the sole manager of the Fund, shareholders holding shares representing at least a majority (over 50%) of the outstanding shares (not including shares held by the manager and its affiliates) elect to continue the Fund’s business and to select, effective as of the date of such event, one or more successor managers. Any such election must occur within 90 days of such event and must provide for the election of a manager who is licensed and qualified to conduct the duties of a manager of the trust. If such an election is made, all shareholders of the Fund shall be bound thereby and continue as shareholders of the Fund.

•

The manager’s determination to terminate the Fund because the net assets of the Fund in relation to its operating expenses make it unreasonable or imprudent to continue the business of the Fund or in its reasonable discretion, the determination to dissolve the Fund because the net asset value of the Fund declines below $10,000,000.

•	The occurrence of any event which would make unlawful the continued existence of the Fund.

•

The suspension, revocation, statutory disqualification or termination of the manager’s registration as a CPO or membership as a CPO with the NFA (if, in either case, such registration is required at such time unless at that time there is at least one remaining manager whose registration or membership has not been suspended, revoked, disqualified or terminated or the shareholders have appointed a successor manager pursuant to the Trust Agreement).

•

The Fund experiences a bankruptcy event, which shall include: (i) the bankruptcy, insolvency or receivership of the Fund or the making of an assignment for the benefit of its creditors, (ii) the filing of a voluntary petition in bankruptcy, (iii) the commencement of any involuntary petition in bankruptcy against the Fund which shall not be dismissed within ninety (90) days of its commencement, (iv) the filing of a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) the filing of an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of such nature or (vi) the seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or for all or any substantial part of its properties.

•

The shareholders holding shares representing at least 66 2/3% of the issued and outstanding shares (which excludes the shares of the manager) vote to dissolve the Fund, notice of which is sent to the manager not less than 90 business days prior to the effective date of termination.

•	The Fund is required to be registered as an investment company under the Investment Company Act of 1940.

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

Books and Records

The manager will keep, and an independent registered public accounting firm selected by the audit committee in its sole discretion will annually audit, proper books of record and accounts of the Fund as required by the CEA and regulations promulgated thereunder and all other applicable rules and regulations. The books of account shall be kept at the Fund’s principal office located at 333 West Wacker Drive, Suite 3300, Chicago, Illinois 60606 or at the offices of State Street and Computershare, Inc. located, respectively, at 2 Avenue de Lafayette, LLC/5, Boston, Massachusetts 02111 and 250 Royall Street, Canton, Massachusetts 02021. Subject to such standards as may be established by the manager from time to time (including standards governing what information and documents are to be furnished at what time and location and at whose expense and with what required advance notice), the shareholders shall have the right to obtain from the Fund such information regarding the business and financial condition of the Fund as, in the sole discretion of the manager, is just and reasonable under applicable circumstances (including information required to be made available to shareholders under CFTC rules and regulations), upon reasonable demand for any purpose reasonably related to the shareholder’s interest as a shareholder of the Fund; provided that the manager shall have the right to keep confidential from the shareholders, for such period of time as the manager deems reasonable, any information that the manager reasonably believes to be in the nature of trade secrets or other information the disclosure of which the manager in good faith believes is not in the best interest of the Fund or could damage the Fund or its business or which the Fund is required by law or by agreement with a third party to keep confidential.

Statements, Filings, and Reports

At the end of each month and as of the end of each fiscal year, the manager will furnish for distribution to each person who is a shareholder such reports required by the CFTC and the NFA or any other applicable governmental authority or as the manager, in its sole discretion, determines to be necessary or appropriate. The manager is responsible for the registration and qualification of the shares and notification of the offering under the federal securities laws and any other securities and blue sky laws of the U.S. or any other jurisdiction as the manager may select. The manager will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act including quarterly reports on 10-Q and annual reports on 10-K. The registration, qualification and notification costs and the costs of the periodic reports prepared and filed by the manager will be an expense of the Fund.

The accounts of the Fund will be audited, as required by law and as may be directed by the manager, by an independent registered public accounting firm designated by the individual Trustees, acting as an audit committee. The cost of such audits will be an expense of the Fund. The manager will make such elections, file such tax returns, and prepare, disseminate and file such tax reports on behalf of the Fund, as it is advised by its counsel or accountants or as required by any applicable statute, rule or regulation.

Fiscal Year

The fiscal year of the Fund will be the calendar year.

Amendments to the Trust Agreement

Except as otherwise provided below, amendments to the Trust Agreement require a majority vote of shareholders (not including shares held by the manager or its affiliates). In addition, where any provision requires the approval or affirmative vote of shareholders, an amendment to such provision shall be effective only upon the written approval or affirmative vote of the minimum number of shareholders that would be required to take or authorize such action, or as may otherwise be required by applicable law.

Notwithstanding the foregoing, the manager may, without the approval of the shareholders, make such amendments to the Trust Agreement that (i) are necessary to add to the representations, duties or obligations of the manager or surrender any right or power granted to the manager herein, for the benefit of the shareholders, (ii) are necessary to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or in the prospectus, or to make any other provisions with respect to matters or questions arising under the Trust Agreement or the prospectus that will not be inconsistent with the provisions of the Trust Agreement or the prospectus or (iii) permit the continued listing of the shares on the NYSE Amex, or (iv) the manager deems advisable, provided, however, that no amendment shall be adopted pursuant to clause (iv) unless the adoption thereof (A) is not materially adverse to the interests of the shareholders; (B) is consistent with the power and authority vested to the manager pursuant to the terms of the Trust Agreement (subject to the limited powers and authority accorded to the Delaware Trustee and the individual Trustees) and is consistent with the general prohibitions of the Fund set forth in the Trust Agreement; (C) except as otherwise provided below, does not affect the allocation of profits and losses among the shareholders (excluding the manager) or between the shareholders and the manager; and (D) does not adversely affect the limitations on liability of the shareholders, as described in the Trust Agreement, or the status of the Fund as a partnership for U.S. federal income tax purposes.

In addition and notwithstanding any provision to the contrary, the manager may, without the approval of the shareholders, amend the provisions of the Trust Agreement relating to the allocations of profits, losses, and distributions among the shareholders if the Fund is advised at any time by the Fund’s accountants or legal counsel that the allocations provided in the Trust Agreement are unlikely to be respected for U.S. federal income tax purposes, either because of the promulgation of new or revised Treasury Regulations under Section 704 of the Code or other developments in the law. The manager is empowered to amend such provisions to the minimum extent necessary in accordance with the advice of its accountants and counsel to effect the allocations and distributions provided in the Trust Agreement. New allocations made by the manager in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the obligation of the manager to the Fund and the shareholders, and no such new allocation shall give rise to any claim or cause of action by any shareholder.

No amendment shall be made to the Trust Agreement without the Delaware Trustee’s consent if it reasonably believes that such amendment adversely affects any of the Delaware Trustee’s rights, duties or liabilities.

Governing Law

The rights of the Delaware Trustee, the independent members of NCAM’s board, the manager, the Fund and the shareholders under the Trust Agreement are governed by the laws of the State of Delaware; however, the Trust Agreement states that certain provisions of Delaware law shall not apply to the Fund.

LEGAL MATTERS

K&L Gates LLP, Washington, D.C. and Chicago, Illinois, is counsel to, and has advised, the Fund and the manager with respect to the preparation of this prospectus and will be passing upon certain legal matters for the Fund, including with respect to federal income tax consequences for shareholders. K&L Gates LLP does not represent the Fund’s shareholders. The underwriters are represented by [                    ], New York, New York.

Morris, Nichols, Arsht & Tunnell LLP, Wilmington, Delaware, will be opining as to the certain matters of Delaware law relating to the legality of the shares. K&L Gates LLP and [            ] may rely as to certain matters

of Delaware law relating to, among other things, the legality of the shares, on the opinion of Morris, Nichols, Arsht & Tunnell LLP. You should seek investment, legal and tax advice from your own legal counsel and other professionals of your choice.

EXPERTS

The financial statements as of [            ], 2011, and for the period from May             , 2011 to [            ], 2011 included in this Prospectus have been so included in reliance on the report of [            ], an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

In addition, as described more fully on page 52, certain agreed-upon procedures were applied to the capsule performance table by independent accountants, Michael J. Liccar & Co., CPAs (previously defined as “Liccar”) of Chicago, Illinois. The scope of Liccar’s work was limited to the procedures noted in their report and did not include all procedures considered necessary under U.S. generally accepted auditing standards for the purpose of expressing an opinion on the capsule and the related Notes.

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

The Fund’s monthly account statement and total portfolio holdings will be disclosed on its website at (http://www.nuveen.com/commodityinvestments ) on each business day that the NYSE Amex is open for trading. The Fund’s website is publicly available at no charge. This website disclosure of portfolio holdings (as of the previous day’s close) will be made daily and will include, as applicable, the name and value of each commodity investment and the value of the collateral as represented by cash, cash equivalents and debt securities held in the Fund’s portfolio. The values of the Fund’s portfolio holdings will, in each case, be determined in accordance with the Fund’s valuation policies. The manager will also furnish you with annual reports as required by the rules and regulations of the SEC as well as with periodic reports required by the CFTC and the NFA, including, but not limited to, quarterly and annual reports and an annual audited financial statement certified by an independent registered public accounting firm and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. Fund shareholders also will be provided with appropriate information to permit them (on a timely basis) to file U.S. federal and state income tax returns with respect to their shares. The Fund’s monthly account statements and its quarterly and annual reports filed with the SEC will be available on the Fund’s website (http://www.nuveen.com/commodityinvestments). Additional information about the Fund may be posted on the Fund’s website (http://www.nuveen.com/commodityinvestments) in the discretion of the manager or as required by regulatory authorities.

PRIVACY POLICY

The Fund, the manager and other Fund service providers may collect certain nonpublic personal information about investors from the information provided by investors in certain documents, as well as in the course of processing transaction requests. None of this information is disclosed except as necessary in the course of administering the Fund, and then only subject to customary undertakings of confidentiality. The Fund and the manager do not disclose nonpublic personal information about investors to anyone, except as required by law. The Fund and the manager restrict access to the nonpublic personal information they collect from investors to those employees who need access to this information to provide necessary and related products and services to investors. The Fund and the manager each maintain physical, electronic and procedural controls to safeguard this information. These standards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor.

FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of shares as of the date hereof by U.S. shareholders (as defined below) and non-U.S. shareholders (as defined below). Except where noted, this discussion deals only with shares held as capital assets by shareholders who acquired shares upon their original issuance and does not address special shareholder situations, such as those of:

•	dealers in securities or currencies;

•	financial institutions;

•	regulated investment companies, other than to indicate that income from the Fund can be treated as income from a qualified publicly traded partnership (“PTP”) within the meaning of the Code;

•	real estate investment trusts;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. shareholder” of shares means a holder of shares that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the U.S.;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable regulations to be treated as a U.S. person.

A “non-U.S. shareholder” of shares means a holder of shares that is not a U.S. shareholder.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares, we urge you to consult your own tax adviser.

If you are considering the purchase of shares, we urge you to consult your own tax adviser concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Status of the Fund

Under current law and assuming full compliance with the terms of the Trust Agreement (and other relevant documents) and based upon factual representations made by the Fund, in the opinion of K&L Gates LLP (“Tax Counsel”), the Fund will be taxed as a partnership that is not subject to corporate income tax for U.S. federal income tax purposes.

A partnership is not a taxable entity and incurs no U.S. federal income tax liability. Section 7704 of the Code provides that a PTP such as the Fund will, as a general rule, be taxed as a corporation. However, an exception exists with respect to PTPs of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code (the “qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt securities and, in the case of a partnership (such as the Fund) a principal activity of which is the buying and selling of commodities or options, or futures with respect to commodities, income or gains from commodities or such options, or futures. The Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

There can be no assurance that the IRS will not assert that the Fund should be treated as a PTP taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination, as to the status of the Fund for U.S. federal income tax purposes or whether the Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether the Fund will continue to meet the qualifying income exception is a matter that will be determined by the Fund’s operations and the facts existing at the time of future determinations. However, the Fund’s manager will use its best efforts to cause the operation of the Fund to be conducted in such manner as is necessary for the Fund to continue to meet the qualifying income exception.

If the Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, its items of income, gain, loss and deduction would be reflected only on its tax return and would not flow through to the shareholders, and the Fund’s net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, any distribution made by the Fund would be treated as taxable dividend income, to the extent of the Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, a nontaxable return of capital to the extent of each shareholder’s tax basis in its shares, or taxable capital gain, after the shareholder’s tax basis in its shares is reduced to zero. Taxation of the Fund as a corporation could result in a material reduction in a shareholder’s cash flow and after tax return and thus could result in a reduction of the value of the shares.

The discussion below is based on Tax Counsel’s opinion that the Fund will be classified as a partnership that is not subject to corporate income tax for U.S. federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income.    A partnership does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of tax items of the partnership. Accordingly, each shareholder will be required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, shareholders may be required to include income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions. The Fund’s taxable year will end on December 31 unless otherwise required by law. The Fund will use the accrual method of accounting.

Fund shareholders will take into account their share of ordinary income realized by the Fund from accruals of interest on debt securities held as collateral in the Fund portfolio. The Fund may hold debt instruments with

“original issue discount,” in which case Fund shareholders would be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Fund may also acquire debt securities with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount and Fund shareholders would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by the Fund.

The Code generally applies a “mark to market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, “Section 1256 Contracts.” A Section 1256 Contract includes certain regulated futures contracts, certain non-equity options, and certain non-U.S. currency forward contracts. It is expected that the majority of the futures contracts and options on futures contracts held by the Fund will constitute Section 1256 Contracts. Section 1256 Contracts held by the Fund at the end of a taxable year of the Fund will be treated for U.S. federal income tax purposes as if they were sold by the Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking to market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark to market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as long-term capital gains or losses to the extent of 60% of the gains or losses and as short-term capital gains or losses to the extent of 40% of the gains or losses. Gains and losses from certain non-U.S. currency transactions, however, will be treated as ordinary income and losses unless certain conditions are met. Thus, shareholders of the Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Fund. If a noncorporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a noncorporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carry-back does not increase or produce a net operating loss for the year.

With respect to options and contracts not subject to treatment as Section 1256 Contracts, the Fund will recognize gain or loss at the time those options or contracts are exercised or cancelled, as the case may be. Depending on the circumstances, loss may be deferred pursuant to special rules applicable to straddles if the Fund holds an offsetting gain position in the property underlying the expired option. If property underlying a written call or put option is sold, the option premiums will be taken into account as an addition to, or offset against, the sale price of the transferred property, respectively.

In general, Section 1256 Contracts are not subject to the straddle rules described above. Where the positions of a straddle are comprised of both Section 1256 and non-Section 1256 contracts, the Fund will be subject to the mixed straddle rules of the Code and the regulations promulgated thereunder. The appropriate tax treatment of any gains and losses from trading in mixed straddles will depend on what elections the Fund makes.

The Fund may elect to treat Section 1256 positions as non-Section 1256 positions, and the mixed straddle would be subject to the rules governing non-Section 1256 straddles. Alternatively, the Fund may identify the positions of a particular straddle as an “identified mixed straddle” under Section 1092(b)(2) of the Code and, thereby, net the capital gain or loss attributable to the offsetting positions. The net capital gain or loss is treated as 60% long-term and 40% short-term capital gain or loss if attributable to the Section 1256 positions, or all short-term capital gain or loss if attributable to the non-Section 1256 positions. Alternatively, the Fund may place the positions in a “mixed straddle” account which is marked-to-market daily. Under a special account cap, not more than 50% of net capital gain may be long-term capital gain, and not more than 40% of net capital loss may be short-term capital loss. If the Fund does not make any of the aforementioned three elections, any net loss attributable to either the Section 1256 or to the non-Section 1256 positions will be treated as 60% long-term and 40% short-term capital loss, while any net gain will be treated as 60% long-term and 40% short-term capital gain, or all short-term capital gain, depending upon whether the net gain was attributable to Section 1256 positions or non-Section 1256 positions.

For taxable years beginning after December 31, 2012, certain non-corporate shareholders will be subject to an increased rate of tax on some or all of their “net investment income,” which generally will include interest and net gain from the disposition of other property, including certain commodities. This tax will generally apply to the extent net investment income, when added to other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. Shareholders should consult their tax advisors regarding the applicability of this tax in respect of their shares.

Allocation of the Fund’s Profits and Losses.    For U.S. federal income tax purposes, a shareholder’s share of the Fund’s income, gain, loss, deduction and other items will be equal to such shareholder’s proportionate interest in the items allocated by the Fund and will be determined by the Fund’s Trust Agreement, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” The Fund believes that, subject to the discussion below, the allocations pursuant to the Fund’s Trust Agreement should be considered to have substantial economic effect. The methods set forth in the Trust Agreement by which distributions and allocations are made are consented to by each shareholder as an express condition to becoming a shareholder.

If the allocations provided by the Fund’s Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to the shareholders for U.S. federal income tax purposes under the agreement could be increased or reduced or the character of the income or loss could be modified.

As described in more detail below, the U.S tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. The Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to the Fund and, indirectly the shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury Regulations. It is possible therefore that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Treasury Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact you.

Monthly Allocation Convention.    In general, the Fund’s taxable income and losses will be determined monthly and will be allocated to the holders of Fund shares in proportion to the number of shares owned by each of them as of the close of the last trading day of the preceding month. As a result, a shareholder transferring its shares may be allocated income, gain, loss and deduction realized after the date of transfer. With respect to any Fund share that was not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Fund share (other than an underwriter or other person holding in a similar capacity) for U.S. federal income tax purposes will be treated as holding such Fund shares for this purpose as of the close of the last trading day of the preceding month. By investing in Fund shares, a shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation convention described below.

Under the monthly allocation convention, whoever owns shares as of the close of the last trading day of a month will be treated as continuing to hold the shares until immediately before the close of the last trading day of the following month. As a result, a holder who has disposed of shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Fund’s monthly convention for allocating income and deductions. If this were to occur, the Fund’s allocation method might be deemed to violate that requirement. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The manager is authorized to revise the Fund’s allocation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the shareholders’ interests in the Fund.

Section 754 Election.    The Fund intends to make the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of this election will generally have the effect of requiring a purchaser of shares to adjust its proportionate share of the basis in the Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price of the purchaser’s shares), as if the purchaser had acquired a direct interest in the Fund’s assets. The Section 743(b) adjustment will be attributed solely to a purchaser of shares and will not be added to the bases of the Fund’s assets associated with any of the other shareholders. Depending on the relationship between a holder’s purchase price for shares and its unadjusted share of the Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, pursuant to the election under Code Section 754, the Fund will likely apply certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to the Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Fund do not satisfy the technical requirements of the Code or the regulations and, thus, will require different basis adjustments to be made.

In order to make the basis adjustments pursuant to Section 754, the Fund will be required to obtain information regarding each holder’s secondary market transactions in shares. The Fund will seek such information from the record holders of shares, and, by purchasing shares, each shareholder will be deemed to have consented to the provision of such information by the record owner of such shareholder’s shares. Notwithstanding the foregoing, however, there can be no guarantee that the Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Fund will make based on the information it is able to obtain will be effective in eliminating the disparity between a holder’s outside basis in its Fund shares and its share of inside basis in the Fund’s assets.

Constructive Termination.    The Fund will be considered to have terminated for tax purposes if there is a sale or exchange of 50% or more of the total Fund shares within a 12-month period. A constructive termination results in the closing of the Fund’s taxable year for the Fund for all holders of shares. In the case of a shareholder reporting on a taxable year other than a fiscal year ending December 31, the closing of the Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in the shareholder’s taxable income for the year of termination. The Fund would be required to make new tax elections after a termination. A termination could also result in penalties if the Fund were unable to determine that the termination had occurred.

Treatment of Cash Distributions.    Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by the Fund will be taxable to a shareholder only to the extent such distributions exceed the Fund shareholder’s tax basis in the shares (see “—Tax Basis in Fund Shares” below). Any cash distributions in excess of a shareholder’s tax basis generally will be considered to be gain from the sale or exchange of those shares (see “—Disposition of Shares” below).

Disposition of Shares.    If a shareholder transfers shares and such transfer is a sale or other taxable disposition, the shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the shareholder’s adjusted tax basis in Fund shares sold. The amount realized will include the shareholder’s share of the Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss. Capital gain of non-corporate shareholders is eligible to be taxed at reduced rates where the Fund shares sold are held for more than one year. The maximum rate of tax on such capital gain is scheduled to increase from 15% to 20% for tax years beginning after December 31, 2012. Capital gain of corporate shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a shareholder on a sale of shares will generally be deductible only against capital gains, except that a non-corporate shareholder may also use such losses to offset up to $3,000 per year ($1,500 in the case of a married taxpayer filing a separate return) of ordinary income.

Tax Basis in Fund Shares.    A shareholder’s initial tax basis in Fund shares will equal the sum of (a) the amount of cash paid by such shareholder for its shares and (b) such shareholder’s share of the Fund’s liabilities. A shareholder’s tax basis in its shares will be increased by (a) the shareholder’s share of the Fund’s taxable income, including capital gain, (b) the shareholder’s share of the Fund’s income, if any, that is exempt from tax and (c) any increase in the shareholder’s share of the Fund’s liabilities. A shareholder’s tax basis in its shares will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the shareholder, (b) the shareholder’s share of the Fund’s losses and deductions, (c) the shareholder’s share of the Fund’s expenditures that are neither deductible nor properly chargeable to its capital account and (d) any decrease in the shareholder’s share of the Fund’s liabilities.

Limitations on Interest Deductions.    The deductibility of a non-corporate shareholder’s “investment interest expense” is generally limited to the amount of that shareholder’s “net investment income.” Investment interest expense would generally include interest expense incurred by the Fund, if any, and investment interest expense incurred by the shareholder on any margin account borrowing or other loan incurred to purchase or carry Fund shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, under the passive activity rules, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.

Organization, Syndication and Other Expenses.    In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of such shareholder. The Code has imposed additional limitations on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

For tax years beginning after December 31, 2009 and before January 1, 2013, the overall limitation on miscellaneous itemized deductions shall not apply. However, these expenses are also not deductible in determining the alternative minimum tax liability of a shareholder. The Fund will review its operations annually to determine whether management fees and other expenses related to its activity in commodities should be accounted for as deductible ordinary and necessary business expenses or as miscellaneous itemized deductions. However, the Fund’s determination is not conclusive. If the IRS successfully challenged the Fund’s treatment of such items as deductible ordinary and necessary business expenses, a shareholder’s ability to deduct its allocable share of such items would be reduced accordingly.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of not less than 180 months. The Fund has not yet determined whether it will make such an election. Expenditures in connection with the issuance and marketing of shares (so called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Passive Activity Income and Loss.    Individuals are subject to certain “passive activity” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non passive) income. Under temporary regulations, income or loss from the Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or gains from the Fund’s investments will not be available to offset a shareholder’s passive activity losses or passive activity income from other sources.

Tax Reporting by the Fund.    Information returns will be filed with the IRS, as required, with respect to income, gain, loss, deduction and other items derived from the Fund’s shares. The Fund will file a partnership return with the IRS and will transmit a Schedule K-1 to each shareholder reporting their allocable portion of such tax items. The Fund anticipates that shareholders will have access to their Schedule K-1 by the end of the first week of March in the following year. Each shareholder by investing in shares agrees to allow brokers and nominees to report to the Fund its name and address and such other information as may be reasonably requested by the Fund for purposes of complying with its tax reporting obligations.

Treatment of Securities Lending Transactions Involving Shares.    A shareholder whose shares are loaned to a “short seller” to cover a short sale of shares may be considered as having disposed of those shares. If so, such shareholder would no longer be a beneficial owner of a pro rata portion of the Fund shares with respect to those shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of the Fund’s income, gain, loss, deduction or other items with respect to those shares would not be reported by the shareholder, and (2) any cash distributions received by the shareholder as to those shares could be fully taxable, likely as ordinary income. Accordingly, shareholders who desire to avoid the risk of income recognition from a loan of their shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from lending their shares.

Audits and Adjustments to Tax Liability.    Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

Pursuant to the Fund’s Trust Agreement, the manager has been appointed the “tax matters partner” of the Fund under the Code. The tax matters partner, which is required by the Fund’s Trust Agreement to notify all shareholders of any U.S. federal income tax audit of the Fund, will have the authority under the Trust Agreement to conduct any IRS audits of the Fund’s tax returns or other tax related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. shareholders. As the tax matters partner, the manager will have the right on behalf of all holders of Fund shares to extend the statute of limitations relating to the shareholders’ U.S. federal income tax liabilities with respect to Fund items.

A U.S. federal income tax audit of the Fund’s information return may result in an audit of the returns of the shareholders, which, in turn, could result in adjustments of items of a shareholder that are unrelated to the Fund as well as to the Fund related items. In particular, there can be no assurance that the IRS, upon an audit of an information return of the Fund or of an income tax return of a shareholder, might not take a position that differs from the treatment thereof by the Fund. A shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Potential shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Foreign Tax Credits.    Subject to generally applicable limitations, shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by the Fund, withheld on payments made to it or paid by it on behalf of Fund shareholders. If a shareholder elects to claim foreign tax credit, it must include in its gross income, for U.S. federal income tax purposes, both its share of the Fund’s items of income and gain and also its share of the amount which is deemed to be the shareholder’s portion of foreign income taxes paid with respect to, or withheld from, interest or other income derived by the Fund. Shareholders may then subtract from their U.S. federal income tax the amount of such taxes withheld, or else treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the above described tax credit or deduction is subject to certain limitations. Even if the shareholder is unable to claim a credit, it must include all amounts described above in income. Shareholders are urged to consult their tax advisers regarding this election and its consequences to them.

Reportable Transactions.    There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s U.S. federal income tax return (a copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis). In addition, the Code imposes a requirement on certain “material advisers” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by the Fund or the shareholders if, for example, (1) a shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of shares, or (2) the Fund’s activities result in certain book/tax differences. The tax shelter disclosure rules could also apply in other circumstances. Furthermore, the Fund’s material advisers could be required to maintain a list of persons investing directly or indirectly in the Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass-through entity (such as shares in the Fund) even if its basis in such interests is equal to the amount of cash it paid. In addition, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. Shareholders are urged to consult their tax advisers regarding the tax shelter disclosure rules and their possible application to them.

Non-U.S. Shareholders

Except as described below, the Fund anticipates that a non-U.S. shareholder will not be subject to U.S. federal income tax on such shareholder’s distributive share of the Fund’s income, provided that such income is not considered to be income of the shareholder that is effectively connected with the conduct of a trade or business within the U.S. In the case of an individual non-U.S. shareholder, such shareholder will be subject to U.S. federal income tax on gains on the sale of shares in the Fund or such shareholder’s distributive share of gains if such shareholder is present in the U.S. for 183 days or more during a taxable year and certain other conditions are met.

If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such shareholder’s share of any income and any gains realized upon the sale or exchange of shares will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens and residents and domestic corporations. Non-U.S. shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.

With respect to derivative transactions, based on current law it is uncertain whether entering into derivative transactions may cause the Fund, and therefore any non-U.S. shareholders, to be treated as engaged in a trade or business within the U.S. However, the Treasury Department has issued proposed regulations which, if finalized in their current form, would provide that foreign limited partners should not be deemed to be engaged in a U.S. trade or business solely by virtue of an investment in the Fund even if the Fund enters into derivative transactions. These regulations are proposed to be effective for taxable years beginning 30 days after the date final regulations are published in the Federal Register but also allow the Fund to elect to apply the final regulations retroactively once they are finalized.

To the extent any interest income allocated to a non-U.S. shareholder is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. shareholder nor a subsequent distribution of such interest income to the non-U.S. shareholder will be subject to withholding, provided that the non-U.S. shareholder is not otherwise engaged in a trade or business in the U.S. and provides the Fund with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer. Interest income earned by the Fund on its margin account and/or the debt securities managed by the collateral subadvisor and allocated to such a foreign shareholder, as well as interest earned by such a shareholder on escrow deposits will, as a general rule, likewise not be subject to the U.S. federal income tax or withholding, but may be subject to tax in other jurisdictions to which such foreign shareholder is connected.

New Legislation.    Legislation enacted on March 18, 2010, significantly changes the reporting requirements of certain non-U.S. persons. Under this legislation, unless such non-U.S. persons comply with reporting requirements concerning their direct and indirect U.S. owners, a 30% withholding tax would be imposed on certain payments, including payments of U.S.-source interest and gross proceeds from the sale of debt that can produce U.S.-source interest that are paid to certain non-U.S. financial institutions, investment funds and other non-U.S. persons. This legislation is generally effective for payments made after December 31, 2012, subject to certain grandfather rules. Non-U.S. shareholders are encouraged to consult with their tax advisors regarding the possible implications of the legislation on their investment in shares of the Fund.

Non-U.S. shareholders will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death. It is unclear whether partnership interests (such as the interests in the Fund) will be considered U.S. situs property. Accordingly, non-U.S. shareholders may be subject to U.S. federal estate tax on all or part of the value of the shares owned at the time of their death.

Non U.S. shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the shares.

Regulated Investment Companies

The Code allows regulated investment companies (“RICs”) to invest up to 25% of their assets in qualified PTPs and to treat amounts received as qualifying income under asset diversification and income source tests applicable to entities seeking to qualify for the special tax treatment available to RICs under the Code. The Fund anticipates that it will be a qualified PTP and that at all times such RIC investors may treat their respective shares of its income as qualifying income under these rules. The Fund anticipates that it will qualify as a qualified PTP for any taxable year in which it realizes sufficient gross income from its commodities futures transactions. However, qualification of the Fund as a qualified PTP depends on performance of the Fund for the particular tax year and there is no assurance that it will qualify in a given year or that future results will conform to prior experience. Additionally, there is, to date, no regulatory guidance on the application of these rules, and it is possible that future guidance may adversely affect qualification of the Fund as a qualified PTP. RIC investors are urged to monitor their investment in the Fund and consult with a tax advisor concerning the impact of such an investment on their compliance with the income source and asset diversification requirements applicable to RICs.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI, to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Fund) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income-producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

All of the income realized by the Fund is expected to be short-term or long-term capital gain income, interest income or other passive investment income of the type specifically exempt from UBTI as discussed above. The Fund has no current intention of borrowing funds for the purpose of acquiring or holding any investments or otherwise incurring “acquisition indebtedness” with respect to such investments. Therefore, in the absence of such borrowing a tax-exempt entity purchasing shares of the Fund would not incur any UBTI by reason of its investment in the shares or upon sale of such shares provided that such tax-exempt entity does not borrow funds for the purpose of investing in the shares.

The Fund may borrow for temporary or emergency purposes. To the extent the Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve month period ending with the date of disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period such property is held by the Fund during the taxable year. In determining the unrelated debt financed income of the Fund, an allocable portion of deductions directly connected with the Fund’s debt financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. A charitable remainder trust is subject to a 100% federal excise tax on any UBTI that it earns. In view of the potential for UBTI, shares in the Fund may not be a suitable investment for a charitable remainder trust. Tax exempt investors are urged to consult their own tax advisors concerning UBTI.

Backup Withholding

Pursuant to special “backup withholding” rules, the Fund is required in certain circumstances to withhold on certain payments paid to shareholders of Fund shares who do not furnish the Fund with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS BEFORE DECIDING WHETHER TO INVEST.

OTHER TAX CONSIDERATIONS

Prospective shareholders should consider, in addition to the U.S. federal income tax consequences described above, potential state and local tax considerations in investing in the shares. State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A shareholder’s distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the shareholder is a resident.

Shareholders will receive only a single tax reporting statement from the Fund in the form of an IRS Schedule K-1. In general, income from the Fund may be taxable in a shareholder’s state or city of residence, but a shareholder should not be required, solely as a result of an investment in the Fund, to file state or local income tax returns in any state or city where the shareholder would otherwise not be subject to state or local income taxes. Shareholders should consult their tax advisors concerning state and local income tax considerations unique to their particular situations.

The Trust Agreement provides that, if the Fund is required to make payments to any federal, state or local or any foreign taxing authority in respect of any shareholder’s allocable share of income, the amount of such taxes will be considered a loan by the Fund to such shareholder, and such shareholder will be liable for, and will pay to the Fund, any taxes so required to be withheld and paid over by the Fund within ten (10) days after the manager’s request therefor. Such shareholder will also be liable for interest on the amount of taxes paid over by the Fund to the IRS or other taxing authority, from the date of the manager’s request for payment to the date of payment, at the rate of 2.00% over the prime rate as published by the Wall Street Journal from time to time. Any actual distribution by the Fund to such shareholder will be reduced by any obligations owed to the Fund by the shareholder, including the amount of any taxes required to be paid over by the Fund to the IRS or other taxing authority and interest thereon as described above. Amounts, if any, deducted by the Fund from any actual distribution to such shareholder will be treated as an actual distribution to such shareholder for all purposes of the Trust Agreement.

WHERE YOU CAN FIND MORE INFORMATION

The manager has filed on behalf of the Fund a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Fund or the shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Fund and the shares, including the Fund’s monthly account statements, its daily portfolio holdings, net asset value and share price, can also be obtained from the Fund’s website, which is www.nuveen.com. The Fund’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Fund is subject to the informational requirements of the Exchange Act and the manager and the Fund will each, on behalf of the Fund, file certain reports and other information with the SEC (including annual and quarterly reports) and with the CFTC (including monthly shareholder statements). The reports and other information filed with the SEC can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, D.C. 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

PART TWO: STATEMENT OF ADDITIONAL INFORMATION

Dated [            ], 2011

Nuveen Long/Short Commodity Total Return Fund

(This prospectus is in two parts: a disclosure document and a statement of additional information. These parts, both dated [            ], 2011, are bound together, and both contain important information)

GENERAL INFORMATION

The Commodity Markets

General.    The CEA governs the regulation of commodity interest transactions, markets and intermediaries. In December 2000, the CEA was amended by the Commodity Futures Modernization Act of 2000, or CFMA, which substantially revised the regulatory framework governing certain commodity interest transactions and the markets on which they trade. The CEA, as amended by the CFMA, now provides for varying degrees of regulation of commodity interest transactions depending upon the variables of the transaction. In general, these variables include (1) the type of instrument being traded (e.g., contracts for future delivery or options contracts), (2) the type of commodity underlying the instrument (distinctions are made between instruments based on agricultural commodities, energy and metals commodities and financial commodities), (3) the nature of the parties to the transaction (retail, eligible contract participant, or eligible commercial entity), (4) whether the transaction is entered into on a principal-to-principal or intermediated basis, (5) the type of market on which the transaction occurs, and (6) whether the transaction is subject to clearing through a clearing organization. Information regarding commodity interest transactions, markets and intermediaries, and their associated regulatory environment, is provided below.

Futures Contracts.    A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a commodity at a specified time and place. Futures contracts are traded on a wide variety of commodities, bond, stock index, interest rate, currency, energy and metals markets. The size and terms of futures contracts on a particular commodity traded on the same or linked exchange are identical and are not subject to any negotiation, other than with respect to price and quantity between the buyer and seller.

The contractual obligations of a buyer or seller may be satisfied by taking or making physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Some futures contracts settle in cash (reflecting the difference between the contract purchase or sale price and the contract settlement price) rather than by delivery of the underlying commodity.

In market terminology, a trader who purchases a futures contract is long in the market and a trader who sells a futures contract is short in the market. Before a trader closes out his long or short position by an offsetting sale or purchase, his outstanding contracts are known as open trades or open positions. The aggregate amount of open positions held by traders in a particular contract is referred to as the open interest in such contract.

A commodity futures strategy attempts to generate “excess return”, which is the return in excess of the risk-free rate, from two sources: i) “price return” that results from changes in futures prices and ii) “roll yield” that results from replacing or rolling an expiring contract with a further out contract in order to avoid physical delivery yet maintain positions in the futures markets. A fully collateralized commodity investment strategy like the Fund also earns interest income on its collateral. The Fund earns its total returns from the excess returns and collateral returns on its investments.

A full understanding of excess return requires an analysis of three interrelated markets for each commodity: i) spot market—the cash market for the commodity itself, ii) futures market—the market for contracts to deliver the commodity in the future for a price set today, and iii) storage market—the market for the service of storing the commodity on behalf of its owner. What happens in spot markets is important to futures investors because changes in spot prices impact futures prices. The storage market is important because it interacts with the spot market and influences the slope of the futures price curve, which is the source of roll yield. Below is a discussion of how the spot and futures markets influence price changes and how the storage market impacts the slope of the futures price curve and hence the roll yield.

The Spot Market Commodity prices fluctuate based on the supply and demand of any commodity. If there is excess supply, then inventories build up until there is downward pressure on prices and producers reduce supplies in response to that price signal. Conversely, in the case of excess demand, inventories will be drawn down until the shortage causes prices to rise and equilibrium is restored. However, it can take a significant time period for inventories to be regulated through price changes due to production and storage situations, leading to sustained trends in commodity spot prices. These trends in commodity spot prices are reflected in futures prices.

The Futures Market Large fluctuations in spot prices can lead to the risk of operating losses for both commercial commodity producers (e.g., wheat farmers) and consumers (e.g., cereal manufacturers), so they both have incentives to hedge against the risk of future price fluctuations. The commodity futures markets provide one of the most common and effective ways of hedging price risk. When there are more producers than consumers who need to hedge, speculators (including investors in commodity futures strategies) enter the market and provide insurance against falling spot prices by taking the long side. Speculators receive a premium for this insurance in the form of a futures price that is less than the expected future spot price. Hence, they expect the futures price to trend upward as it approaches the actual future spot price over the life of the contract. Conversely, net hedging pressure can be greater on the long side. That is, when there are more consumer hedgers than producer hedgers, speculators provide insurance against rising futures prices by taking the short side, leading to a futures price that is higher than the expected future spot price. Hence, they expect the futures price to trend downward as it approaches the spot price over the life of the contract.

The Storage Market Producers of stable commodities use inventories to fill gaps between production and sales. Similarly, consumers use inventories to fill gaps between consumption and purchases. This creates a market for storage. Storage is costly, however. Besides the direct cost of physical storage, there is also an opportunity cost because the money tied up in the commodity could be earning interest. On the margin then, an extra unit is only worth storing if the benefits of storage are at least equal to the costs (including the opportunity to earn interest). If this benefit is high enough (so that it makes sense to store the commodity for later use or sale rather than using or selling it now), the futures price will be lower than the spot price, causing time to expiration and the futures price to be inversely related so that the further out the futures contract, the lower the price, thus compensating for the cost of storage. If this is the case, we say that there is “backwardation” in the futures market. In a backwardated market, owners of a commodity in storage are being more than compensated for the costs of storage, but the compensation is not in monetary payments. Rather, it is in less-tangible benefits such as securing a supply of fuel as insurance against an energy crunch. However, investors who are taking long positions in futures contracts can realize this compensation monetarily by replacing the contracts that they are holding with longer-term ones, thus locking in profits. As Exhibit A shows below, in backwardated markets, roll yields are positive.

Likewise, when the marginal benefits of storage are low, the relationship between time to expiration and the futures price is positive, a condition known as “contango”. In contangoed markets, roll yields are negative because replacing contracts results in locking in a loss. The benefit of storage tends to be high when inventories are low. For example, when a commodity is scarce, having it in storage will improve commercial consumers’ readiness to meet their needs in the near future, leading to backwardation and positive roll yields. Conversely, the benefits of storage are low when inventories are plentiful, leading to contango. As Exhibit B shows below, in contango markets, roll yields are negative. Since inventory conditions in some commodities are slow to adjust due to the time it takes to increase their production, backwardation or contango could persist for a period of time, causing investors to consistently experience positive or negative roll yield over the period.

Options on Futures Contracts.    Options on commodity futures contracts are standardized contracts traded on an exchange. An option on a futures contract gives the buyer of the option the right, but not the obligation, to take a position at a specified price (the exercise price) in the underlying futures contract on or before a specified date. The buyer of a call option acquires the right, but not the obligation, to purchase or take a long position in the underlying futures contract, and the buyer of a put option acquires the right, but not the obligation, to sell or take a short position in the underlying futures contract.

The seller of an option is obligated to take a position in the underlying contract at a specified price on or before a specified date opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to take a short position in the underlying contract at the exercise price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to take a long position in the underlying contract at the exercise price.

A call option is said to be “in-the-money” if the exercise price is below current market levels and “out-of-the-money” if the exercise price is above current market levels. Conversely, a put option is said to be “in-the-money” if the exercise price is above the current market levels and “out-of-the-money” if the exercise price is below current market levels.

Options have limited life spans, usually tied to the delivery or settlement date of the underlying contract. The purchase price of an option is referred to as its premium, which consists of its intrinsic value plus its time value if any. As an option nears its expiration date, the time value shrinks and the market and intrinsic values move into parity. An option that is “out-of-the-money” at the time it expires becomes worthless. On certain exchanges, “in-the-money” options are automatically exercised on their expiration date, but on others, unexercised options simply become worthless after their expiration date.

Regardless of how much the market swings, the most an option buyer can lose is the option premium. The option buyer deposits his premium with his broker, and the money goes to the option seller. Option sellers, on the other hand, face risks similar to participants in the futures markets. For example, since the seller of a call option on futures is assigned a short futures position if the option is exercised, his risk is the same as someone who initially sold a futures contract. Because no one can predict exactly how the market will move, the option seller posts margin to demonstrate his ability to meet any potential contractual obligations.

Participants.    The two broad classes of persons who trade commodities are hedgers and speculators (or investors). Hedgers include financial institutions that manage or deal in interest rate-sensitive instruments, foreign currencies or stock portfolios, and commercial market participants, such as farmers and manufacturers, that market or process commodities. Hedging is a protective procedure designed to lock in profits that could otherwise be lost due to an adverse movement in the underlying commodity, for example, the adverse price movement between the time a merchandiser or processor enters into a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. In such a case, at the time the hedger contracts to buy the commodity at a future date and price he will simultaneously buy a futures or forward contract for the necessary equivalent quantity of the commodity. At the time for performance of the contract, the hedger may accept delivery under his futures contract or he may buy the actual commodity and close out his position by making an offsetting sale of a futures contract.

The commodity interest markets enable the hedger to shift the risk of price fluctuations. The usual objective of the hedger is to protect the profit that he expects to earn from farming, merchandising, or processing operations rather than to profit from his trading. However, at times the impetus for a hedge transaction may result in part from speculative objectives.

Unlike the hedger, the speculator generally expects neither to make nor take delivery of the underlying commodity. Instead, the speculator risks his capital with the hope of making profits from price fluctuations in the commodities. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators rarely make or take delivery of the underlying commodity; rather they attempt to close out their positions prior to the delivery date. Because the speculator may take either a long or short position in commodities, it is possible for him to make profits or incur losses regardless of whether prices go up or down.

Futures Exchanges and Clearing Organizations.    Futures exchanges provide centralized market facilities in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Futures exchanges may provide for execution of trades at a physical location utilizing trading pits and/or may provide for trading to be done electronically through computerized matching of bids and offers pursuant to various algorithms. Members of a particular exchange and the trades executed on such exchanges are subject to the rules of that exchange. Futures exchanges and clearing organizations are given reasonable latitude in promulgating rules and regulations to control and regulate their members. Examples of regulations by exchanges and clearing organizations include the establishment of initial margin levels, rules regarding trading practices, contract specifications, speculative position limits, daily price fluctuation limits, and dispute resolution procedures.

Clearing organizations provide services designed to mutualize or transfer the credit risk arising from the trading of contracts on an exchange or other electronic trading facility. Once trades made between members of an exchange or electronic trading facility have been confirmed, the clearing organization becomes substituted for the clearing member acting on behalf of each buyer and each seller of contracts traded on the exchange or trading platform and in effect becomes the other party to the trade. Thereafter, each clearing member party to the trade looks only to the clearing organization for performance. The clearing organization generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing organization, at least to a large degree, to meet its obligations with regard to the other side of an insolvent clearing member’s contracts. The clearing organizations do not deal with customers, but only with their member firms and the guarantee of performance for open positions provided by the clearing organization does not run to customers. Furthermore, the clearing organization requires margin deposits and continuously marks positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing organization is to ensure the integrity of trades, and members effecting transactions on an exchange need not concern themselves with the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their own clearing broker and the clearing organization.

U.S. Futures Exchanges.    Futures exchanges in the U.S. are subject to varying degrees of regulation by the CFTC based on their designation as one of the following: a designated contract market, a derivatives transaction execution facility, an exempt board of trade or an electronic trading facility.

A designated contract market is the most highly regulated exchange. Designated contract markets may offer products to retail customers on an unrestricted basis. To be designated as a contract market, the exchange must demonstrate that it satisfies specified general criteria for designation, such as having the ability to prevent market manipulation, rules and procedures to ensure fair and equitable trading, position limits, dispute resolution procedures, minimization of conflicts of interest and protection of market participants. Among the principal designated contract markets in the U.S. are the Chicago Board of Trade (“CBOT”), the Chicago Mercantile Exchange (“CME”) and the New York Mercantile Exchange (“NYMEX”). Each of the designated contract markets in the U.S. must provide for the clearance and settlement of transactions with a CFTC-registered derivatives clearing organization.

A derivatives transaction execution facility, or DTEF, is a type of exchange that is subject to fewer regulatory requirements than a designated contract market but is subject to both commodity interest and participant limitations. DTEFs limit access to eligible traders that qualify as either eligible contract participants or eligible commercial entities for futures and option contracts on commodities that have a nearly inexhaustible deliverable supply, are highly unlikely to be susceptible to the threat of manipulation, or have no cash market, security futures products, and futures and option contracts on commodities that the CFTC may determine, on a case-by-case basis, are highly unlikely to be susceptible to the threat of manipulation. In addition, certain commodities excluded or exempt from the CEA may be traded on a DTEF. There is no requirement that a DTEF use a clearing organization, except with respect to trading in security futures contracts, in which case the clearing organization must be a securities clearing agency. However, if futures contracts and options on futures contracts on a DTEF are cleared, then it must be through a CFTC-registered derivatives clearing organization, except that some excluded or exempt commodities traded on a DTEF may be cleared through a clearing organization other than one registered with the CFTC.

An exempt board of trade is also a category of trading market. An exempt board of trade is substantially unregulated, subject only to CFTC anti-fraud and anti-manipulation authority. An exempt board of trade is permitted to trade futures contracts and options on futures contracts provided that the underlying commodity is not a security or securities index and has an inexhaustible deliverable supply or no cash market. All traders on an exempt board of trade must qualify as eligible contract participants. Contracts deemed eligible to be traded on an exempt board of trade include contracts on interest rates, exchange rates, currencies, credit risks or measures, debt instruments, measures of inflation, or other macroeconomic indices or measures. There is no requirement that an exempt board of trade use a clearing organization. However, if contracts on an exempt board of trade are cleared, then it must be through a CFTC-registered derivatives clearing organization. A board of trade electing to operate as an exempt board of trade must file a written notification with the CFTC.

An electronic trading facility is a form of exchange that operates by means of an electronic or telecommunications network and maintains an automated audit trail of bids, offers, and the matching of orders or the execution of transactions on the electronic trading facility. The CEA does not apply to, and the CFTC has no jurisdiction over, transactions on an electronic trading facility in certain excluded commodities that are entered into between principals that qualify as eligible contract participants, subject only to CFTC anti-fraud and anti-manipulation authority. In general, excluded commodities include interest rates, currencies, securities, securities indices or other financial, economic or commercial indices or measures.

The manager intends to monitor the development of and opportunities and risks presented by the less-regulated exchanges and exempt boards and may, in the future, allocate a percentage of the Fund’s assets to trading in products on these platforms. Provided the Fund maintains assets exceeding $5 million, the Fund would qualify as an eligible contract participant and thus would be able to trade on such exchanges.

Non-U.S. Futures Exchanges.    Non-U.S. futures exchanges differ in certain respects from their U.S. counterparts. Importantly, non-U.S. futures exchanges are not subject to regulation by the CFTC, but rather are regulated by their home country regulator. In contrast to U.S. designated contract markets, some non-U.S. exchanges are principals’ markets, where trades remain the liability of the traders involved, and the exchange or an affiliated clearing organization, if any, does not become substituted for any party. Due to the absence of a clearing system, such exchanges are significantly more susceptible to disruptions. Further, participants in such markets must often satisfy themselves as to the individual creditworthiness of each entity with which they enter into a trade. Trading on non-U.S. exchanges may be in the currency of the exchange’s home jurisdiction or in contracts denominated in U.S. dollars. Trading on non-U.S. exchanges may differ from trading on U.S. exchanges in a variety of ways and, accordingly, may subject the Fund to additional risks.

Speculative Position Limits.    The CFTC and U.S. designated contract markets have established limits, referred to as speculative position limits or position limits, on the maximum net long or net short speculative position that any person or group of persons under common trading control (other than a hedger, which the Fund is not) may hold, own or control in many commodities. Among the purposes of speculative position limits is to prevent a corner or squeeze on a market or undue influence on prices by any single trader or group of traders. The current position limits established by the CFTC apply to certain agricultural commodity positions, such as grains (oats, barley, and flaxseed), soybeans, corn, wheat, cotton, eggs, rye, and potatoes. In January 2011, the CFTC proposed rules pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) that would impose position limits on futures and options contracts on certain agricultural and exempt commodities, and on physical commodity swaps that are economically equivalent to such contracts, with the aim of addressing excessive speculation in the markets. Under the proposed rules, position limits would be set on the spot-month, single month and all months across different trading venues for contracts based on the same underlying commodity. The proposed position limits would be established in two phases: the first would be on spot-month contracts based on current exchange limits, while the second would be on non-spot-month contracts based on open interest levels as well as CFTC established limits on spot-months. Under the Dodd-Frank Act, the CFTC must establish such limits, which it has not yet done. If these rules as currently drafted are adopted, the full implementation of the Fund’s investment strategy could be negatively impacted. See “Risk Factors—Commodity Investment Strategy Risks—Changing Regulatory Environment” and “Risk Factors—Commodity Subadvisor Risks—Speculative position limits and daily trading limits may reduce profitability and result in substantial losses.” In addition, U.S. exchanges may set position limits for all commodity interest investments traded on that exchange. Certain clearing organizations also set limits on the total net positions that may be held by a clearing broker. In general, no position limits are in effect in forward or other over-the-counter contract trading or in trading on non-U.S. futures exchanges, although the principals with which the Fund and the clearing brokers may trade in such markets may impose such limits as a matter of credit policy. For purposes of determining position limits, the Fund’s commodity investments will not be attributable to investors in their own commodity trading.

Daily Price Limits.    Most U.S. futures exchanges (but generally not non-U.S. exchanges or, in the case of forward or over-the-counter contracts, banks or dealers) may limit the amount of fluctuation in some futures contracts or options on futures contract prices during a single trading day. Exchange rules specify what are referred to as daily price fluctuation limits or more commonly, daily limits. The daily limits establish the maximum amount that the price of a futures or options on futures contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures or options on futures contract, no trades may be made at a price beyond the limit. Positions in the futures or options contract may then be taken or liquidated, if at all, only at inordinate expense or if traders are willing to effect trades at or within the limit during the period for trading on such day. Because the daily limit rule governs price movement only for a particular trading day, it does not limit losses and may in fact substantially increase losses because it may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved the daily limit for several consecutive trading days, thus preventing prompt liquidation of positions and subjecting the trader to substantial losses for those days.

Commodity Prices.    Commodity prices are volatile and, although ultimately determined by the interaction of supply and demand, are subject to many other influences, including the psychology of the marketplace and speculative assessments of future world and economic events. Political climate, interest rates, treaties, balance of payments, exchange controls and other governmental interventions as well as numerous other variables affect the commodity markets, and even with comparatively complete information it is impossible for any trader to reliably predict commodity prices.

Regulation.    Futures exchanges in the U.S. are subject to varying degrees of regulation under the CEA depending on whether such exchange is a designated contract market, DTEF, exempt board of trade or electronic trading facility. Derivatives clearing organizations are also subject to the CEA and CFTC regulation. The CFTC is the governmental agency charged with responsibility for regulation of futures exchanges and commodity interest trading conducted on those exchanges. The CFTC’s function is to implement the CEA’s objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity interest markets. In addition, the various exchanges and clearing organizations themselves exercise regulatory and supervisory authority over their member firms.

The CFTC possesses exclusive jurisdiction to regulate the activities of commodity pool operators and commodity trading advisors and has adopted regulations with respect to the activities of those persons and/or entities. Under the CEA, a registered commodity pool operator, such as the manager, is required to make annual filings with the CFTC describing its organization, capital structure, management and controlling persons. In addition, the CEA authorizes the CFTC to require and review books and records of, and documents prepared by, registered commodity pool operators. Pursuant to this authority, the CFTC requires commodity pool operators to keep accurate, current and orderly records for each pool that they operate. The CFTC may suspend the registration of a commodity pool operator (1) if the CFTC finds that the operator’s trading practices tend to disrupt orderly market conditions, (2) if any controlling person of the operator is subject to an order of the CFTC denying such person trading privileges on any exchange, and (3) in certain other circumstances. Suspension, restriction or termination of the manager’s registration as a commodity pool operator would prevent it, until that registration were to be reinstated, from managing the Fund, and might result in the termination of the Fund. The Fund is not required to be registered with the CFTC in any capacity.

The CEA gives the CFTC similar authority with respect to the activities of commodity trading advisors. If a trading advisor’s registration were to be terminated, restricted or suspended, the trading advisor would be unable, until the registration were to be reinstated, to render trading advice to the Fund.

The CEA requires all futures commission merchants, such as the Fund’s clearing brokers, to meet and maintain specified fitness and financial requirements, to segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over introducing brokers, or persons who solicit or accept orders for commodity interest trades but who do not accept margin deposits for the execution of trades. The CEA authorizes the CFTC to regulate trading by futures commission merchants and by their officers and directors, permits the CFTC to require action by exchanges in the event of market emergencies, and establishes an administrative procedure under which customers may institute complaints for damages arising from alleged violations of the CEA. The CEA also gives the states powers to enforce its provisions and the regulations of the CFTC.

The Fund’s investors are afforded prescribed rights for reparations under the CEA. Investors may also be able to maintain a private right of action for violations of the CEA. The CFTC has adopted rules implementing the reparation provisions of the CEA, which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker, a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Pursuant to authority granted in the CEA, the NFA has been formed and registered with the CFTC as a futures association. At the present time, the NFA is the only self-regulatory organization for commodity interest professionals, other than futures exchanges. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers, and their respective associated persons and floor brokers. The manager, the commodity subadvisor, and the Fund’s commodity brokers are members of the NFA. As such, they are subject to NFA standards relating to fair trade practices, financial condition and consumer protection. The Fund is not required to become a member of the NFA. As the self-regulatory body of the commodity interest industry, the NFA promulgates rules governing the conduct of professionals and disciplines those professionals that do not comply with these rules. The NFA also arbitrates disputes between members and their customers and conducts registration and fitness screening of applicants for membership and audits of its existing members.

The regulations of the CFTC and the NFA prohibit any representation by a person registered with the CFTC, or by any member of the NFA, that registration with the CFTC, or membership in the NFA, in any respect indicates that the CFTC or the NFA, as the case may be, has approved or endorsed that person or that person’s trading program or objectives. The registrations and memberships of the parties described in this summary must not be considered as constituting any such approval or endorsement. Likewise, no futures exchange has given or will give any similar approval or endorsement.

The regulation of commodity interest trading in the U.S. and other countries is an evolving area of the law. The various statements made in this summary are subject to modification by legislative action and changes in the rules and regulations of the CFTC, the NFA, the futures exchanges, clearing organizations and other regulatory bodies.

The function of the CFTC is to implement the objectives of the CEA of preventing price manipulation and other disruptions to market integrity, avoiding systemic risk, preventing fraud and promoting innovation, competition and financial integrity of transactions. As mentioned above, CEA regulation, among other things, provides that the trading of commodity interest contracts generally must be upon exchanges designated as contract markets or DTEFs and that all trading on those exchanges must be done by or through exchange members. Under the CFMA, commodity interest trading in some commodities between sophisticated persons may take place on a trading facility not regulated by the CFTC. As a general matter, trading in forward contracts or options on forward contracts or commodities between eligible contract participants is not within the jurisdiction of the CFTC and may therefore be effectively unregulated. The commodity subadvisor and the collateral subadvisor may engage in those transactions on behalf of the Fund in reliance on this exclusion from regulation.

In general, the CFTC does not regulate the interbank and forward foreign currency markets with respect to transactions in contracts between certain sophisticated counterparties, such as the Fund, or between certain regulated institutions and retail investors. Although U.S. banks are regulated in various ways by the Federal Reserve Board, the Comptroller of the Currency and other U.S. federal and state banking officials, banking authorities do not regulate the forward markets.

While the U.S. government does not currently impose any restrictions on the movements of currencies, it could choose to do so. The imposition or relaxation of exchange controls in various jurisdictions could significantly affect the market for that and other jurisdictions’ currencies.

The CFTC is prohibited by statute from regulating trading on non-U.S. futures exchanges and markets. The CFTC, however, has adopted regulations relating to the marketing of non-U.S. futures contracts in the U.S. These regulations permit certain contracts traded on non-U.S. exchanges to be offered and sold in the U.S., subject to certain exceptions, and in accordance with various requirements.

Debt Securities

Obligations Issued by the U.S. Government, its Agencies and Instrumentalities.    Obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities include bills, notes and bonds issued by the U.S. Treasury, as well as certain “stripped” or “zero coupon” U.S. Treasury obligations representing future interest or principal payments on U.S. Treasury notes or bonds. Stripped securities are sold at a discount to their “face value” and may exhibit greater price volatility than interest-bearing securities since investors receive no payment until maturity. Obligations of certain agencies and instrumentalities of the U.S. government are supported by the full faith and credit of the U.S. Treasury; others are supported by the right of the issuer to borrow from the U.S. Treasury; others are supported by the discretionary authority of the U.S. government to purchase the agency’s obligations; still others, though issued by an instrumentality chartered by the U.S. government, are supported only by the credit of the instrumentality. The U.S. government may choose not to provide financial support to U.S. government-sponsored agencies or instrumentalities if it is not legally obligated to do so. Even where a security is backed by the full faith and credit of the U.S. Treasury, it does not guarantee the market price of that security, only the payment of principal and/or interest.

ADDITIONAL BACKGROUND INFORMATION

Introduction: The charts, tabulations and accompanying information on the following pages present certain background information regarding commodities as compared with traditional asset classes, and descriptions of the Morningstar® Long/Short CommoditySM Index.

The Fund is not sponsored, endorsed, sold or promoted by Morningstar, Inc. Morningstar makes no representation or warranty, express or implied, to the owners of the Fund or any member of the public regarding the advisability of investing in commodity futures or option contracts generally or in the Fund in particular or the ability of the Morningstar® Long/Short CommoditySM Index to track general commodity market performance. Morningstar’s only relationship to NCAM is the licensing of certain service marks and service names of Morningstar and of the Morningstar® Long/Short CommoditySM Index which is determined, composed and calculated by Morningstar without regard to NCAM or the Fund. Morningstar has no obligation to take the needs of NCAM or the owners of the Fund into consideration in determining, composing or calculating the Morningstar® Long/Short CommoditySM Index. Morningstar is not responsible for and has not participated in the determination of the prices and amount of the Fund or the timing of the issuance or sale of the Fund. Morningstar has no obligation or liability in connection with the administration, marketing or trading of the Fund.

MORNINGSTAR, INC. DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE MORNINGSTAR® LONG/SHORT COMMODITYSM INDEX OR ANY DATA INCLUDED THEREIN AND MORNINGSTAR SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. MORNINGSTAR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY NCAM, OWNERS OR USERS OF THE FUND, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE MORNINGSTAR® LONG/SHORT COMMODITYSM INDEX OR ANY DATA INCLUDED THEREIN. MORNINGSTAR MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE

WITH RESPECT TO THE MORNINGSTAR® LONG/SHORT COMMODITYSM INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MORNINGSTAR HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Part Two Outline and Exhibits: Part Two is organized into the following sections: (1) an exhibit (“Exhibit 1”) illustrating competitive total return characteristics of commodities as compared with various asset classes; (2) an exhibit (“Exhibit 2”) illustrating how the investment returns of commodities have historically demonstrated low correlations with the investment returns of various asset classes; (3) an exhibit (“Exhibit 3”) illustrating how long/short commodities have historically provided diversification benefits (including improved risk-adjusted returns and lower portfolio volatility) relative to a hypothetical portfolio of U.S. Equities and U.S. Bonds; (4) an exhibit (“Exhibit 4”) illustrating how a commodity investor may benefit from investing both long and short by understanding the impact of roll yield on excess returns over time for individual commodities; (5) an exhibit (“Exhibit 5”) which provides the commodity exposure of the Morningstar® Long/Short CommoditySM Index including individual commodity and commodity sector weightings; and (6) an exhibit (“Exhibit 6”) illustrating the historical long/short exposure of the Morningstar® Long/Short CommoditySM Index.

Exhibits 1 through 3 compare the historical performance and correlation of commodities with various asset classes, as represented by major market benchmarks. Long/Short Commodities are represented by the Morningstar® Long/Short CommoditySM Index. Long-only Commodities are represented by the Dow Jones-UBS Commodity Index® (“DJ-UBSCI”) and the S&P GSCI® Commodity Index (“GSCI”). U.S. Equities are represented by the S&P 500® Index (“S&P 500”). U.S. Bonds are represented by the Barclays Capital U.S. Aggregate Bond Index (“Barclays Aggregate”).

Exhibits 1 and 2 reference the time period from February 1, 1991 to December 31, 2010 which represents the extent of historical index data available (the DJ-UBSCI has historical index data beginning on February 1, 1991). Exhibit 3 references the time period from January 1, 1980 to April 30, 2011 which represents the extent of historical index data available (the Morningstar® Long/Short CommoditySM Index has historical index data beginning on January 1, 1980). Exhibit 4 references the time period from April 1, 1991 to December 31, 2010 which represents the extent of historical commodity data available. Exhibit 5 illustrates the current commodity exposure of the Morningstar® Long/Short CommoditySM Index including individual commodity and commodity sector weightings as of April 30, 2011. The Index has broad exposure to the four main commodity sectors, which include energy, agriculture, livestock and metals. Exhibit 6 shows the historical long, short and cash positions of the Morningstar® Long/Short CommoditySM Index and references the time period from January 1, 1980 to April 30, 2011 which represents the extent of historical index data available (the Morningstar® Long/Short CommoditySM Index has historical index data beginning on January 1, 1980).

Source Data: For Exhibits 1, 2, 4, 5 and 6, Morningstar, Inc. is the source for the charts, graphs and tables. NCAM has licensed the use of the Morningstar® Long/Short CommoditySM Index from Morningstar, Inc. For Exhibit 3, the annualized performance analysis was produced by Nuveen Securities, LLC using monthly historical index data provided by ZEPHYR StyleADVISOR. Zephyr Associates, Inc. is the source for the historical index return data used to calculate the portfolio blends. Nuveen has an annual subscription to ZEPHYR StyleADVISOR which is an industry leading software package developed by Zephyr Associates, Inc. that can be used to implement returns-based style analysis and performance reporting. ZEPHYR StyleADVISOR includes a database with historical return data for over 50,000 U.S. and global indices which is updated monthly. The historical index return data shown for the indices is also publicly available from other sources such as Bloomberg. Nuveen used the ZEPHYR StyleADVISOR software and database to display the historical index returns for the indices shown over various time periods. Performance reports in ZEPHYR StyleADVISOR can be customized to include appropriate parameters and historical return statistics. The ZEPHYR StyleADVISOR data was exported to Excel so that the charts/tables could be included in this prospectus.

Additional Information: The performance summaries of various unmanaged indices may not be indicative of future results that may be achieved by investments in commodities, equities, bonds, or investments in Long/Short PLUSSM . Please refer to the definitions on pages 112 through 113 for an explanation of the technical terms and indices used in this section.

Long/Short Commodities Have Historically Exhibited Competitive Total Returns

The return and risk characteristics of the Morningstar® Long/Short CommoditySM Index rank favorably relative to other benchmarks over the period from February 1991 through December 2010 for which historical index data is available. Exhibit 1 illustrates the general annualized performance statistics of the Index, compared with Long-only Commodities, U.S. Equities, and U.S. Bonds, as represented by major market benchmarks. The Index has demonstrated better returns and moderate risk compared with the S&P GSCI and DJ-UBSCI indexes over the periods shown. While Long-only Commodities have historically tended to provide strong protection when the stock market is down and in inflationary environments, the Fund believes the Morningstar® Long/Short Commodity IndexSM does a much better job of providing such protection by limiting downside risk while negotiating ups and downs in the commodity markets themselves. The Index’s maximum drawdown in the February 1991 to December 2010 period, as seen in Exhibit 1, was substantially lower than that of the S&P GSCI and DJ-UBSCI indexes. Transactions in commodity futures and forward contracts carry a high degree of risk. You should carefully consider whether your financial condition permits you to participate in a commodity pool, where futures and options trading can quickly lead to large losses as well as gains, and sharply reduce the net asset value of your interest in the pool.

Exhibit 1

Annualized Historical Performance of Various Asset Classes

February 1, 1991—December 31, 2010

	Annualized Return%	Annualized Standard Deviation%	Max Drawdown%	Annualized Sharpe Ratio
Morningstar® Long/Short CommoditySM Index	10.42	10.95	-24.05	0.64
S&P GSCI Index	4.12	21.17	-67.64	0.13
DJ UBS Commodity Index	6.40	14.76	-54.26	0.26
S&P 500 Index	8.95	15.07	-50.95	0.41
Barclays Capital US Agg Bond Index	6.86	3.78	-5.15	0.85

Source: Morningstar, Inc.

Indices are unmanaged, and do not show actual investment returns. An index is a hypothetical measure of performance based on the fluctuations in the value of the securities that make up a particular market. Payment of management or brokerage fees or other fees and expenses would lower an index’s performance. Index returns are for illustrative purposes only and do not represent actual Fund performance. You cannot invest directly in an index. Past performance of these indices has varied considerably over different periods.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Long/Short Commodities Have Historically Demonstrated Low Correlations with Other Asset Classes

The diversification characteristics of the Morningstar® Long/Short CommoditySM Index can be seen in Exhibit 2, which shows a correlation matrix from February 1991 through December 2010. Note that while Long-only Commodities provide diversification benefits with U.S. Equities and U.S. Bonds, Long/Short Commodities provide even better diversification with many of the correlations being negative.

Source: Morningstar, THE LONG AND SHORT OF COMMODITY INDEXES, Summer 2010

Exhibit 2

Correlation Comparison Matrix

February 1, 1991—December 31, 2010

Source: Morningstar, Inc.

Indices are unmanaged, and do not show actual investment returns. An index is a hypothetical measure of performance based on the fluctuations in the value of the securities that make up a particular market. Payment of management or brokerage fees or other fees and expenses would lower an index’s performance. Index returns are for illustrative purposes only and do not represent the performance of any fund or account. You cannot invest directly in an index. Past performance of these asset classes (as represented by major market benchmarks) has varied considerably over different periods. See page 112 for a fuller description of correlation.

PAST CORRELATIONS ARE NOT INDICATIVE OF FUTURE CORRELATIONS.

Long/Short Commodities Have Historically Provided Portfolio Diversification Benefits

Gresham and NCAM believe that commodities are often underrepresented in an investor’s portfolio. Maintaining consistent exposure to commodities over time may potentially add diversification benefits to a portfolio that is otherwise composed of U.S. Equities and U.S. Bonds. Gresham and NCAM believe that such potential diversification benefits may include improved risk-adjusted returns and lower portfolio volatility over time.

Exhibit 3 illustrates three hypothetical portfolios (a 60%/40% U.S. Equity/U.S. Bond allocation, a 5% Commodity allocation and a 10% Commodity allocation) from January 1980 to April 2011. The annualized returns are comparable for all three hypothetical portfolios: 10.74%, 10.82% and 10.98%, respectively. However, the hypothetical portfolios with either a 5% or 10% Commodity allocation had better risk-adjusted returns (as measured by the Sharpe ratio) and lower portfolio volatility, or risk (as measured by standard deviation). A higher Sharpe ratio is associated with superior risk-adjusted return performance. The hypothetical portfolios show that the portfolios with Commodity exposure had higher Sharpe ratios as compared with the Sharpe ratio of a U.S. Equity and U.S. Bond portfolio. Additionally, the lower the standard deviation, the lower the portfolio risk. The hypothetical portfolios show that the portfolios with Commodity exposure had lower standard deviation as compared with the standard deviation of a U.S. Equity and U.S. Bond portfolio.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS.

THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS. ACTUAL FUTURE RESULTS OR RETURNS WILL DIFFER FROM THOSE INDICATED OR IMPLIED BELOW, AND THOSE DIFFERENCES COULD BE MATERIAL AND ADVERSE TO INVESTORS. THE FUND MAY HAVE LOSSES OVER ANY PARTICULAR PERIOD AND INVESTORS COULD LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” IN PART ONE OF THE PROSPECTUS. INVESTORS SHOULD READ AND CONSIDER THE RISKS CAREFULLY BEFORE MAKING AN INVESTMENT IN THE FUND.

Exhibit 3

Impact of Adding Long/Short Commodities to a Hypothetical U.S. Equity and U.S. Bond Portfolio

January 1980 to April 2011

Long/Short Commodities May Lower Volatility and Improve a Portfolio’s Risk-Adjusted Returns

Hypothetical Statistics	Avg. Annual Return	Volatility (Standard Deviation)	Risk-Adjusted Return (Sharpe Ratio)
U.S. Equity/U.S. Bond Portfolio	10.74%	12.25%	0.43
5% Long/Short Commodity Allocation	10.82%	10.75%	0.50
10% Long/Short Commodity Allocation	10.98%	9.79%	0.57

Sources: Nuveen, Zephyr Associates, Inc., Zephyr StyleADVISOR Morningstar, Inc.

The hypothetical portfolio construction was produced by Nuveen using monthly index data provided by Zephyr StyleADVISOR. The hypothetical portfolios are shown from January 1, 1980 to April 30, 2011. An allocation to U.S. Equities is represented by the S&P 500; an allocation to U.S. Bonds is represented by the Barclays Aggregate; and an allocation to Commodities is represented by the Morningstar Long/Short Commodity Index. Indices are unmanaged, and do not show actual investment returns. An index is a hypothetical measure of performance based on the fluctuations in the value of the securities that make up a particular market. Payment of management or brokerage fees or other fees & expenses would lower an index’s performance. Index returns are for illustrative purposes only and do not represent the performance of any fund or account. You cannot invest directly in an index. Past performance of these asset classes (as represented by major market benchmarks) has varied considerably over different periods. See pages 112-113 for definitions of the indices represented in this Exhibit. See page 113 for fuller descriptions of Sharpe ratio and standard deviation.

Roll Yield and Excess Return

According to Morningstar, Inc., roll yield’s effect on excess return can be substantial. Morningstar references several studies showing that excess return is primarily attributable to roll yield, not to changes in futures prices. Long-term excess returns on commodities that exhibit mean reversion in price and that tend to trade in contango will generally be negative, and those that tend to trade in backwardation will generally be positive. This behavior can be seen in Exhibit 4, which shows the relationship between roll yield and excess returns on the commodities listed for the roughly 19-year period from April 1991 to December 2010. Commodities that tended to trade in contango experienced negative excess return, while those that tended to trade in backwardation saw positive excess return.

Of particular interest are the natural gas futures. According to Morningstar research, because the price of natural gas grew at 6.4% per year over the 19-year period, one might have expected a natural gas futures index to have provided a comparable rate of return. However, because natural gas futures traded in contango (and consequently experienced negative roll yield), the excess return was a negative 9.9%. Commodity investment strategies that use a momentum-based long/short approach rather than the long-only approach of the most common commodity indices can better serve investors by attempting to capture the full excess return from a futures strategy.

Exhibit 4

Roll Yield and Excess Return

April 1991 to December 2010

Source: Morningstar, Inc.

Exhibit 5 provides the commodity weights for the Morningstar® Long/Short CommoditySM Index as of April 30, 2011. Index commodity weights will vary over time.

Exhibit 5

Morningstar® Long/Short CommoditySM Index Holdings

Index Holdings as of 4/30/11
Long Exposure		95.09%
Short/Flat Exposure		4.91%

Commodity	Exposure	Weight
Energy
Crude Oil WTI	Long	10.37%
Crude Oil Brent	Long	8.72%
Gas-Oil-Petroleum	Long	6.77%
Heating Oil #2 / Fuel Oil	Long	5.74%
Gasoline Blendstock	Long	5.69%
Natural Gas Henry Hub	Flat	4.91%

Long Exposure		37.30%
Flat Exposure		4.91%

Agriculture
Corn	Long	5.36%
Soybeans	Long	4.45%
Coffee ‘C’ /Colombian	Long	4.35%
Cotton / 1-1/16”	Long	3.81%
Wheat / No. 2 Soft Red	Long	3.52%
Wheat / No. 2 Hard Winter	Long	3.43%
Soybean Oil	Long	3.43%
Soybean Meal	Long	3.22%
Sugar #11	Long	2.96%

Long Exposure		34.53%

Livestock
Cattle Live	Long	3.68%
Hogs Lean	Long	2.98%

Long Exposure		6.66%

Metals	Exposure	Weight
Gold	Long	7.21%
Silver	Long	5.90%
Copper High Grade	Long	3.50%

Long Exposure		16.61%

Source: Morningstar, Inc.

The Morningstar® Long/Short Commodity IndexSM Seeks to Capture Excess Return

Since futures price changes and roll yields are the sources of excess return, long-only indexes generally do not capture the returns available from shorting futures when there is downward price pressure or a positively sloped futures price curve. Long-only indexes generate negative roll yields when markets are in contango (when distant delivery prices exceed near delivery prices) and thus can have negative returns when commodity prices are rising. Furthermore, since many actively managed commodity trading advisors invest in long and short futures based on momentum trading rules, the long-only indexes are not appropriate benchmarks, rendering traditional approaches to representing beta exposure unsuitable. By using a momentum-based approach that takes into account both price change and the slope of the futures price curve, the Morningstar® Long/Short CommoditySM Index aims to maximize both sources of excess return—price change and roll yield—to produce better performance.

Exhibit 6 illustrates the historical long, short and flat exposure of the Morningstar® Long/Short CommoditySM Index. The analysis is based on yearly observations beginning in January 1980 (the beginning inception of the Morningstar® Long/Short Commodity IndexSM) and ending in April 2011. Over this time period, the maximum, minimum and average long exposure was 95%, 0% and 50%, respectively; short exposure was 87%, 0% and 38%, respectively; and flat exposure was 42%, 0% and 11%, respectively. Long, short and flat exposure of the Index varies over time and may not represent these historical observations.

Exhibit 6

Historical Long, Short and Flat Exposure of the Morningstar® Long/Short CommoditySM Index

Source: Morningstar, Inc.

Indices are unmanaged, and do not show actual investment returns. An index is a hypothetical measure of performance based on the fluctuations in the value of the securities that make up a particular market. Payment of management or brokerage fees or other fees and expenses would lower the performance of a fund tied to that index. Index returns are for illustrative purposes only and do not represent the performance of any fund or account. You cannot invest directly in an index. Long, short and flat exposure for the Morningstar® Long/Short CommoditySM Index have varied considerably over different periods. The Fund’s long, short and flat exposure may be significantly different than that of the Index at any point in time.

Definition of Terms Used in the Additional Background Information Section—Please note that indices do not take into account any fees and expenses of investing in the individual securities that they track, and that individuals cannot invest directly in any index. The trademarks listed in this document are the property of their respective owners.

Barclays Capital U.S. Aggregate Bond Index—Formerly, the Lehman Brothers U.S. Aggregate Bond Index. The index is unmanaged and considered generally representative of investment-grade fixed income securities issued within the U.S. The index represents fixed-income securities that are U.S. domestic, taxable, and dollar denominated. The index covers the U.S. investment-grade fixed-rate bond market, with index components for government and corporate securities, mortgage pass-through securities and asset-backed securities. Performance data of this index do not include reinvestment of interest.

Consumer Price Index (CPI)—Consumer Price Index for All Urban Consumers not seasonally adjusted. The CPI is a statistical measure of a weighted average of prices of a specified set of goods and services purchased by wage earners in urban areas. It is often used to provide a measure of inflation.

Correlation—Correlation is a statistical measure of how investment returns move over time in relation to one another. Correlation is computed by the correlation coefficient, which ranges between -1 (perfect negative correlation, returns moving in opposite directions) and +1 (perfect positive correlation, returns moving in the same direction). Perfect positive correlation implies that as one set of returns moves either upward or downward, the other set of returns will move in the same direction. Alternatively, perfect negative correlation implies that as one set of returns moves in either direction, the other set of returns will move in the opposite direction. A correlation of 0 implies that no relationship can be found between the movement of two sets of returns.

Dow Jones-UBS Commodity Index® (DJ-UBSCI)—The index was created in 1998. It tracks a hypothetical investment in a basket of commodity futures contracts in which expiring contracts are rolled forward to the next set of corresponding nearby commodity futures contracts. It assumes that for every notional dollar invested in futures, an actual dollar is invested in 3-month U.S. Treasury bills. The weights are based on two factors: liquidity and world production values, where liquidity is the dominant factor. The 19 commodities can be organized into the five groups: agriculture, livestock, energy, industrial metals, and precious metals. Like the GSCI, the rules governing the construction of the index are determined by an oversight committee and are published. Two important rules for the index are that the minimum allowable weight for any single commodity in the index is 2%, and the maximum for any sub-asset class is 33% at the time of the annual reconstitution.

Maximum Drawdown—The percentage loss that a fund incurs from its peak net asset value to its lowest value. The Maximum Drawdown over a significant period is sometimes employed as a means of measuring the risk of an investment vehicle. Maximum Drawdown is generally expressed as a percentage decline in net asset value.

Morningstar® Long/Short CommoditySM Index— The Index is a fully collateralized commodity futures index that uses the momentum rule to determine if each commodity is held long, short, or flat. To qualify for inclusion in the Index, a commodity has futures contracts traded on one of the U.S. exchanges and ranks in the top 95% by the 12-month average of total dollar value of open interest. The inception date of the Index was December 21, 1979 and the launch date was August 1, 2007. The Index currently holds 20 different commodity contracts as of April 30, 2011 (listed on pages 35-36). The Index is reconstituted and rebalanced once annually, on the third Friday of December after the day’s closing index values have been determined. The Index commodity membership and constituent commodity weights are reset at that time. The direction of the long or short positions are adjusted monthly on the third Friday of the month and are effective on the first trading day after the third Friday.

S&P 500® Index—An unmanaged index of U.S. companies with market capitalizations in excess of $4 billion. It consists of 500 stocks chosen for market size, liquidity, and industry group representation. It is a float- adjusted market value-weighted index (stock price times float-adjusted number of shares outstanding), with each stock’s weight in the index proportionate to its float-adjusted market value. Performance data of this index include reinvestment of all dividends and capital gain distributions.

S&P GSCI® Commodity Index (GSCI)—The index was first published in 1991, but the rules-based methodology was coupled with historical price data to create a history that begins on January 2, 1970, giving it the longest history of the commercially available commodity indices. The index tracks a hypothetical investment in a world production-weighted basket of nearby commodity futures contracts in which expiring contracts are rolled forward to the next corresponding nearby commodity futures contracts. It assumes that for every notional dollar invested in futures, an actual dollar is invested in 3-month U.S. Treasury bills as collateral. The weights are primarily based on delayed rolling 5- year averages of production quantities. In 1970, the GSCI included five commodities. Currently, the index includes 24 commodities. The 24 commodities can be organized into five groups: agriculture, livestock, energy, industrial metals, and precious metals. The rules governing the construction of the index are determined by an eight member committee and are publicly available.

Sharpe Ratio—The Sharpe ratio is a statistical measure of the risk-adjusted return of a portfolio. The ratio represents the return gained per unit of risk taken. The Sharpe ratio can be used to compare the performance of managers. Managers with the same excess return for a period but different levels of risk will have Sharpe ratios that reflect the difference in the level of risk. The performance of the manager with the lower Sharpe ratio would be interpreted as exhibiting comparatively more risk for the desired return compared to the other manager. If the two managers had the same level of risk but different levels of excess return, the manager with the higher Sharpe ratio would be preferable because the manager achieved a higher return with the same level of risk as the other manager. The Sharpe ratio is most helpful when comparing managers with both different returns and different levels of risk. In this case, the Sharpe ratio provides a per-unit measure of the two managers that enables a comparison. The ratio is equal to the excess return divided by the standard deviation of the portfolio.

Standard Deviation—Standard deviation is a statistical measure of portfolio risk. Standard deviation is equal to the square root of the variance. It reflects the average deviation of the observations from their sample mean. In the case of portfolio performance, the standard deviation describes the average deviation of the portfolio returns from the mean portfolio return over a certain period of time. standard deviation measures the typical width of this range of returns. The wider the typical range of returns, the higher the standard deviation of returns, and the higher the portfolio risk.

GLOSSARY OF DEFINED TERMS

In this prospectus, each of the following terms have the meanings set forth after such term:

Backwardation:    The phenomenon whereby the prices of some futures contracts (generally those relating to commodities such as crude oil and heating oil that are typically consumed immediately rather than stored) have often been higher for contracts with near-term expirations than for contracts with longer-term expirations.

Book Entry System:    The Federal Reserve Treasury Book Entry System for U.S. and federal agency securities.

CEA:    Commodity Exchange Act. An act passed in 1936 by the U.S. Government that provides federal regulation of all futures trading activities. This act replaced the Grain Futures Act of 1922. In 2000, the CEA was amended by the Commodity Futures Modernization Act or CFMA.

CFMA:    Commodity Futures Modernization Act of 2000. An act that substantially revised the regulatory framework governing certain commodity interest transactions and the markets on which they trade.

CFTC:    Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

Clearing Broker:    The entity responsible for assuring that futures and option trades are properly processed and recorded or “cleared” by the clearinghouse affiliated with the exchange on which the trades took place.

Clearing House:    Any clearing association, corporation or other entity that, with respect to a derivatives contract, enables each party to such contract to substitute, through novation, the credit of the clearing house for the credit of the parties, arranges or provides, on a multilateral basis, for the settlement or netting of obligations resulting from such contracts, or otherwise provides clearing services or arrangements that mutualize or transfer among participants in the clearing house the credit risk arising from such contracts.

Code:    The Internal Revenue Code of 1986, as amended.

Commodity Broker:    The entity responsible for holding the client’s funds deposited with it as margin for trades and, if the commodity broker is also a clearing commodity broker, for assuring that futures and options trades for a client are properly processed and recorded or “cleared” by the clearing house affiliated with the exchange on which the trades took place. In the U.S., commodity brokers are registered under the Commodity Exchange Act as futures commission merchants.

Commodity Pool:    An enterprise in which several investors contribute funds in order to trade commodity futures contracts or options on commodity futures contracts, collectively.

Commodity Pool Operator:    Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar form of enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of investing in any commodity for future delivery or commodity option on or subject to the rules of any contract market.

Commodity Trading Advisor:    Any person who for compensation or profit engages in the business of advising others, either directly or through publications or writing, or electronic media, as to the value or the advisability of investing in any contract of sale of a commodity for future delivery or commodity option thereon made on or subject to the rules of any contract market.

Contango:    A contango market is one in which the price of commodity futures contracts in the near-term months are lower than the price of contracts in the longer-term months due to long-term storage costs and other factors.

DTC:    The Depository Trust Company. It is anticipated that DTC will act as the securities depository for the shares.

Fund:    Nuveen Long/Short Commodity Total Return Fund, a Delaware statutory trust.

Futures Contract:    A standardized contract traded on an exchange that calls for the future delivery or cash settlement of a specified quantity of a commodity at a specified time and place.

Gresham:    Gresham Investment Management LLC, a Delaware limited liability company, registered as a commodity trading advisor and serving as the commodity subadvisor to the Fund.

Investor:    Beneficial owner of the shares.

Limited Liability Company (LLC):    A type of business ownership combining several features of corporation and partnership structures.

Manager (or NCAM):    Nuveen Commodities Asset Management, LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator and Commodity Trading Advisor, and which controls the investments and other decisions of the Fund.

Margin:    A good faith deposit to secure the performance under a futures contract.

Margin Call:    A demand for funds in addition to the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular commodity exchange or commodity broker.

Nuveen Asset Management:    Nuveen Asset Management, LLC, a Delaware limited liability company, registered as an investment adviser and serving as the collateral subadvisor to the Fund.

Net Asset Value:    Net Asset Value of the Fund.

NFA:    National Futures Association, a self-regulatory membership organization that regulates the commodity industry of which NCAM is a member.

Notional Value:    The contract values of the long commodity futures contracts that the Fund purchases. For instance, if the Fund purchases a futures contract for 100 troy ounces of gold on the Comex Division of the New York Mercantile Exchange in a particular delivery month at $1,000 per ounce, the notional value of that contract, or the Fund’s obligation to pay for delivery of the gold if the Fund stands for delivery, is $100,000.

Option on Futures:    The right, but not the obligation, to buy or sell a futures contract or forward contract at a specified price on or before a specified date.

Over-the-Counter (OTC) Contract:    A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is traded over-the-counter or off organized exchanges.

Roll:    Replacing expiring futures contracts with more distant contracts to avoid taking physical delivery of a commodity.

Roll Yield:    The return impact of futures contact rolls.

SEC:    United States Securities and Exchange Commission.

Secondary Market:    The stock exchanges and the over-the-counter market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in the secondary markets.

Shares:    Unit of fractional undivided beneficial interest in and ownership of the Fund.

Subadvisors:    A collective term to refer to both the collateral subadvisor and the commodity subadvisor.

Treasuries:    Short-term securities issued by the U.S. Treasury.

Treasury Regulations:    Treasury Regulations promulgated under the Code.

Valuation Day:    Any day as of which the Fund calculates its net asset value.

You:    The owner of shares.

FINANCIAL STATEMENTS AND REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[TO BE FILED BY AMENDMENT]

Until [            ], 2011 (25 days after the date of this prospectus), all dealers that buy, sell or trade the shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[            ] Shares

Nuveen Long/Short Commodity Total Return Fund

$25.00 per Share

PROSPECTUS

Nuveen Securities, LLC

[            ], 2011

PART II

Information Not Required in the Prospectus

Item 13.	Other Expenses of Issuance and Distribution

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the shares pursuant to the prospectus contained in this registration statement.

Amount
SEC registration fee (actual)	$2,902
FINRA filing fees	20,500
Exchange listing fees	55,000
Legal fees and expenses	265,000
Printing and engraving expenses	220,000
Audit	5,000
Professional fees	30,000
Promotion	10,000
Miscellaneous expenses	21,598

Total	$630,000

Item 14.	Indemnification of Directors and Officers

The Trust Agreement provides that each independent member of the manager’s board (“independent member”) (and any other Person performing services on the Fund’s behalf and acting within the scope of an independent member’s authority), the Delaware Trustee and the manager (and any of its affiliates performing services on the Fund’s behalf and acting within the scope of the manager’s authority) will be indemnified by the Fund (including without limitation indemnification against negligence, gross negligence or breach of duty) from and against any losses, judgments, liabilities, expenses (including reasonable legal fees and expenses) and amounts paid in settlement of any claims and demands whatsoever sustained by it in connection with its activities for the Fund, provided that such liability or loss was not the result of actual fraud or willful misconduct on the part of such party. However, indemnification arising out of an alleged violation of Federal and state securities laws is limited as discussed in the prospectus.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding shall be paid by the Fund in advance if the indemnitee undertakes to repay such amounts upon a determination that the indemnitee is not entitled to indemnification by a court of competent jurisdiction in a final, non-appealable proceeding.

Item 15.	Recent Sales of Unregistered Securities

Not Applicable

Item 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits

1.1*	Form of Underwriting Agreement.

4.1*	Trust Agreement of the Fund.

5.1*	Opinion of Morris, Nichols, Arsht & Tunnell LLP relating to the legality of the Shares.

8.1*	Opinion and consent of K&L Gates LLP with respect to federal income tax consequences.

10.1*	Commodity Sub-Advisory Agreement.

10.2*	Collateral Sub-Advisory Agreement.

10.3*	Custodian Agreement.

10.4*	Shareholder Transfer Agency and Service Agreement.

10.5*	Subscription Agreement.

10.6*	Investment Management Agreement.

10.7*	Futures and Options Customer Account Agreement.

10.8*	License Agreement with Morningstar, Inc.

23.1*	Consent of Morris, Nichols, Arsht & Tunnell LLP (included in Exhibit 5.1).

23.2*	Consent of K&L Gates LLP (included in Exhibit 8.1).

23.3*	Consent of Independent Registered Public Accounting Firm.

23.4	Consent of Michael J. Liccar & Co., CPA.

*	To be filed by amendment.

(b) Financial Statement Schedules

Financial statement schedules are not applicable because the registrant has no operating history and net assets.

Item 17.	Undertakings

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement on
Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, state of Illinois, on June 7, 2011.

Nuveen Long/Short Commodity Total Return Fund

By:	Nuveen Commodities Asset Management, LLC
its manager

By:	/s/ Gifford R. Zimmerman
Chief Administrative Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons on behalf of the manager of the Registrant in the capacities and on the dates indicated.

Nuveen Commodities Asset Management, LLC Manager of Registrant

/s/ Gifford R. Zimmerman
Chief Administrative Officer (Principal Executive Officer) June 7, 2011

/s/ Stephen D. Foy
Chief Financial Officer (Principal Financial and Accounting Officer) June 7, 2011

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement.

4.1*	Trust Agreement of the Fund.

5.1*	Opinion of relating to the legality of the Shares.

8.1*	Opinion and consent of K&L Gates LLP with respect to federal income tax consequences.

10.1*	Commodity Sub-Advisory Agreement.

10.2*	Collateral Sub-Advisory Agreement.

10.3*	Custodian Agreement.

10.4*	Shareholder Transfer Agency and Service Agreement.

10.5*	Subscription Agreement.

10.6*	Investment Management Agreement.

10.7*	Futures and Options Customer Account Agreement.

10.8*	License Agreement with Morningstar, Inc.

23.1*	Consent of Morris, Nichols, Arsht & Tunnell LLP (included in Exhibit 5.1).

23.2*	Consent of K&L Gates LLP (included in Exhibit 8.1).

23.3*	Consent of Independent Registered Public Accounting Firm.

23.4	Consent of Michael J. Liccar & Co., CPA.

*	To be filed by amendment.

II-4